Registration No. 333-167277

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1/A 5

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Pan American Lithium Corp.
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

British Columbia	1099	98-0643065
(State or other jurisdiction of	(Primary standard industrial	(IRS Employer
incorporation or organization)	Classification Code Number)	Identification No.)

Suite 110, 3040 N. Campbell Avenue
Tucson, Arizona USA 85719
(520) 989-0031
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

     Pan American Lithium Corp.
Suite 110, 3040 N. Campbell Avenue
Tucson, Arizona USA 85719
(520) 989-0031
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

CALCULATION OF REGISTRATION FEE

		Proposed
		Maximum	Proposed
	Amount	Offering	Maximum	Amount of
Title of Each Class of	to be	Price Per	Offering	Registration
Securities to be Registered	Registered	Share(1)	Price	Fee

Common Stock to be offered for resale by selling stockholders	2,913,400	$0.15	$437,010.00	$42.83

Common Stock to be offered for resale by selling stockholders upon exercise of options	425,000	$0.15	$63,750	$11.82

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

     The selling shareholders will sell the common stock being registered in this offering at a fixed price of $0.15 per share, until the securities are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Our shares may never be quoted on the OTC Bulletin Board.

SUBJECT TO COMPLETION, DATED ______________, 2011.

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

PAN AMERICAN LITHIUM CORP.

3,338,400 Shares of Common stock

This prospectus relates to the resale by the selling security holders named in this prospectus of up to 3,338,400 shares of our common stock consisting of:

  up to 2,913,400 shares of our common stock that we issued to 18 investors; and
  up to 425,000 shares of our common stock that may be issued upon the exercise of up to 425,000 outstanding options that were issued to 5 investors.

We will not receive any proceeds from the sale of the shares of common stock by the selling security holders, though we may receive up to $163,750 in proceeds upon the exercise of all of the options to purchase shares of common stock.

The securities being registered in this offering may be illiquid because they are not listed on any U.S. exchange or quoted on the OTC Bulletin Board and no market for these securities may develop. Further, while our common shares are traded on the TSX Venture Exchange, our common shares have historically been sporadically or thinly traded on the TSX Venture Exchange. The selling shareholders will sell the common stock being registered in this offering at a fixed price of $0.15 per share, until the securities are quoted on the OTC Bulletin Board or listed on an exchange and thereafter at prevailing market prices or privately negotiated prices. Our shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

Our Auditor has raised substantial doubts about our ability to continue as a going concern.

The securities offered in this prospectus involve a high degree of risk. You should consider the risk factors beginning on page 6 before purchasing our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______________, 2011.

     Unless otherwise specified, the information in this prospectus is set forth as of January 4, 2011 and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

PROSPECTUS SUMMARY

In this prospectus, unless otherwise specified, all references to “common shares” refer to the shares of our common stock and the terms “we”, “us”, “our”, and “the Company” mean Pan American Lithium Corp.

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. This prospectus contains forward-looking statements and information relating to us. See “Cautionary Note Regarding Forward Looking Statements” on page 32.

Our Company

We were incorporated under the laws of the Province of British Columbia on September 18, 2006. We are a mineral exploration company traded on the TSX Venture Exchange engaged in the business of acquiring, exploring, and evaluating natural resource properties, and recently focused on the acquisition of interests in, and exploring for, lithium properties in Latin America. We are currently listed for trading on the TSX Venture Exchange under the symbol “PL.”

We currently have one set of lithium exploration properties consisting of interests in nine lithium brine salars in Atacama Region III, Chile and an option to acquire an indirect interest in the Cerro Prieto lithium geothermal brine project in Baja California Norte, Mexico, described below under “Proposed Transactions.” We formerly owned the Aspen Grove copper property in the Nicola Mining District, British Columbia, Canada, the details of which are set out below. We have not yet determined whether our property interests contain reserves that are economically recoverable. The recoverability of amounts shown for resource properties and related deferred exploration expenditures are dependent upon the discovery of economically recoverable reserves, confirmation of the our interest in the underlying mineral claims, our ability to obtain necessary financing to complete the development of the resource at such property and upon future profitable production or proceeds from the disposition thereof.

Our principal executive office is located at Suite 110, 3040 N. Campbell Avenue, Tucson, Arizona USA 85719. Our telephone number is (520) 623-3090.

ABOUT THIS OFFERING

Securities Being Offered

This prospectus relates to the resale by the selling security holders named in this prospectus of up to 3,338,400 shares of our common stock consisting of:

  up to 2,913,400 shares of our common stock that we issued to 18 investors; and
  up to 425,000 shares of our common stock that may be issued upon the exercise of up to 425,000 outstanding options that were issued to 5 investors.

Offering Price

The selling shareholders will sell the common stock being registered in this offering at a fixed price of $0.15 per share, until the securities are quoted on the OTC Bulletin Board or listed on an exchange and thereafter at prevailing market prices or privately negotiated prices. Our shares may never be quoted on the OTC Bulletin Board.

Use of Proceeds

We will not receive any proceeds from the sale of the shares of common stock by the selling security holders, though we may receive up to $163,750 in proceeds upon the exercise of all of the options to purchase shares of common stock. We will pay all the expenses of the offering.

Risk Factors

An investment in our common stock is highly speculative and involves a high degree of risk. See Risk Factors beginning on page 6.

RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks Relating to the Early Stage of our Company and Ability to Raise Capital

We are at a very early stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is in a very early stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and prospective operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, many of which are beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

We have no operating history and our business plan is unproven and may not be successful.

Although our business formed in September 2006, we have no commercial operations. None of our projects have proven or provable reserves, are built, or are in production. We have not licensed or sold any mineral products commercially and do not have any definitive agreements to do so. We have not proven that our business model will allow us to generate a profit.

We have suffered operating losses since inception and we may not be able to achieve profitability.

We had an accumulated deficit of $2,844,909 as of August 31, 2010 and we expect to continue to incur significant discovery and development expenses in the foreseeable future related to the completion of feasibility, development and commercialization of our projects. As a result, we will be sustaining substantial operating and net losses, and it is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

We expect to continue to devote significant capital resources to fund exploration and development of our properties. In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our common stock and the development or prospects for development of competitive technology or competitive projects by others. Because our common stock is not listed on a major stock market, many investors may not be willing or allowed to purchase our common shares or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

We expect to raise additional capital during 2010-2011 and have, as of January 4, 2011 , closed a private placement financing in the gross amount of CDN$814,931, but we do not have any firm commitments for funding beyond this recent placement. If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities. If we are successful raising additional capital through the issuance of additional equity, our investor’s interest will be diluted.

There are substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

Our ability to become a profitable operating company is dependent upon our ability to generate revenues and/or obtain financing adequate to explore and develop our properties. Achieving a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by issuing shares covered by this offering and, if necessary through one or more private placement or public offerings. However, the doubts raised relating to our ability to continue as a going concern may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

Failure to effectively manage our growth could place additional strains on our managerial, operational and financial resources and could adversely affect our business and prospective operating results.

Our growth has placed, and is expected to continue to place, a strain on our managerial, operational and financial resources. Further, as our subsidiary’s business grows, and if and as we acquire interests in more subsidiaries and other entities, we will be required to manage multiple relationships. Any further growth by us or our subsidiary, or an increase in the number of our strategic relationships will increase this strain on our managerial, operational and financial resources. This strain may inhibit our ability to achieve the rapid execution necessary to implement our business plan, and could have a material adverse effect upon our financial condition, business prospects and prospective operations and the value of an investment in our company.

Risks Relating to Our Business

Because of the unique difficulties and the speculative nature of exploration and uncertainties inherent in mineral exploration companies, we may not be able to develop any proven and probable reserves and faces a high risk of business failure.

Potential investors should be aware of the difficulties normally encountered by mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration program that we intend to undertake on our properties and any additional properties that we may acquire. These potential problems include unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The expenditures to be made by us in the exploration of properties we own or may acquire may not result in the discovery of proven and probable mineral reserves. Problems such as unusual or unexpected geological formations and other conditions are involved in all mineral exploration and often result in unsuccessful exploration efforts. If the results of our exploration do not reveal viable commercial mineralization, we may decide to abandon some or all of our property interests.

The potential profitability of mineral ventures depends in part upon factors beyond our control and even if we discover and exploit proven and probable reserves, we may never become commercially viable and/or we may be forced to cease operations.

The commercial feasibility of an exploration program on a mineral property is dependent upon many factors beyond our control, including the existence and size of mineral deposits in the properties we explore, the proximity and capacity of processing equipment, market fluctuations of prices, taxes, royalties, country fiscal regime, land tenure, allowable production, availability of financing and environmental regulation. These factors cannot be accurately predicted and any one or a combination of these factors may result in us not receiving an adequate return on invested capital. These factors may have material and negative effects on our financial performance and our ability to initiate or continue operations.

Exploration development and exploitation activities are subject to comprehensive regulation and permitting which may cause substantial delays or require capital outlays in excess of those anticipated causing a material adverse effect on us.

Exploration, development and exploitation activities are subject to federal, provincial, state and local laws, regulations and policies, including laws regulating permitting and the removal of natural resources from the ground and the discharge of materials into the environment. Exploration, development and exploitation activities are also subject to federal, provincial, state and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment and other operational activities.

Environmental and other legal standards imposed by federal, provincial, state or local authorities may be changed and any such changes may prevent us from conducting planned activities or may increase our costs of doing so, which could have material adverse effects on our business. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing a material adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages that we may not be able to or elect not to insure against due to prohibitive premium costs and other reasons. Any laws, regulations or policies of any government body or regulatory agency may be changed, applied or interpreted in a manner which could materially alter and negatively affect our ability to carry on our business.

Title to mineral properties and water rights is a complex issue and we may suffer a material adverse effect in the event one or more of our property interests are determined to have title deficiencies.

Acquisition of title to mineral properties and related water rights can be a very detailed and time-consuming process. Title to, and the area of, mineral properties and water rights may be disputed. Although we have obtained a title opinion in respect to our Chilean salar property interests, we cannot give an assurance that title to such property will not be challenged or impugned. Mineral properties sometimes contain claims or transfer histories that examiners cannot verify. A successful claim that we do not have title to one or more of our properties or lack appropriate water rights could cause us to lose any rights to explore, develop and mine any minerals on that property, without compensation for our prior expenditures relating to such property.

One set of our properties is located in Chile, and any material change to the laws of Chile affecting mineral properties may have a material adverse effect on us.

Chile is a developing country. We will be subject to certain risks which may result from changes in Chilean law and politics, including expropriation, currency fluctuation and possible political instability which may result in the impairment or loss of mineral concessions or other mineral or water rights. Changes in regulations or shifts in political conditions are beyond our control and may materially adversely affect our business. Obtaining legal and accounting services in under-developed countries may be difficult and may make implementation of proper controls difficult and assessment of our legal entitlements less certain. Operations may be affected in varying degrees by government regulations with respect to restrictions on production, price controls, export controls, capital repatriation, income taxes, expropriation of property, environmental legislation and mine safety. Chile’s status as a developing country may make it more difficult for us to obtain any required exploration, development and production financing for our projects.

Mineral concessions under Chilean law do not automatically vest title to lithium.

Under Chilean mining law, lithium and certain other metals are technically reserved to the state of Chile for the Chilean National Nuclear Commission. As a consequence, we must apply through the Ministry of Mines for a special operating permit that allows us to process and export lithium products. This permit is authorized and must be signed by the President of Chile. Although we are not aware of any current lithium project in Chile which upon application has not received this permit, the risk still remains that the application which may be submitted by us for this purpose could be rejected. In this event the failure to secure a lithium operating permit could materially and adversely affect our ability to carry on our business.

Because our property interests may not contain proven and probable mineral reserves and because we have never made a profit from our operations, our securities are highly speculative and investors may lose all of their investment in us.

Our securities must be considered highly speculative, generally because of the nature of our business and our stage of operations. We currently have exploration stage property interests which may not contain proven and probable reserves and mineral deposits. We may or may not acquire additional interests in other mineral properties and, except as stated herein, we do not have plans to acquire rights in any specific mineral properties as of the date of this report. Accordingly, we have not generated revenues nor have we realized a profit from our operations to date and there is little likelihood that we will generate any revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon locating and exploiting mineral deposits on the our current properties or mineral deposits on any additional properties that we may acquire. The likelihood that any mineral properties that we may acquire or have an interest in will contain commercially exploitable mineral deposits is extremely remote. We may never discover proven and probable reserves on mineral deposits in respect to our current properties or any other area, or we may do so and still not be commercially successful if we are unable to exploit those mineral deposits profitably. We may not be able to operate profitably and may have to cease operations, the price of our securities may decline and investors may lose all of their investment in us.

As we face intense competition in the mineral exploration and exploitation industry, we will have to compete with our competitors for financing and for qualified managerial and technical employees.

Our competition includes large established mining companies with substantial capabilities and with greater financial and technical resources than us. As a result of this competition, we may have to compete for financing and may be unable to acquire financing on terms we consider acceptable. We may also have to compete with the other mining companies for the recruitment and retention of qualified managerial and technical employees. If we are unable to successfully compete for financing or for qualified employees, our exploration programs may be slowed down or suspended, which may cause us to cease operations as a company.

Our future is dependent upon our ability to obtain financing and if we do not obtain such financing, we may have to cease our exploration activities and investors could lose their entire investment.

There is no assurance that we will operate profitably or will generate positive cash flow in the future. We require additional financing in order to proceed with the exploration and development of our properties. We will also require additional financing for the fees we must pay to maintain our rights to our properties and to pay the fees and expenses necessary to operate as a public company. We will also need more funds if the costs of the exploration of our mineral claims are greater than we have anticipated. We will require additional financing to sustain our business operations if we are not successful in earning revenues. We will also need further financing if we decide to obtain additional mineral properties. Although, as of January 4, 2011 , we closed a private placement financing in the gross amount of CDN$814,931, we currently do not have any arrangements for further financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain financing. If we do not obtain such financing, our business could fail and investors could lose their entire investment.

Our directors and officers are engaged in other business activities and accordingly may not devote sufficient time to our business affairs, which may affect our ability to conduct operations and generate revenues.

Our directors and officers are involved in other business activities and serve as officers and directors of other mineral exploration companies. As a result of their other business endeavors, the directors and officers may not be able to devote sufficient time to our business affairs, which may negatively affect our ability to conduct our ongoing operations and our ability to generate revenues. In addition, our management may be periodically interrupted or delayed as a result of our officers’ other business interests.

Risks Relating to our Stock

There are a large number of unexercised share purchase warrants and stock options outstanding. If these are exercised, your interest in our company will be diluted.

As of January 4, 2011 , there were 38,100,943 shares of our common stock issued and outstanding. If all of the share purchase warrants and options that were issued and outstanding as of that date were to be exercised, including warrants and options that are not yet exercisable, we would be required to issue up to an additional 14,728,740 shares of our common stock, or approximately 38.7% of our issued and outstanding shares of common stock on January 4, 2011 . This would substantially decrease the proportionate ownership and voting power of all other stockholders. This dilution could cause the price of our shares to decline and it could result in the creation of new control persons. In addition, our stockholders could suffer dilution in the net book value per share.

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and may experience further dilution.

We are authorized to issue an unlimited number of shares of common stock, of which 38,100,943 shares were issued and outstanding as of January 4, 2011 . Our board of directors has the authority to cause us to issue additional shares of common stock without consent of any of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of our stock in the future.

The sale of the shares of common stock acquired in private placements could cause the price of our common stock to decline.

The selling stockholders under this registration statement may sell none, some or all of the shares of common stock acquired from us. We have no way of knowing whether or when the selling stockholders will sell the shares covered by this registration statement. Depending upon market liquidity at the time, a sale of shares covered by this registration statement at any given time could cause the trading price of our common stock to decline. The sale of a substantial number of shares of our common stock under this registration statement, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

Both the registration of shares hereunder and the running of the tacking period under Rule 144 may have the effect of reducing the market price available for shares. Such shares will not be available for sale in the open market without the registration except in reliance upon Rule 144 under the Act. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed Affiliates of our company (as that term is defined under the Act) would be entitled to sell such shares. If a substantial number of the shares owned by management became eligible for sale in the future and were sold pursuant to Rule 144 or a registered offering, the market price of the common stock could be adversely affected.

We will apply to have our common stock traded over the counter, which may deprive stockholders of the full value of their shares.

We currently plan to have our common stock quoted on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in shares of our common stock and we are not aware that any market maker has any such intention. We cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. Therefore, our common stock is expected to have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for the common stock. Our shares may never be quoted on the OTC Bulletin Board

Our stock is a penny stock. Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our common stock is expected to trade at a price substantially below $5.00 per share, which will make it a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority (FINRA) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

An investor’s ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may not occur on the OTC Bulletin Board. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire. Our shares may never be quoted on the OTC Bulletin Board or listed on an exchange. Further, while our common shares are traded on the TSX Venture Exchange, our common shares have historically been sporadically or thinly traded on the TSX Venture Exchange.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ are those that address board of directors independence, audit committee oversight and the adoption of a code of ethics. While our board of directors has formed an audit committee of which the majority are independent directors, and has adopted a set of corporate governance guidelines, we have not adopted a Code of Ethics and Business Conduct, and other relevant corporate governance measures and, since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid dividends on our common stock and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock by the selling security holders, though we may receive up to $163,750 in proceeds upon the exercise of all of the options to purchase shares of common stock. We will pay all the expenses of the offering.

We are registering the resale of 425,000 shares of common stock to be issued upon the exercise of certain options. The options were granted as follows:

Date of Grant	Number of Options	Exercise Price per Share	Gross Proceeds upon Exercise
Jan. 15, 2010(1)	150,000	$0.50	$75,000
April 21, 2010(2)	25,000	$0.55	$13,750
May 26, 2010(3)	250,000	$0.30	$75,000

(1) One-half of these options became exercisable upon their grant. The remaining one-half will become exercisable on Jan 15, 2011. The option agreements are filed as Exhibits 10.22 and 10.25 to this Registration Statement.
(2) One-half of these options became exercisable upon their grant. The remaining one-half will become exercisable on April 21, 2011. The option agreement is filed as Exhibit 10.33 to this Registration Statement.
(3) One-half of these options became exercisable upon their grant. The remaining one-half will become exercisable on May 26, 2011. The option agreements are filed as Exhibits 10.31 and 10.34 to this Registration Statement.

Assuming all the options are exercised, we would receive $163,750.

Our management will have broad discretion in the allocation of the net proceeds of the exercise of the options; however, the following table outlines management’s current anticipated allocation of the net proceeds from the exercise of options. As all the options may not be exercised, management has outlined how they anticipate allocating the net proceeds based on a certain percentage of options being exercised. The scenarios are presented for illustrative purposes only and the actual amount of proceeds, if any, may differ. Pending such uses, we intend to invest the net proceeds in short-term, investment grade, interest-bearing securities. We anticipate that the proceeds from the exercise of any options will not be a significant source of financing. As set out in “Liquidity — Anticipated Cash Requirements”, we anticipate our expenses for the next twelve months will be $1,643,000. Our plans to finance our anticipate expenses are set out in the section entitled “Liquidity” below.

Use of Proceeds
	Assuming 25%	Assuming 50%	Assuming 75%	Assuming 100%	Anticipated Total
	of options	of options	of options	of options	expense for the next
	are exercised	are exercised	are exercised	are exercised	12 months
Professional fees	$26,000.00	$26,000.00	$26,000.00	$58,750.00	$181,000.00
Office and Miscellaneous and Rent	$14,937.50	$14,937.00	$41,000.00	$41,000.00	$41,000.00
Transfer Agent and Filing Fees	nil	$29,000.00	$29,000.00	$29,000.00	$29,000.00
Travel	nil	$11,938.00	$26,812.00	$35,000.00	$35,000.00
Total	$40,937.50	$81,875.00	$122,812.00	$163,750.00	$286,000.00

CAPITALIZATION

The following table sets forth our capitalization as at August 31, 2010, February 28, 2010 and February 28, 2009.

	August 31,	February 28,	February 28,
	2010	2010	2009
Long-term liabilities	$-	$-	$-
Stockholder’s deficit:
Preferred stock	-	-	-
Common stock net of share issue costs	6,395,755	6,288,322	368,088
Contributed Surplus	1,352,402	992,715	-
Accumulated deficit	(2,844,909)	(1,631,147)	(242,781)
Total stockholders’ (deficit) equity	4,903,248	5,649,890	125,307
Total capitalization	$4,903,248	$5,649,890	$125,307

DILUTION

The net tangible book value of our company as of February 28, 2010 was $5,649,890 or $(0.18) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of our company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock on February 28, 2010.

As of January 4, 2011 , there were 38,100,943 shares of our common stock issued and outstanding. If all of the share purchase warrants and options that were issued and outstanding as of that date were to be exercised, including warrants and options that are not yet exercisable, we would be required to issue up to an additional 14,728,740 shares of our common stock, or approximately 38.7% of our issued and outstanding shares of common stock on January 4, 2011 . If these are exercised, your interest in our company will be diluted. Further, our board of directors is authorized to issue an unlimited number of our common stock. If our board of directors issues additional stock, your interest in our company will be diluted.

In connection with our initial public offering in Canada in June of 2009, we issued 5,600,000 shares of common stock, which represented an increase of 106% of our issued and outstanding stares at that time and resulted in the substantial dilution of our existing stockholders. We are dependent upon the sale of our equity securities in order to fund our operations for the foreseeable future. Additionally, we largely rely on the issuance of equity securities to acquire additional property interests and consummate acquisitions. Any such issuance of equity securities will substantially decrease the proportionate ownership and voting power of all other stockholders. This dilution could cause the price of our shares to decline and it could result in the creation of new control persons. In addition, our stockholders could suffer dilution in the net book value per share.

Since our initial public offering in Canada, our company issued a significant number of shares of our common stock which has substantially diluted our existing shareholders. As we are a development stage mineral exploration company, we are dependent upon the sale of our equity securities which will further result in the dilution of our existing shareholders.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common shares commenced trading on the TSX Venture Exchange on January 21, 2010. We cannot assure that the market for the shares will develop or be sustained. We currently plan to have our common stock quoted on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. Our shares may never be quoted on the OTC Bulletin Board. The following table sets forth, for the periods indicated, the high and low sales prices for our common stock on the TSX Venture Exchange:

Quarter Ended	High	Low
November 30, 2010	0.27	0.165
August 31, 2010	0.285	0.15
May 31, 2010	0.44	0.19
February 28, 2010(1)	0.82	0.52

(1) Our common shares began trading on the TSX Venture Exchange on January 21, 2010.

The following table sets forth, for the most recent six months, the high and low market price for each month:

Month Ended	High	Low
December 31 , 2010	0.32	0.20
November 30, 2010	0.24	0.18
October 31, 2010	0.27	0.20
September 30, 2010	0.26	0.165
August 31, 2010	0.185	0.15
July 31, 2010	0.215	0.135

We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

As of January 4, 2011 , we have approximately one hundred five (105) shareholders who hold 100% of our issued and outstanding common stock.

DESCRIPTION OF BUSINESS AND PROPERTY

General

We were incorporated as Etna Resources, Inc. under the laws of the Province of British Columbia on September 18, 2006. On January 20, 2010, we effected a name change to Pan American Lithium Corp. We are a mineral exploration company engaged in the business of acquiring, exploring and evaluating natural resource properties, and recently focused on the acquisition of interests in, and exploring for, lithium properties in Latin America. We are currently listed for trading on the TSX Venture Exchange under the symbol “PL” and are filing this Registration Statement on Form F-1 with the United States Securities and Exchange Commission with the goal to register our common shares under the United States Securities Exchange Act of 1934.

We currently have one set of lithium exploration properties consisting of interests in nine lithium brine salars in Atacama Region III, Chile, and an option to acquire an indirect interest in the Cerro Prieto geothermal brine project in Baja California Norte, Mexico. We formerly owned the Aspen Grove copper property in the Nicola Mining District, British Columbia, Canada, the details of which are set out below. We have not yet determined whether our property interests contain reserves that are technically or economically recoverable. The recoverability of amounts shown for resource properties and related deferred exploration expenditures are dependent upon the discovery of economically recoverable reserves, confirmation of our interest in the underlying mineral claims, our ability to obtain necessary financing to complete the development of the resource at such property and upon future profitable production or proceeds from the disposition thereof.

CHILEAN SALARS – ATACAMA REGION III,

General

On December 4, 2009, and subsequent to the three months ended November 30, 2009, we acquired 99% of South American Lithium Company S.A. Cerrada (“Salico”) which, in turn, holds interests in a total of nine lithium properties in Chile as depicted in the table below. Salico obtained its rights in the concessions at these properties from Sociedad Gareste Ltda. (“Gareste”), a Chilean limited liability company. We acquired our 99% interest in Salico in connection with the closing of an Amended and Restated Securities Exchange Agreement dated October 18, 2009. Pursuant to the terms of the Amended and Restated Securities Exchange Agreement, and at the closing thereof, we purchased 99% of the interests of Salico from the owners in consideration for us issuing 10,494,000 common shares to such holders at a fair value of $3,148,200. Acquisition costs also included $184,000 which is the fair value of 613,333 finders shares issued. We also agreed to pay US$50,000 to the former holder of the property interests on signing to cover costs incurred in connection with the formation and organization of Salico and a monthly fee of US$25,000 to compensate general and administrative costs of the former holder from the execution date to the closing date. The closing of the agreement occurred on December 4, 2009.

The existing portfolio of rights in the nine properties includes surface brine lakes or surface flow at Laguna Verde, Laguna Brava and Rio de la Sal /Pedernales, and six additional lithium brine salar projects, all located in the mineral-rich Atacama Region III. The rights in these nine lithium projects cover a cumulative area in excess of 13,000 hectares. Seven of these properties are accessible by passenger car and are adjacent to serviceable roads, while two of the salars (Salar de Wheelwright and Lagunas Jilgueros) are primarily accessible by passenger car, but require a short (under 5 km) traverse, using four wheel drive vehicles, from serviceable roads. It is believed that the salars collectively carry the potential to host lithium in three distinct brine types: surface water, shallow and deep brines. None of these projects is past the exploration stage, and we have not yet identified reserves at any of these properties.

The following two maps depict the locations of and access to each of the nine properties in Chile Atacama Region III in which Salico owns or has rights in mineral concessions.

We consider only the Laguna Verde property to be material as of the date of this filing.

Mineral Title in Chile

Chile’s current mining policy is based on legal provisions founded in Spanish law with modifications via a series of prior Mining Codes leading to the revised Mining Code of 1982. These were established to stimulate the development of mining and to guarantee the property rights of both local and foreign investors. According to the law, the state owns all mineral resources, but exploration and exploitation of these resources by private parties is permitted through mining concessions, which are granted, to any claimant to mineral rights who follows the required procedures. An exploration claim can be placed on any area, whereas the survey to establish a permanent exploitation claim (“mensura”) can only be effected on “free” areas which have no valid claims in place or in process of constitution.

The concessions have both rights and obligations as defined by a Constitutional Organic Law as enacted in 1982. Concessions can be mortgaged or transferred and the holder has full ownership rights and is entitled to obtain the rights of way for exploration and exploitation. The concession holder has the right to use, for mining purposes, any water flows which infiltrate any mining workings. In addition, the concession holder has the right to defend his ownership against state and third parties. An exploration concession is obtained by a claims filing and includes all minerals that may exist within its area. Exploration and exploitation mining rights in Chile are acquired in the following stages:

Pedimento: A pedimento is an initial exploration claim whose position is well defined by UTM coordinates which define north-south and east-west boundaries. The minimum size of a pedimento is 100 hectares and the maximum is 5,000 hectares with a maximum length-to-width ratio of 5:1. The duration of validity is for a maximum period of 2 years from the date of constitution, however at the end of this period it may a) be reduced in size by at least 50% and renewed for an additional 2 years or b) entered in the process to establish a permanent claim by converting to a “manifestation”. New pedimentos are allowed to overlap with pre-existing ones; however the pedimento with the earliest filing date always takes precedence, providing the claim holder continues the process of constitution in accordance with the Mining Code and the applicable regulations. Pedimentos are maintained by yearly payments of approximately U.S. $3.00 per hectare.

Manifestacion: Before a pedimento expires, or at any stage during its two year life, it may be converted to a manifestacion which lasts for 220 days.

Mensura: Prior to the expiration of a manifestacion, the owner of a manifestacion must request a survey (“mensura”). After acceptance of the “Survey Request” (solicitud de Mensura), the owner has approximately 12 months to have the claim surveyed by a government licensed surveyor. The surrounding claim owners may witness the survey, which is subsequently described in a legal format and presented to the National Mining Service (“SERNAGEOMIN”) for technical review which includes field inspection and verification. Following the technical approval by SERNAGEOMIN, the file returns to the judge of the appropriate jurisdiction who must dictate the constitution of the claim as a “mensura” (equivalent of a patented claim in the United States). Once constituted, an abstract describing the claim is published in Chile’s official mining bulletin, which is published weekly, and 30 days later the claim can be inscribed in the appropriate Mining Registry (referred to as “Conservador de Minas”).

Once constituted, a “mensura” is a permanent property right, with no expiration date. So long as the annual fees (referred to as “patentes”) are paid in a timely manner, (from March to May of each year) clear title and ownership of the mineral rights is assured in perpetuity. Currently, the patentes are the equivalent of US$7.33 per hectare per year. Failure to pay the annual patentes for an extended period can result in the claim being listed for “remate”, which is an Auction Sale, wherein a third party may acquire a claim for the payment of back taxes owed plus a penalty payment. In such a case, the claim is included in a list published 30 days prior to the Auction and the owner has the possibility of paying the back taxes plus penalty and thus removing the claim from the Auction List.

Mineral concessions under Chilean mining law provide for direct exploitation of mineral salts like potassium, magnesium, calcium, and sodium. Under Article 7 of the Chilean Mining Code, lithium, uranium, and thorium are technically reserved to the state of Chile for the Chilean National Nuclear Commission. As a consequence, under Articles 8 through 10 of the Chilean Mining Code, there are three alternative approaches, under each of which Salico could produce and market lithium minerals:

1.

Salico can secure through the Ministry of Mines a special operating permit that allows it to process and export lithium products. This permit is authorized and signed by the President of Chile. This procedure has been used for all contracts under which existing lithium production companies operate in Chile. We are not aware of any lithium exploitation project wherein the special operating permit was not granted. Salico expects to apply for and receive such special permits on its projects that are subsequently shown to be economically feasible. We consider this special operating permit scenario to be a reasonable expectation, given prior precedents set by Soquem Inc., Chemetall Foote Corp, and other lithium operations in Chile, all of which operate under the special permit process.

2.

Alternatively, Salico may process lithium as a by-product in a conventional salt recovery circuit. The lithium products must then offered to the Chilean National Nuclear Commission, which then must elect whether or not to take delivery. If the Commission decides not to take delivery, then by default Salico will be at liberty to commercialize the lithium products with third parties.

3.

If the Commission elects to take delivery of the lithium products under scenario 2, Salico is obligated to deliver the lithium at its cost. Before taking delivery, however, the Commission is required to pay, in advance, for all infrastructure and operational costs related to the separation and delivery of the lithium product. In a typical lithium recovery system, where evaporation ponds are used to sequentially separate out various non-lithium salts, and where lithium is the last salt processed, the Commission would have to pay a large portion of the infrastructure and operational costs, resulting in recovery of all non- lithium by-products at a drastically reduced capital and operational cost to Salico.

We are not aware of any instance whereby the Commission has required delivery of lithium or of any research or development by the government of Chile that would require the acquisition and use of lithium. We do not know of any special appropriation or line-item in the national Chilean budget that would allow for the Commission to purchase lithium and pay for corresponding infrastructure and operational costs.

Permitting, Environmental and Water Issues in Chile

The following summary is based upon Chile’s Environmental Law 19.300 and the Regulations regarding environmental impact studies, as posted on the web site of Chile’s Regional Commission for the Environment (“CONAMA”) (http://www.conama.cl/portal/1255/channel.html).

Chile’s environmental law (referred to as “Law Nº 19.300”), which regulates all environmental activities in the country, was first published on March 9th, 1994. An exploration project or field activity cannot be initiated until its potential impact to the environment is carefully evaluated. This is documented in Article 8 of the environmental law and is referred to as the Sistema de Evaluación de Impacto Ambiental (“SEIA”).

The SEIA is administered and coordinated on both regional and national levels by the Comisión Regional del Medio Ambiente (“COREMA”) and the Comisión Nacional del Medio Ambiente (“CONAMA”), respectively. The initial application is generally made to COREMA, in the corresponding region where the property is located, however in cases where the property might affect various regions the application is made directly to the CONAMA. Various other Chilean government organizations are also involved with the review process, however most documentation is ultimately forwarded to CONAMA, which is the final authority on the environment and is the organization that issues the final environmental permits.

There are two types of environmental review; an Environmental Impact Statement (Declaración de Impacto Ambiental, or “DIA”), and an Environmental Impact Assessment (Evaluación de Impacto Ambiental, or “EIA”). As defined in the SEIA, a Declaration (DIA) must be prepared prior to starting detailed drilling for a mining project (defined as the stage of reducing “uncertainty” in the quantification of mineral resources and for purposes of defining a mining plan). The regulations provide an exemption from the need to prepare a DIA during the “exploratory stage” when the extent of the orebody is being determined. A DIA is prepared in cases when the applicant believes that there will be no significant environmental impact or social controversy as a result of the proposed drilling and advanced exploration activities. The potential impacts include areas such as health risks, contamination of soils, air and/or water, relocation of communities or alteration of their ways of life, proximity to “endangered” areas or archaeological sites, alteration of the natural landscape, and/or alteration of cultural heritage sites. The DIA will include a statement from the applicant declaring that the project will comply with the current environmental legislation, and a detailed description of the type of planned activities, including any voluntary environmental commitments that might be completed during the project.

For any detailed drilling phase, a DIA will be required. A full Environmental Impact Study (“EIA”) will only be required in connection with permitting process when the project moves forward to approval for construction. The EIA report is much more detailed and includes a table of contents, an executive summary, a detailed description of the design of the project facilities and operating parameters, a program for compliance with the environmental legislation, a detailed description of the possible impacts and an assessment of how they would be dealt with and repaired, a baseline study, a plan for compensation (if required), details of a follow-up program, a description of the EIA presentation made to COREMA or CONAMA, and an appendix with all of the backup documentation. Once an application is made, the review process by COREMA or CONAMA will take a maximum of 120 days. Question and answer cycles typically delay this process. After the basic environmental approval is given a number of construction/operating permits may be granted by the appropriate authorities allowing the mine development and facilities construction to commence. If, however, COREMA or CONAMA comes back with additional questions or deficiencies, an equal period of time is granted to the applicant to make the appropriate corrections or additions. Once re-submitted and a 60 day period has elapsed, if no further notification from COREMA or CONAMA is received, the application is assumed to be approved.

Presentation of a pre-feasibility or scoping study to the General Direction of Waters (“DGA”) that indicates the scope of the project and related criteria are a requirement in order to obtain final water usage permits for a project. These studies also determine which of the projects require consumptive water usage permits, versus non-consumptive water usage permits.

Under the Chilean mining law, mineral concessions carry the right to exploit all potential surface and subsurface mineral assemblages including rock, salt crusts, muds, clays, unconsolidated and consolidated erosional material and sediments, and other salt depositional complexes. Processing of brines and other waters contained within the Pan American mineral concessions will require additional permits as granted by the Chilean General Direction of Waters, which has a Regional office in Copiapo.

Laguna Verde property

Location and Access

The Laguna Verde property is depicted on Property Location Map 1 above and the property map below, and at this time is the only property considered to be material by us.

The Laguna Verde property is accessible via paved International Highway (“Camino Internacional”) C31 from Copiapo (the capital of Atacama Region III) leading northeasterly and easterly 161 kilometres to the border station at Maricunga, then south and east 80 kilometres to Laguna Verde. The roads are all well maintained by the local provincial authorities and accessible via 2 wheel drive vehicles. Travel time from Copiapo to Laguna Verde is about 4 hours. Although lithium has been identified in both the brines and the sediments in the Laguna Verde salar, there has been no known production. There is no record or visible sign of production of any salts from either the brines or the salar sediments at this property. There are no physical improvements at the site other than a small stone structure adjacent to a geothermal bathing spring on the periphery of the surface lake.

Titles and Nature of Concessions; Royalties

Pertinent data relating to the nature of the mineral concessions comprising Laguna Verde is contained in the following table:

MINERAL CONCESSION DATA—LAGUNA VERDE (UTM coordinates—WGS84 Datum)

The Laguna Verde Project comprises 13 mineral exploration claims, which are pedimentos, totalling 3,400 hectares. The pedimentos were staked in April 2009, constituted earliest in November of 2009, and are valid for two years. The pedimentos are maintained by yearly payments of approximately U.S. $3.00 per hectare, which in the aggregate total US$10,166 per year, the responsibility for which belongs to Salico and ultimately our company. At the end of two years, the claims must be converted to exploitation claims. Our intent is to pay all annual fees and hold the concessions in exploration status for the complete period allowed under Chilean law. The claims protect the claimant as to all mineral rights, and a right of surface access upon agreement with the surface owner. As the surface owner at Laguna Verde is the state of Chile, we, through Salico, will solicit a surface rights agreement with the government of Chile at the time of and in connection with a feasibility study.

In connection with the closing of the December, 2009 acquisition of Laguna Verde and the other 8 properties, Salico granted a 2% net smelter return royalty to the vendor on future production from Laguna Verde, payable following commencement of commercial production, to a maximum of US$6 million. Prior to commencement of commercial production at Laguna Verde, Salico may repurchase one-half of this net smelter return royalty (1%) for US$2 million.

Geology and Mineralization

Laguna Verde has the following physical characteristics:

1.	Altitude	4350 m
2.	Catchment basin size	1075 km2
3.	Lake surface area	15 km2
4.	Annual Precipitation	170 mm/yr
5.	Evaporation potential	2000 mm/yr
6.	Water temperature (surface)	1[o] C

The catchment basin draining into Laguna Verde is dominated entirely by young andesitic and dacitic volcanic rocks. Young volcanic cones and vents surround the entire basin, and in most instances constitute the divides separating the basin from other valleys and nearby salars. Elevations surrounding Laguna Verde reach 6,800 meters and more. The lake is fed by active hot springs, and is thought to be of geothermal origin. The volcano Ojo del Salado forms a significant and commanding divide to the south. The high elevations around the basin are all volcanic cones and vents. Figure 1 is illustrative of the young volcanism at Laguna Verde.

Figure 1. View of Volcanic Cones at Laguna Verde

Lithium and associated elements (potassium, magnesium, boron, sodium) occur in salar brines as complex salts, fluorides, and sulfates. Lithium also occurs as lithium dioxide. The high solubility of lithium allows for dispersion in water of the ion Li+.

Work completed at Laguna Verde

Laguna Verde was examined in detail by the French Institut de Recherche pour le Development (IRD) in 1995 as part of a program to evaluate the high Andes salars for potable water. Their sample results and chemistry (in Mg/liter) are presented below:

Smpl	PH	Cl	SO4	B	Si	Na	K	Li	Ca	Mg
Lav 1	7.56	92500	13800	513	13.3	57700	5400	204	533	2380
(8+2+3)E	7.89	90800	14700	494	13.7	56400	7660	318	441	1960
Lav-8E	7.79	83400	21600	674	16.2	58400	6400	229	674	532
Lav-3E	7.63	100000	6500	594	14.1	50200	7260	453	2210	5140
Lav-6E	8.98	84800	20200	358	18.3	61000	6360	186	9.23	32.3
Lav-7E	9.77	75500	21200	562	31.5	60000	7200	185	0.526	1.80
Lav-2E	10.1	41200	23300	396	54.7	62100	5950	155	0.372	1.33

In March of 2010, we undertook a work program at Laguna Verde to determine the depth and volume of the surface lake. Based on bathymetric measurements taken from a Zodiac boat, water depths vary from 0.5m to in excess of 60m, and the mean lake depth is 33m. The lake is perennial and water levels vary seasonally by only a half meter or so, judging by stone wall construction and thermal spring usage by travelers through the area.

We initiated a comprehensive lake brine sampling program on our Laguna Verde Project in April 2010. This sampling program, conducted under the supervision of John Hiner, L.P. Geo, an independent professional geologist, entailed the collection of brine lake water samples from surface and at various depths on a pre-established grid at 500 m or less designed in consultation with Mr. Hiner. Access to sample points was achieved using a 4m Zodiac boat. Grid sampling across the lake was undertaken for the purpose of determining lateral and vertical distribution of lithium and other elements in the lake waters. The sample points were located by GPS and samples were then taken at surface and at depth.

Samples taken at depth were collected using a Van Dorn Vertical Water Sampling Bottle – Type Beta Plus. This device is a weighted elongated cylinder with valves at the top and bottom that allow the device to pass through water to the desired depth. On reaching the targeted depth a weighted control is sent down the line and on reaching the device triggers the closure of the valves, thereby collecting an “undisturbed water sample” at depth. Due to high winds and rough water collection at depths greater than 15m were not possible due to the angle on the sampler control lines caused by wind drifting which made closing the sampler valves difficult.

Sample Preparation, Analyses and Security

For the grid sample program, water samples were collected in sterilized plastic bottles. The bottles were labeled with felt marker pen, double-rinsed and submerged to collect a sample with as little entrained oxygen as possible. None of the samples were acidized, as all of the waters had pH levels above 7.0, and because the high solubility of lithium in water renders such buffering unnecessary. Sample locations were noted by GPS and noted in field notebook. Where possible, photographs of sample sites were taken.

No employee, officer, director, or associate of our company or Salico was involved in the selection of samples to be taken, the collection of the samples, or the preparation of the samples. For the grid sampling program, independent contractors were interviewed, selected, and trained by Mr. Hiner, who was on site during sample collection. The samples remained in the possession of Mr. Hiner until delivered to a common carrier overnight shipping facility in Copiapo, Chile

Brine samples were collected in sterilized plastic bottles under the supervision of Mr. Hiner, sealed on site, and shipped by common carrier to an independent certified laboratory--ALS Chemex Environmental laboratories in Burnaby, British Columbia, Canada, for analysis. The samples were analyzed directly as submitted by inductively coupled plasma-mass spectrometry (“ICP”). Any over limit results were subsequently reanalyzed by ICP methods using higher limit standards. Two control samples consisting of distilled water were inserted into the sample stream. No geochemical lithium standard is yet available commercially in either liquid or solid form.

A total of 78 brine samples were collected at Laguna Verde, two of which were control samples of distilled water. All samples were tested using ICP for total dissolved solids and a suite of 30 metals. Sulphates were analyzed via a turbidimetric method.

The average chemical composition (in mg/l) of elements of interest at Laguna Verde is shown in the following table.

Element/Metal	Detection Limits (mg/l)	Laguna Verde
		Average Grade	Standard Deviation
Boron mg/l	10	522	15
Calcium mg/l	5	899	24
Lithium mg/l	1	213	14
Magnesium mg/l	10	2545	76
Potassium mg/l	200	4881	299
Sodium mg/l	200	64887	3742
Total Dissolved Solids	200	194052	8042
Sulfates (SO4)	50	15985	569
Density		1.14	0

An analysis of the values for lithium, magnesium and potassium throughout the lake and at depth indicated that the standard deviation of no more than 6% of the average grade at Laguna Verde. The density of the lake waters was found to be constant from surface to a depth of 15m at 1.14 and consequently there did not appear to be any notable increase amount of dissolved solids or grades of metals with depth.

The results of this sampling program compare favorably with water chemistry results taken by IRD in the 1990s, supporting the proposition that water chemistry is consistent over time.

Laguna Verde has no known reserves reportable under US securities laws, and the programs carried out on the property to date have been simply exploratory in nature. However, on June 14, 2010, we filed on SEDAR a National Instrument 43-101 technical report, compliant with Canadian law, for an inferred resource estimates for our Laguna Verde property. The inferred resource estimate was determined using a volumetric calculation for water volume in the lake, and calculations of contained metals and elements based on average grades. The following criteria were utilized:

  The surface area of the lake was established by both polygonal method, and confirmed by planimetric measurement to be 15.2 square kilometers.
  The mean average depth of the lake was determined by a bathymetric survey using a weighted rope line to be 33 meters with a maximum measured depth of 60 meters.
  Based on the results of 78 samples, lithium and potassium values are consistent throughout the lake. Average grades have a standard deviation of 14 mg/l for lithium and 299 mg/l for potassium, a difference of +/- 7%. The brines are uniformly consistent based on available data. Therefore the average grades for Li of 213 mg/l and K of 4881 mg/l were used over the total volume.
  Spacing of sample points were on a grid at an interval of 500 m between points. At each sample point vertical samples were taken.

The formula used for calculating lithium carbonate equivalent is 1 tonne of lithium metal equals 5.285 tons of lithium carbonate. The formula used for calculating potash equivalent is 1 tonne of potassium metal equals 1.910 tonnes of potassium chloride. Industrial markets ordinarily trade lithium and construct offtake agreements as lithium carbonate equivalent. Likewise, potassium chloride is generally the stated media for both spot sales and offtake agreements. It is therefore common in initial resource evaluations by industrial mineral companies to utilize these terms as part of the measurement of tonnages of product under evaluation.

The inferred resource estimate at the Laguna Verde surface lake was computed at an average grade of 212.40 mg/litre to be 512,960 tons of lithium carbonate equivalent, and at an average potassium grade of 4,881 mg/litre computed to be 4,223,134 tons of potassium chloride equivalent. For more information, see the technical report filed on SEDAR on June 14, 2010. Cautionary Note to U.S. Investors-The United States Securities and Exchange Commission permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We use certain terms in our press releases, on its website, and herein such as “measured,” “indicated,” or “inferred” “resources, which the SEC guidelines strictly prohibit U.S. registered companies from including in their filings with the SEC. U.S. investors are urged to consider closely the disclosure in this Form F-1.

Exploration Status, Costs and Budget

We have completed our initial exploration efforts, described above, which have resulted in the calculation of a Canadian law-compliant inferred resource estimate at Laguna Verde for contained tonnes of both lithium carbonate equivalent and potassium chloride equivalent. Costs incurred in connection with this exploration and calculation totaled approximately US$185,000.

The sequential phases of investigation for Laguna Verde are (1) a scoping study to select the optimal processes through which to recover lithium and other metals from the lake brines, followed by (2) a pre-feasibility study to evaluate preliminary economics for the selected process methodology, and (3) a full, bankable feasibility study accompanied by final exploration and reserve calculations, initial process engineering and permitting. Estimated costs for each of these phases are as follows:

  Scoping Study—US$300,000
  Pre-Feasibility Study—US$1,700,000
  Full Feasibility, Permitting, etc.—US$8 million

Upon successful permitting and production of a bankable feasibility study, we anticipate that, subject to available financing, we would engineer and construct the facilities and improvements reflected by the feasibility study.

On September 29, 2010 and October 4, 2010, we closed two private placement financing for total gross proceeds of CDN$814,931. We intend to use some portion of the proceeds from this private placement for scoping and the commencement of pre-feasibility studies at Laguna Verde.

Improvements, Infrastructure and Utilities

Road access to the Laguna Verde salar property is reflected in the maps found above.

Power transmission lines, on the Chilean electric power grid, are closest at Maricunga, and on a straight-line are approximately 50 km from the project. Should the costs to extend power lines to the property prove not to be economical, we would either (1) import diesel fuel which can be stored on-site in tanks, (2) import compressed natural gas which can be stored on-site in tanks, or (3) investigate the use of solar power which can be generated on site.

Water-containing lithium brines are expected to be drawn directly from the Laguna Verde lake as operational process feed. To the extent that fresh water is needed for operations, we will investigate during the scoping study the use of a reverse osmosis/membrane circuit, vapor condensers, or other technology to generate fresh water while simultaneously upgrading the metal concentration of the brines.

Permitting and Environmental Issues at Laguna Verde

The Laguna Verde project is expected to have minimal impact on any existing community or significant environmental parameter. No towns or populated areas fall within the boundaries of the property and the nearest significant community is Inca de Oro, which is over 38 km to the southwest and located in a separate and distinct hydrologic basin. The area in the vicinity is unpopulated, and in general any transient local residents have a long history of subsistence living from transient goat herding. In general the local communities have a very favorable attitude towards mining and resource extraction, particularly in terms of the possibility of future employment. Laguna Verde is located in an isolated setting far from any significant population, and a Declaration (“DIA”) is not required at the present stage of exploration whereby the existence of potentially economic mineralization or an ore body is still being determined by phased exploration efforts.

There is no record of any exploration work having been performed in this area in the past. There is a thermal spring on the shore of Laguna Verde that has been used locally for recreational soaking and other activities, and stone fences have been constructed as a shield from the prevalent winds in the area. There are no permanent structures or other facilities at the lake. Because there is no requirement by the Chilean regulatory agencies regarding the reclamation of such workings by subsequent lessees, there is no known environmental liability associated with the claims.

We have applied for water exploration permits for the Laguna Verde project. At present, there are no other third-party applications pending for water rights or permits at this property.

Economic and Market Factors

As per our technical report filed on SEDAR, the average chemical composition of lithium at Laguna Verde is 212.40 mg/liter. Several lithium brine operations in different countries, utilizing conventional solar evaporation recovery circuits, are economically profitable and currently active today, processing brines with lithium grades comparable to Laguna Verde. One such operation is the Chemetall-Foote brine facility at Silver Peak, in the Clayton Valley of Nevada, which pumps and processes underground brines which contain lithium grades as low as 60 mg/liter and an average grade of around 240 mg/liter, and which has been operating since 1967. The current price for lithium carbonate is U$5120/tonne, and the average price on long-term contracts for the last 3 years has been in excess of US5,000/tonne of lithium carbonate.

We intend to evaluate, through a scoping study, the optimal processing technologies to utilize for recovering lithium from brines at Laguna Verde at a targeted rate of 10,000 tonnes/year of lithium carbonate equivalent. These will include an analysis of conventional solar evaporative methodology (which has average lithium recoveries at around 40%), newer, commercially available ion exchange technology, which can achieve higher lithium recoveries, and processes for the increasing the grade of lithium and other metals in brines. Lithium recovery through two separate conventional solar evaporation pond operations at the Salar de Atacama, located several hundred kilometers to the north of Laguna Verde, are understood to be in the operating cost range of US$1500/tonne lithium carbonate. These facilities, owned and managed independently by SQM and Chemetall, collectively produce over 60,000 tonnes/year of lithium carbonate equivalent.

Laguna Brava property

Location and Access

The Laguna Brava property is depicted on Property Location Map 1 above and the property map below. Although we have expended some exploration effort at this property, at this time, we do not consider Laguna Brava to be material.

The Laguna Brava Salar is situated near Maricunga, a noted mining district, in the same general region of the central Andes, near the Argentine border. The property is accessible via paved International Highway (Camino Internacional) C31 from Copiapo, leading northeasterly and easterly 161 kilometres to the border station at Maricunga. At the north end of the Salar Maricunga, provincial road C173 leads north to about 40 kilometres to the southwest side of the Salar Pedernales. Numerous access and bulldozer drill roads lead easterly around the south end of Pedernales approximately 50 kilometers to Piedra Parada. Laguna Brava is reached from Piedra Parada by traveling about 15 kilometers on dirt roads leading east and northeast across young volcanic terrain to the closed basin that constitutes Laguna Brava. The project is accessible via 2 wheel drive vehicles. Travel time from Copiapo to Laguna Brava is about 4 hours. Although lithium has been identified in the brines in the Laguna Brava salar, there has been no known production.

Titles and Nature of Concessions; Royalties

Pertinent data relating to the nature of the mineral concessions comprising Laguna Brava is contained in the following table:

MINERAL CONCESSION DATA—LAGUNA BRAVA (UTM coordinates—WGS84 Datum)

The Laguna Brava Project is comprised of 16 mineral exploration claims, which are pedimentos, totaling 4,400 hectares. Seven of the pedimentos were staked in May 2009, constituted in January of 2010, and are valid for two years. In April 2010, Salico staked an additional nine pedimentos to cover the remainder of the Laguna Brava basin, which concessions have not been constituted, and therefore as of today are not tied into a definitive expiration date. The pedimentos are maintained by yearly payments of approximately U.S. $3.00 per hectare, the responsibility for which belongs to Salico and ultimately Pan American. At the end of two years all pedimentos must be converted to exploitation claims. Our intention is to pay all annual fees and hold the concessions in exploration status for the complete period allowed under Chilean law. The claims protect the claimant as to all mineral rights, and a right of surface access upon agreement with the surface owner. As the surface owner at Laguna Brava is the state of Chile, we will solicit a surface rights agreement with the government of Chile at the time of and in connection with a feasibility study.

In connection with the closing of the December, 2009 acquisition of Laguna Brava and the other 8 properties, Salico granted a 2% net smelter return royalty to the vendor on future production from Laguna Brava (which agreement extends to all after-acquired claims), payable following commencement of commercial production, to a maximum of US$6 million. Prior to commencement of commercial production at Laguna Brava, Salico may re-purchase one-half of this net smelter return royalty (1%) for US$2 million.

Geology and Mineralization

Laguna Brava has the following physical characteristics:

Salar Name	Catchment Basin size	Salar Size	Lake area	Annual Precip.	Evaporation Potential	Water Temp.
L. Brava	545 km2	unknown	8.2km2	140mm/yr	2000 mm/yr	-2[o] C

The Laguna Brava salar is situated in a region of young and active volcanos and obvious geothermal acitivity. The entire catchment area is dominated by Cenozoic dacite and andesite volcanic rocks, many of which have been altered by hydrothermal fluids associated with volcanism. The lake is fed by active hot springs, which appears to be the principal source of lithium, potassium, and other metallic salts. Seasonal runoff probably contributes a small component of the metals budget via leaching and groundwater inflow. To the immediate north of Laguna Brava are two smaller lakes, neither of which exhibit geochemically anomalous lithium or potassium content. We believe that the geothermal sources that feed Laguna Brava occur in close proximity to the lake.

Mineralization at Laguna Brava consists of lithium in brine. The brine is rich in sodium, potassium, and sulphate, as well as chloride. Lithium occurs in the brine as lithium chloride, as a component of potassium chloride, and as a component of other complex soluble salts.

Work completed at Laguna Brava

Laguna Brava was examined in detail by the French Institut de Recherche pour le Development (IRD) in 1995 as part of a program to evaluate the high Andes salars for potable water. Their sample results and chemistry (in Mg/liter) are presented below:

Smpl No.	pH	Alk	Cl	SO4	B	Si	Na	K	Li	Ca	Mg
Bra-2EQ	7.59	5.2	63700	10200	550	15.8	40000	2300	231	787	1750
BRA-1E	7.58	4.87	63100	10100	809	19.5	38200	2570	244	1380	1970
BRA-3E	7.71	6.12	49600	23900	911	21.1	38000	3160	275	392	1400

We initiated a comprehensive lake brine sampling program at the shallow Laguna Brava surface lake in April 2010. This sampling program, conducted under the supervision of John Hiner, L.P. Geo, an independent professional geologist, entailed the collection of brine lake water samples from surface and at various depths on a pre-established grid designed in consultation with Mr. Hiner. Access to sample points was achieved on foot and by using a 4m Zodiac boat. Grid sampling across the lake was undertaken for the purpose of determining lateral and vertical distribution of lithium and other elements in the lake waters. The sample points were located by GPS and samples were then taken at surface and at depth. Samples taken at depth were collected using a Van Dorn Vertical Water Sampling Bottle – Type Beta Plus. This device is a weighted elongated cylinder with valves at the top and bottom that allow the device to pass through water to the desired depth. On reaching that depth a weighted control travels down the line and on reaching the device closes the valves thereby collecting an “undisturbed water sample” at depth.

Sample Preparation, Analyses and Security

For the grid sample program, water samples were collected in sterilized plastic bottles. The bottles were labeled with felt marker pen, double-rinsed and submerged to collect a sample with as little entrained oxygen as possible. None of the samples were acidized, as all of the waters had pH levels above 7.0, and because the high solubility of lithium in water renders such buffering unnecessary. Sample locations were noted by GPS and noted in field notebook. Where possible, photographs of sample sites were taken.

No employee, officer, director, or associate of our company or Salico was involved in the selection of samples to be taken, the collection of the samples, or the preparation of the samples. For the grid sampling program, independent contractors were interviewed, selected, and trained by Mr. Hiner, who was on site during sample collection. The samples remained in the possession of Mr. Hiner until delivered to a common carrier overnight shipping facility in Copiapo, Chile

Brine samples were collected in sterilized plastic bottles under the supervision of Mr. Hiner, sealed on site, and shipped by common carrier to an independent certified laboratory--ALS Chemex Environmental laboratories in Burnaby, British Columbia, Canada, for analysis. The samples were analyzed directly as submitted by inductively coupled plasma-mass spectrometry (“ICP”). Any overlimit results were subsequently reanalyzed by ICP methods using higher limit standards. Two control samples consisting of distilled water were inserted into the sample stream. No geochemical lithium standard is yet available commercially in either liquid or solid form.

Thirty-two samples were collected at Laguna Brava, as well as two control samples. Analysis of the values for lithium, magnesium, and potassium throughout the lake indicates that the standard deviation for each of the elements is no more than 7%, indicating very homogeneous concentration levels in lake waters. The density of the lake waters was determined to be constant from surface to bottom at 1.14 (the measurement of mass per unit volume). Consequently there does not appear to be any notable increase amount of dissolved solids or grades of metals with depth. The average chemistry (in mg/l) is shown in the table below.

Element/Metal	Detection Limits mg/l	Laguna Brava
		Average Grade	Standard Deviation
Boron mg/l	10	699	42
Calcium mg/l	5	1074	38
Lithium mg/l	1	310	23
Magnesium mg/l	10	2367	138
Potassium mg/l	200	2997	197
Sodium mg/l	200	54128	3834
Total Dissolved Solids	200	162875	9954
Sulfates (SO4)	50	12866	855
Density		1.12	0

Laguna Brava has no known reserves reportable under US securities laws, and the programs carried out on the property to date have been simply exploratory in nature. However, on June 14, 2010,we filed on SEDAR a National Instrument 43-101 technical report, compliant with Canadian law, for inferred resource estimates for lithium carbonate equivalent and potassium chloride equivalent for the shallow surface lake at the Laguna Brava property. The inferred resource estimates were determined using a volumetric calculation for water volume in the lake, and calculations of contained metals and elements based on average grades. Since the estimates derived for the shallow surface lake are relatively nominal and we do not have any information as to the underground brine potential of this salar, we do not consider the Laguna Brava property to be material at this time. However, this position could change if and as more exploration of the underground brine potential is undertaken at Laguna Brava. At the current time, there are no plans for any additional exploration at Laguna Brava.

Piedra Parada Property

The Piedra Parada property is depicted on Property Location Map 1 above. At this time, we do not consider Piedra Parada to be material.

Titles and Nature of Concessions; Royalties

At the closing of the Amended and Restated Securities Exchange Agreement in December of 2009, we obtained through our acquisition of Salico contractual rights in the concessions at Piedra Parada owned by Sociedad Gareste Ltda. (“Gareste”), a Chilean limited liability company. These rights include Salico’s right to extract and exploit lithium and light metals (“Lithium Rights”) from the brines at Piedra Parada, Subsequent to the closing referred to above, Gareste conveyed its rights in the underlying concessions, subject to the Lithium Rights of Salico, to Zoro Mining Corp. (“Zoro”), a publicly-traded Nevada company (OTCBB:ZORM) which shares two officers and one director in common with our company.

The Lithium Rights of Salico pertain to the mineral concessions at Piedra Parada owned by Zoro described in the following table:

MINERAL CONCESSION DATA—PIEDRA PARADA (UTM coordinates—WGS84 Datum)

At the Piedra Parada salar, in connection with its receipt of contractual Lithium Rights in the concessions, Salico granted a 2% net smelter return royalty to the vendor, Gareste, on the proceeds from the sale of lithium and light metals to a maximum of US$6 million. Prior to commencement of commercial production at Piedra Parada, Salico may re-purchase one-half of the net smelter return royalty for US$2 million. Salico is obligated to pay the vendor a payment of US$2,000 per month as a lease and rental remittance fee, and to cover overhead and ancillary expenses, to maintain the Piedra Parada concessions through the exploration stage, which payments will increase to US$5,000 per month at such time as these concessions are converted to exploitation status. Gareste conveyed to Zoro these rights to receive payments, and other rights under the agreement with Salico for Lithium Rights, along with the underlying concessions.

Geology, Geochemistry and Exploration Justification

Rotational block faulting associated with Andean uplift created the framework for the creation of the closed basins that occur in the Andes.. Fault structures in the vicinity of active volcanoes provided the plumbing for geothermal systems, whose waters contributed lithium and other elements to these basins. High evaporation rates generally exceed inflow rates so water bodies become playa lakes or salt flats. Piedra Parada is a typical high Andes salar with a surface salt crust found in a closed basin, which contains subsurface brines with lithium and other light metals occurring as salts.

Piedra Parada was examined in detail by the French Institut de Recherche pour le Development (IRD) in 1995 as part of a program to evaluate the high Andes salars for potable water. Results of their sampling program demonstrated lithium values of as high as 100 ppm in surface water brine pools. Subsequently, in connection with an initial NI 43-101 Technical Report, filed on SEDAR by us on November 13, 2009, our independent technical expert, John Hiner, L.P. Geo., visited the Piedra Parada salar site and took several samples at the edges of a pool, a shallow pit, and from the inflow stream to the salar. Under Mr. Hiner’s typical sample collection, custody and transmission protocol, these samples were sent to and analyzed by ALS Chemex in Burnaby, B.C., and yielded Li values as high as 92 ppm.

Although Mr. Hiner recommended an exploration program and additional work at Piedra Parada, at this time, we have no plans for any exploration at this property, and we do not consider the Piedra Parada property to be material.

Lagunas Jilgueros Property

The Lagunas Jilgueros property is depicted on Property Location Map 1 above. We do not currently consider Lagunas Jilgueros to be material.

Titles and Nature of Concessions; Royalties

Pertinent data relating to the nature of the mineral concessions comprising Lagunas Jilgueros is contained in the following table:

MINERAL CONCESSION DATA—LAGUNAS JILGUEROS (UTM coordinates—WGS84 Datum)

In connection with the closing of the December, 2009 acquisition of Lagunas Jilgueros and the other 8 properties, Salico granted a 2% net smelter return royalty to the vendor on future production from Lagunas Jilgueros, payable following commencement of commercial production, to a maximum of US$6 million. Prior to commencement of commercial production at Lagunas Jilgueros, Salico may re-purchase one-half of this net smelter return royalty (1%) for US$2 million.

Geology, Geochemistry and Exploration Justification

Rotational block faulting associated with Andean uplift created the framework for the creation of the closed basins that occur in the Andes.. Fault structures in the vicinity of active volcanoes provided the plumbing for geothermal systems, whose waters contributed lithium and other elements to these basins. High evaporation rates generally exceed inflow rates so water bodies become playa lakes or salt flats. Lagunas Jilgueros is a typical high Andes salar with a surface salt crust found in a closed basin, which contains subsurface brines with lithium and other light metals occurring as salts.

Lagunas Jilgueros was examined in detail by the French Institut de Recherche pour le Development (IRD) in 1995 as part of a program to evaluate the high Andes salars for potable water. Results of their sampling program demonstrated lithium values of as high as 18 ppm in surface water brine pools. Subsequently, in connection with an initial NI 43-101 Technical Report we filed on SEDAR on November 13, 2009, our independent technical expert, John Hiner, L.P. Geo., visited the Lagunas Jilgueros salar site and took one water samples at the edge of a small surface lake. Under Mr. Hiner’s typical sample collection, custody and transmission protocol, this sample was sent to and analyzed by ALS Chemex in Burnaby, B.C.,and yielded a Li value of 24 ppm.

Although Mr, Hiner recommended an exploration program and additional work at Lagunas Jilgueros, at this time we have no plans for any exploration at this property, and do not consider it to be material.

Rio de la Sal/Pedernales

The Rio de la Sal/Pedernales property is depicted on Property Location Map 1 above. We do not currently consider this property to be material.

Titles and Nature of Concessions; Royalties

Pertinent data relating to the nature of the mineral concessions comprising Rio de la Sal/Pedernales is contained in the following table:

MINERAL CONCESSION DATA—RIO DE LA SAL/PEDERNALES (UTM coordinates—WGS84 Datum)

In connection with the closing of the December, 2009 acquisition of Rio de la Sal/Pedernales and the other 8 properties, Salico granted a 2% net smelter return royalty to the vendor on future production from the property, payable following commencement of commercial production, to a maximum of US$6 million. Prior to commencement of commercial production at Rio de la Sal/Pedernales, Salico may re-purchase one-half of this net smelter return royalty (1%) for US$2 million.

Geology, Geochemistry and Exploration Justification

The mineral concessions owned by Salico cover portions of the actual Salar de Pedernales, and parts of the Rio de la Sal stream originating from this salar. Around the year 1920, the company owning and managing the Pedernales salar constructed a tunnel through which this salar was allowed to drain. The Rio de la Sal stream, originating from this tunnel, then transported lithium-bearing solutions from the salar downstream.

The French Institut de Recherche pour le Development (IRD), in 1995 as part of its potable water investigation program to evaluate the high Andes salars, visited the Salar de Pedernales, but not the actual Rio de la Sal. Results of their sampling program at the Salar de Pedernales demonstrated average lithium values of 326 ppm. Subsequently, in connection with an initial NI 43-101 Technical Report we filed on SEDAR on November 13, 2009 and compliant under Canadian law, our independent technical expert, John Hiner, L.P. Geo., visited the Rio de la Sal property and took four water samples from the flowing stream. Under Mr. Hiner’s typical sample collection, custody and transmission protocol, two samples were sent to and analyzed by ALS Chemex in Burnaby, B.C., while Mr. Hiner hand-transported two others to Exact Scientific in Bellingham, Washington for analysis. These samples yielded Li values as high as 391 mg/liter.

Although Mr, Hiner recommended an exploration program and additional work at Rio de la Sal, at this time we have no plans for any exploration at this property, and do not consider it to be material.

La Laguna, Laguna Escondida, Salar Ignorado and Salar de Wheelwright

The La Laguna, Laguna Escondida, Salar Ignorado and Salar de Wheelwright properties are depicted on Property Location Maps 1 and 2 above. We do not currently consider any of these properties to be material. These four properties are summarized together in this section because we have not done any work at or taken any samples from these sites. They are generally among the smallest in size of the nine projects and there is minimal historical and anecdotal information available for these properties.

Titles and Nature of Concessions; Royalties

Pertinent data relating to the nature of the mineral concessions comprising La Laguna, Laguna Escondida, Salar Ignorado and Salar de Wheelwright is contained in the following table:

MINERAL CONCESSION DATA—LA LAGUNA, LAGUNA ESCONDIDA, SALAR IGNORADO AND SALAR DE
WHEELWRIGHT (UTM coordinates—WGS84 Datum)

These four properties aggregate 3,100 hectares, and concessions at each individual property total the following:

  La Laguna—400 hectares
  Laguna Escondida—900 hectares
  Salar Ignorado—600 hectares
  Salar de Wheelwright—1,200 hectares

In connection with the closing of the December, 2009 acquisition of La Laguna, Laguna Escondida, Salar Ignorado, Salar de Wheelwright and interests in the other 5 properties, Salico granted a 2% net smelter return royalty to the vendor on future production from each of La Laguna, Laguna Escondida, Salar Ignorado and Salar de Wheelwright, payable following commencement of commercial production at each of these properties, to a maximum of US$6 million at each property. Prior to commencement of commercial production at each of La Laguna, Laguna Escondida, Salar Ignorado and Salar de Wheelwright, Salico may re-purchase one-half of this net smelter return royalty (1%) for US$2 million at each property.

Geology, Geochemistry and Exploration Justification

La Laguna, Laguna Escondida, Salar Ignorado, Salar de Wheelwright are typical high Andes salars with a surface salt crust found in closed basins, which contains subsurface brines with lithium and other light metals occurring as salts.

The French Institut de Recherche pour le Development (IRD), in 1995 as part of its potable water investigation program to evaluate the high Andes salars, visited each of these sites. Results of their sampling programs for surface waters and inflow streams demonstrated lithium values as high as the following:

  La Laguna—23 ppm
  Laguna Escondida—9 ppm
  Salar Ignorado—14 ppm
  Salar de Wheelwright—127 ppm

Our outside independent expert geologist, John Hiner, did not visit any of these properties. Mr. Hiner has consequently not been able to recommend an exploration program or other work at any of these properties at this time. We currently have no plans for any exploration at any of these projects and do not consider them to be material.

ASPEN GROVE PROPERTY – NICOLA MINING DISTRICT, BRITISH COLUMBIA

Pursuant to an Option Agreement dated May 28, 2007, we were granted an option to acquire a 100% interest, subject to a 2% net smelter returns royalty, in the Aspen Grove Property situated in the Nicola Mining Division, British Columbia. In connection with the agreement, we paid $15,000 on the execution of the agreement and paid $15,000 and issued 50,000 common shares within 15 days after our shares commenced trading on the TSX Venture Exchange. In order to earn a 100% interest, we must make the following cash payments and issue the following common shares to the optionors:

Time Deadline	Cash	Common Shares
Within 1 year after the date our shares are traded on the TSX Venture Exchange	$20,000	50,000
Within 2 years after the date our shares are traded on the TSX Venture Exchange	25,000	50,000
Within 3 years after the date our shares are traded on the TSX Venture Exchange	-	50,000
	$45,000	150,000

The net smelter returns royalty can be purchased by us for $1 million for each 1% of the royalty ($2 million in aggregate) during the 5 year period commencing from the date the property is put into commercial production.

During the year ended February 29, 2008, we acquired 3 additional mining claims in the Aspen Grove Property area for $6,400.

On June 10, 2010, we entered into an agreement to terminate the option agreement dated May 28, 2007 and to release our option on the 17 mineral claims that comprise the Aspen Grove copper property. As we are focused on Lithium and light metals, we decided to release our option and the acquisition and exploration costs were written off.

OPTION TO ACQUIRE ESCONDIDAS – MEXICO

On December 18, 2009, we entered into a Share Option Agreement (the “Option Agreement”) with Escondidas Internacional S.A. de C.V., a privately-held Mexican corporation (“Escondidas”) and the shareholders of Escondidas. Following the entry into the option agreement, the shareholders granted an option to us to acquire 76% of the issued and outstanding shares of Escondidas. The primary asset of Escondidas is a joint venture and development agreement with CPI Internacional S.A. de C.V., a privately-held Mexican corporation (“CPI”), whereby CPI and Escondidas agreed to jointly process lithium and precious metals in the Cierro Prieto geothermal brine concessions that are owned by CPI and located in Baja California, Mexico, roughly 30 km south of the city of Mexicali.

Upon the exercise of the option, we will have the right to acquire 76% of the issued and outstanding shares of Escondidas held by the shareholders. In consideration for the option, we have agreed to pay or issue the following on the closing date of the Option Agreement on a pro rata basis:

  payment of US$125,000 to the shareholders;
  issuance of 5,000,000 common shares to the shareholders; and
  issuance of 5,000,000 warrants to the shareholders, each warrant of which entitles the shareholder to acquire one additional common share at the exercise price of $0.50 per share for a period of two years from the closing date.

In addition, we are obligated to pay to the shareholders the following amounts on a pro rata basis:

  US$500,000 - 6 months from commencement of commercial production;
  US$500,000 - 12 months from commencement of commercial production; and
  US$750,000 - 18 months from commencement of commercial production.

The Option Agreement further provides that we will pay:

  US$150,000 to Escondidas on signing for the repayment of outstanding indebtedness owed by Escondidas;
  US$50,000 to Escondidas on signing, and US$8,000 (formerly US$25,000) on a monthly basis thereafter until the earlier of the closing date or the termination of the Option Agreement to cover costs relating to outstanding expenses, due diligence, legal fees and other general and administrative expenses of Escondidas; and
  US$50,000 to Escondidas at closing for the repayment of outstanding indebtedness owed by Escondidas.

Effective March 29, 2010, the parties extended the termination date of the Option Agreement to June 30, 2010. On June 30, 2010 the parties extended the termination date of the Option Agreement to October 31, 2010 and substantially changed the terms of the agreement to those reflected above. On October 28, 2010 we extended the termination date of the Option Agreement to April 30, 2011 and all other terms remained unchanged.

We are currently conducting our due diligence review in connection with the Escondidas transaction. We anticipate that we will incur a significant amount of time and costs in connection with the due diligence and closing of the Escondidas transaction. If additional funds are required to close the transaction, we anticipate that we will raise such funds through an equity financing on a private placement basis. We are currently negotiating a possible extension of the closing date with the parties to the Option Agreement.

We currently only hold an option to obtain control of Escondidas, and to indirectly acquire an interest in the Mexican property, and we have not yet determined whether we will exercise this option. We are not currently performing any exploration or other activities on or for the underlying property, and are simply paying the Escondidas shareholders the US$8,000 monthly fee to keep the option effective. Accordingly, we do not need any permits, nor do we have any current operational plans regarding this property, and do not consider the Mexican property to be material at this time.

Employees

As of January 4, 2011 , we had one (1) employee, including management.

Description of Property

We currently occupy and sublease office space at Suite 110, 3040 N. Campbell Avenue, Tucson, Arizona USA 85719, as our principal offices and pay the lessee approximately $1,000 per month. We believe these facilities are in good condition, but that we may need to expand our leased space as our research and development efforts increase.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Management’s Discussion and Analysis should be read in conjunction with our consolidated audited financial statements and notes thereto for the financial year ended February 28, 2010 and unaudited financial statements and notes thereto for the six month period ended August 31, 2010.

Our financial statements have been prepared in accordance with Canadian generally accepted accounting principles.

All dollar amounts are expressed in Canadian dollars unless otherwise indicated.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this report are forward-looking statements, which reflect our management’s expectations regarding our future growth, results of operations, performance and business prospects and opportunities including statements related to the development of existing and future property interests, availability of financing and projected costs and expenses. Forward-looking statements consist of statements that are not purely historical, including any statements regarding beliefs, plans, expectations or intentions regarding the future. Such statements are subject to risks and uncertainties that may cause actual results, performance or developments to differ materially from those contained in the statements. No assurance can be given that any of the events anticipated by the forward-looking statements will occur or, if they do occur, what benefits we will obtain from them. These forward-looking statements reflect management’s current views and are based on certain assumptions and speak only as of the date of this report. These assumptions, which include management’s current expectations, estimates and assumptions about current mineral property interests, the global economic environment, the market price and demand for lithium and other minerals and our ability to manage our property interests and operating costs, may prove to be incorrect. A number of risks and uncertainties could cause our actual results to differ materially from those expressed or implied by the forward-looking statements, including: (1) a downturn in general economic conditions, (2) a decreased demand or price of lithium and other minerals, (3) delays in the start of projects with respect to our property interests, (4) inability to locate and acquire additional property interests, (5) the uncertainty of government regulation and politics in North America and Chile regarding mining and mineral exploration, (6) potential negative financial impact from regulatory investigations, claims, lawsuits and other legal proceedings and challenges, and (7) other factors beyond our control.

There is a significant risk that such forward-looking statements will not prove to be accurate. Investors are cautioned not to place undue reliance on these forward-looking statements. No forward-looking statement is a guarantee of future results. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Additional information about these and other assumptions, risks and uncertainties are set out in the section entitled “Risk Factors” below.

The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to statements made in connection with this offering.

OVERALL PERFORMANCE

We were incorporated on September 18, 2006 and completed our initial public offering in Canada on July 24, 2009. As an exploration stage company, we have not generated revenues to date from our properties and anticipate that we will continue to require equity financing to fund operations until such time as one or more of our properties are put into commercial production on a profitable basis. During the year ended February 28, 2010, we identified the lithium sector as a viable business opportunity to increase shareholder value. During our last fiscal year, we entered into an Amended Share Exchange Agreement as discussed above under the heading “Description of Business and Property — Chilean Salars – Atacama Region III”. As a result, we incurred increased costs in connection with the acquisition which closed on December 4, 2009. Total expenses plus other items and net loss during the year ended February 28, 2010 were $1,388,366, compared to $53,182 as at February 28, 2009. Subsequent to the year ended February 28, 2010, we entered into a Termination Agreement with two individuals to terminate the Option Agreement dated May 28, 2007 and to release our option on the 17 mineral claims that comprise the Aspen Grove copper property plus three additional mineral claims located in British Columbia. Following execution of the Termination Agreement, our management wrote off the Aspen Grove assets which amounted to $393,689. We intend to concentrate our activities on the lithium sector and anticipate that expenses will materially increase during the foreseeable future as we carry out our exploration activities on our Chilean salars, Our total expenses plus other items and net loss during the six months ended August 31, 2010 were $1,190,280 compared to $101,503 for the six month period ended August 31, 2010. This increase reflects our increased focus on the identification and development of our lithium properties and the our expansion.

On July 15, 2010, we announced that we have arranged a non-brokered private placement for the sale of up to 6,666,667 million units (each, a “Unit”), at CDN$0.15 per Unit, to raise up to CDN$1,000,000.05. Each Unit consists of one common share and one non-transferrable common share purchase warrant, with each such warrant exercisable at CDN$0.25 for a period of two years from the date of closing. On September 30, 2010, we announced the closing of the first tranche of the private placement of 3,532,397 Units at $0.15 a Unit for total gross proceeds of $529,859. On October 4, 2010, we announced the closing of the second tranche of the private placement of 1,900,476 Units for total gross proceeds of $285,071. Proceeds from the private placement will be used for scoping and pre-feasibility studies at the Laguna Verde project in Chile, and for working capital purposes, which, when combined with the current treasury, we believe will not be sufficient for the next 12 calendar months of operations. We accordingly believe that additional fundraising activities are necessary in order to cover the costs of the next year of operations.

SELECTED FINANCIAL INFORMATION

The following table sets out selected financial information for various periods from our inception to August 31, 2010:

				From Inception on
				September 18,
	Year Ended	Year Ended	Year Ended	2006 to
	February 28, 2010	February 28, 2009	February 29, 2008	February 28, 2007
	(audited)	(audited)	(audited)	(audited)
	($)	($)	($)	($)
Revenue	Nil	Nil	Nil	Nil
Expenses	970,008	63,956	194,683	23,618
Net Loss	1,388,366	53,182	174,310	15,289
Basic and Diluted Loss Per Share	0.10	0.01	0.04	0.02

	Six Months Ended August 31, 2010 (unaudited)	Six Months Ended August 31, 2009 (unaudited)
	($)	($)
Revenue	Nil	Nil
Expenses	1,190,280	101,503
Net Loss	1,213,762	101,503
Basic and Diluted Loss Per Share	.04	0.02

	As at	As at	As at	As at	As at
	August 31, 2010	February 28, 2010	February 28, 2009	February 29, 2008	February 28, 2007
	(unaudited)	(audited)	(audited)	(audited)	(audited)
	($)	($)	($)	($)	($)
Mineral Properties	4,462,400	3,727,127	139,775	138,915	-
Total Assets	4,942,477	5,706,053	237,236	163,400	124,319
Long-Term Debt	Nil	Nil	Nil	Nil	Nil
Dividends	Nil	Nil	Nil	Nil	Nil

The following is a reconciliation from Canadian GAAP to U.S. GAAP:

				From Inception on
				September 18,
	Year Ended	Year Ended	Year Ended	2006 to
	February 28, 2010	February 28, 2009	February 29, 2008	February 28, 2007
	(audited)	(audited)	(audited)	(audited)
	($)	($)	($)	($)
Revenue per Canadian and US GAAP	Nil	Nil	Nil	Nil
Expenses per Canadian and US GAAP	970,008	63,956	194,683	23,618
Net Loss per Canadian GAAP	1,388,366	53,182	174,310	15,289
Mineral properties written off	3,578,552	Nil	21,400	Nil
Mineral property and deferred acquisition costs expensed	271,625	860	117,515	Nil
Net loss per US GAAP	5,238,543	54,042	313,225	15,829
Basic and Diluted Loss Per Share per Canadian GAAP	0.10	0.01	0.04	0.02
Basic and Diluted Loss Per Share per US GAAP	0.39	0.01	0.08	0.02

	Six Months Ended August 31, 2010 (unaudited)	Six Months Ended August 31, 2009 (unaudited)
	($)	($)
Revenue per Canadian and US GAAP	Nil	Nil
Expenses per Canadian and US GAAP	1,190,280	101,503
Net Loss per Canadian GAAP	1,213,762	101,503
Mineral properties written off	210,200	156,092
Mineral property and deferred acquisition costs expensed	262,248	103,643
Net loss per US GAAP	1,686,210	361,238
Basic and Diluted Loss Per Share per Canadian GAAP	0.04	0.02
Basic and Diluted Loss Per Share per US GAAP	0.05	0.06

	As at	As at	As at	As at	As at
	August 31, 2010	February 28, 2010	February 28, 2009	February 29, 2008	February 28, 2007
	(unaudited)	(audited)	(audited)	(audited)	(audited)
	($)	($)	($)	($)	($)
Mineral Properties per Canadian GAAP	4,462,400	3,727,127	139,775	138,915	Nil
Mineral property acquisition costs written off	(3,578,552)	(3,578,552)	(21,400)	(21,400)	Nil
Mineral property costs expensed	(883,848)	(148,575)	(118,375)	(117,515)	Nil
Mineral Properties per US GAAP	Nil	Nil	Nil	Nil	Nil
Total Assets per Canadian GAAP	4,942,477	5,706,053	237,236	163,400	124,319
Mineral property and deferred acquisition costs written off	(3,937,327)	(3,727,127)	(21,400)	(21,400)	Nil
Mineral property costs expensed	(525,073)	(262,825)	(118,375)	(117,515)	Nil
Total Assets per US GAAP	480,077	1,716,101	97,461	24,485	124,319
Long-Term Debt per Canadian and US GAAP	Nil	Nil	Nil	Nil	Nil
Dividends per Canadian and US GAAP	Nil	Nil	Nil	Nil	Nil

Our selected financial information is presented in Canadian dollars. As of the closing on December 31, 2010 , the exchange rate was 0.9931 CAD per 1USD, as stated by the Bank of Canada. The following are exchange rates for the high and low for the last six months, and the average annual rate for the last five financial years, using the last day of each month in each year: (Rates are stated as xCAD per 1USD and are as stated by the Bank of Canada)

High and low exchange rates observed - last six months
	High	Low
December 2010	1.0216	0.9931
November 2010	1.0286	0.9980
October 2010	1.0320	1.0030
September 2010	1.0604	1.0216
August 2010	1.0674	1.0108
July 2010	1.0678	1.0256
June 2010	1.0648	1.0138

Average exchange rates - five years
Financial year ended:	Average
February 28, 2010	1.1048
February 28, 2009	1.1151
February 29, 2008	1.0359
February 28, 2007	1.1363
February 28, 2006	1.1930

As a mineral exploration company, we have not generated any revenues to date from our properties. During the year ended February 29, 2008, we incurred expenses higher than the prior period with respect to management and administrative fees, office and miscellaneous fees, professional fees and rent, but stock-based compensation expense of $140,000 raised total expenses to a total of $194,683 for the year. During the year ended February 28, 2009, our expenses totaled $63,956 which is consistent for prior periods without the compensation expense incurred in the year ended February 29, 2008. During the year ended February 28, 2010, expenses totaled $970,008 which reflects our increased activities as we focused on the exploration of our Chilean lithium interests. Our expenses during the year ended February 28, 2010 were largely comprised of management fees of $234,489, investor communications of $216,085, stock based compensation of $242,698 and professional fees of $130,737. These material increases reflected the focus on the our lithium property interests, the expansion of our management team and board of directors, and increased professional fees resulting from the acquisitions of our lithium property interests. Management anticipates that expenses will continue to increase as our proceeds with the development of our exploration stage properties. See the discussion under the headings “Liquidity” and “Capital Resources” for more information.

RESULTS OF OPERATIONS

Year ended February 28, 2010

During the year ended February 28, 2010, we incurred expenses of $970,008, primarily consisting of management fees of $234,489, investor communications of $216,085, stock based compensation of $242,698 and professional fees of $130,737. Our net loss for the year ended February 28, 2010 was $1,388,366, including a $393,689 impairment charge for writing off the Aspen Grove property. During the year ended February 28, 2009, we incurred expenses of $63,956, primarily consisting of management fees of $42,000, professional fees of $12,466, rent expenses of $9,000 and office and miscellaneous of $490. Our net loss for the year ended February 28, 2009 was $53,182. These material increases reflected the focus on our lithium property interests and increased professional fees resulting from the acquisitions of our lithium property interests and professional investor relations, communications and related services initiated by us. Our professional fees increased due to legal and audit costs associated with due diligence, acquisitions, financings and costs related to compliance with Canadian Securities laws and the filing of this Registration Statement. Investor communications expense increased due to the hiring of Minegate Resources Capital Group for investor relations and financing matters, who subsequently worked with a number of subcontractors, paid for by us, who provided print and internet advertising, media campaigns, and related services all in Canada to our company. In addition, investor communication expenses increased due to the hiring of Jack Wynn & Co. Inc. for news media relations and communications consulting services. Management fees increased due to the engagement of Kriyah Consultants LLC and other consultants to provide services including senior management, accounting, human resources, and other corporate services. Stock based compensation expense increased due to additional incentive stock options granted to various directors, officers, and consultants.

Following the disposition of our Aspen Grove Property and additional mineral claims located in British Columbia, Canada, we hold property interests in Chile and Mexico as described under the heading “Description of Business”. On June 10, 2010, we entered into a Termination Agreement with two individuals to terminate the Option Agreement dated May 28, 2007 and to release our option on the 17 mineral claims that comprise the Aspen Grove copper property. As we are focused on the exploration and development of properties containing lithium and light metals, we decided to release our option on the Aspen Grove property and transfer all interest in such property back to the original optionors. Following the agreement, we wrote off $393,689 with respect to the Aspen Grove Property.

Six months ended August 31, 2010

During the six months ended August 31, 2010, we incurred expenses of $1,190,280, primarily consisting of management fees of $328,965, professional fees of $108,719, investor communications of $247,722, stock based compensation of $398,056, travel expenses of $35,091, advertising and promotion expenses of $33,433. During the six months ended August 31, 2009, we incurred expenses of $101,503, primarily consisting of management fees of $22,500, professional fees of $29,979, and stock based compensation of $34,458. Stock based compensation expenses during the six months ended August 31, 2010 increased over the same period the prior year due to the issuance of stock options. Other expenses increased due to additional support for exploration and development of properties in Chile as well as increased fund-raising efforts. Our professional fees increased due to legal and audit costs associated with due diligence, acquisitions, financings and costs related to compliance with Canadian Securities laws and the filing of this Registration Statement. Investor communications expenses increased due to the hiring of Minegate Resources Capital Group for investor relations and financing matters, who subsequently worked with a number of subcontractors, paid for by us, who provided print and internet advertising, media campaigns, and related services all in Canada to our company. In addition, investor communication expenses increased due to the hiring of Jack Wynn & Co. Inc. on February 24, 2010 for US$10,000 a month (plus a $10,000 deposit) for news media relations and communications consulting services and Crescendo Communications LLC for advising the company on investor relation strategies along with marketing the company to prospective investors. Management fees increased due to (1) the engagement of Kriyah Consultants LLC and other consultants to provide services including senior management, accounting, human resources, and other corporate services. and (2) the expansion of our Board of Directors by adding Dr. Ronald Richman as an independent director, and the formation of a Technical Advisory Committee to the Board of Directors consisting of Dr. David Terry, Dr. Richman, and Dr. Tim Lowenstein and the entry into consulting and advisory agreement on April 30, 2010 with each of the individuals. Stock based compensation expenses increased due to additional incentive stock options granted to various directors, officers, and consultants.

SUMMARY OF QUARTERLY RESULTS

The following table provides quarterly financial information for the prior five quarters following us becoming a reporting issuer on June 15, 2009:

Description	Three Months Ended August 31, 2010 (unaudited)	Three Months Ended May 31, 2010 (unaudited)	Three Months Ended February 28, 2010 (audited)	Three Months Ended November 30, 2009 (unaudited)	Three Months Ended August 31, 2009 (unaudited)	Three Months Ended May 31, 2009 (unaudited)
	($)	($)	($)	($)	($)	($)
Revenue	Nil	Nil	Nil	Nil	Nil	Nil
Net loss before other items	$492,720	697,560	808,474	60,031	70,046	31,457
Net loss for period	$494,622	719,140	1,226,832	60,031	70,046	31,457
Basic and fully- diluted loss per share	0.015	0.02	0.04	0.01	0.01	0.01

We became a reporting issuer in Canada following completion of our initial public offering in Canada on July 24, 2009.  During the three months ended May 31, 2009, we incurred expenses of $31,457 which primarily consisted of management fees of $10,500 and professional fees of $18,327. During the three months ended August 31, 2009, our expenses increased to $70,046 largely the result of stock based compensation fees of $34,458. Our management fees and other expenses were generally similar to the three months ended May 31, 2009. Our expenses decreased to $60,031 during the three months ended November 30, 2009.  During this time, stock based compensation expenses decreased to $17,299 and professional fees decreased to $7,256 following completion of our initial public offering in Canada. During the three months ended February 28, 2010, expenses increased to $808,474 as we ramped up development of our mineral properties and increased fund raising efforts.  During this time, investor communications increased to $205,241, management fees increased to $198,489, stock based compensation increased to $191,011, professional fees increased to $93,502, and advertising increased to $51,503.  During the three months ended May 31, 2010, our expenses were $697,560 as we continued to focus on increased development of our mineral properties and increased fund raising efforts.  During this time, investor communications accounted for $132,941, management fees were $147,908, stock based compensation increased to $282,612, professional fees were $62,482, and advertising was $33,433. During the three months ended August 31, 2010, expenses were $492,720 as we continued to develop our mineral properties and increased our fund raising efforts. Part of our overhead expenses are used to support the development of our mineral properties. Part of our management fees were used to pay for the coordination of sampling in Chile, as described under the heading “Laguna Verde property — Work completed at Laguna Verde” and “Laguna Brava property — Work completed at Laguna Brava”. During this time, investor communications accounted for $114,781, management fees were $181,057, stock based compensation expense was $115,444, professional fees were $46,237, and travel expenses were $20,402.

Differences in Accounting Principles between Canadian and US GAAP

Canadian GAAP permits the deferral of costs for the acquisition of mineral properties and exploration expenditures subject to periodic assessments for impairment. U.S. GAAP requires that the mineral exploration costs relating to unproven mineral properties be expensed. Under U.S. GAAP the acquisition costs of mineral properties are initially capitalized with an assessment for impairment under FASB ASC Section 360 performed at each reporting period. For U.S. GAAP cash flow statement purposes, mineral property exploration expenditures would be shown under operating activities rather than investing activities.

In fiscal 2010, we could not establish the commercial feasibility of our mineral property exploration prospects relating to the Salar Lithium Property and could not generate positive cash flows from the mineral claims, therefore all mineral property acquisition costs incurred in the year were impaired and a loss was recorded under U.S. GAAP.

We continues to pursue the Salar Lithium Properties and has not indicated any intention to abandon the property. Management has not yet determined that the carrying value of the property may not be recoverable at some future date as we are still actively pursuing the project and is in the exploration stage. Therefore, the costs for the acquisition of the mineral properties and exploration expenditures continued to be deferred under Canadian GAAP.

LIQUIDITY

As at August 31, 2010

We have cash of $426,173 at August 31, 2010 compared to $1,637,451 at February 28, 2010, and we have working capital of $440,847 as at August 31, 2010 as compared to working capital of $1,659,938 as at February 28, 2010.

On December 4, 2009, we closed a non-brokered unit private placement financing of approximately $2,954,640 in connection with the closing of the Amended Share Exchange Agreement on December 4, 2009. Pursuant to the terms of the financing, we issued a total of 9,848,801 units at $0.30 per unit for gross proceeds of $2,954,640. Each unit is comprised of one common share and one-half of one common share purchase warrant. Each whole warrant entitles the holder to purchase one additional common share at a price of $0.50 until expiry on June 4, 2011. These warrants were valued at $659,030 using the Black-Scholes valuation model. We also issued 782,836 warrants, valued at $104,862 using the Black-Scholes valuation model, and paid cash of approximately $290,755 to finders and legal fees in connection with the closing of the financing.

Subsequent Events

On September 29, 2010 we closed the first tranche of financing for gross proceeds of CDN$529,859.55. Pursuant to the terms of the financing, 3,532,397 units were issued at $0.15 per unit. Each unit consists of one of our common shares and one common share purchase warrant entitling the purchaser to acquire one additional of our common shares at an exercise price of $0.25 per common share until September 29, 2012. In connection with this offering, we paid a cash finder’s fee of $52,470 and issued 349,800 warrants entitling the holder to acquire one additional of our common share at an exercise price of $0.25 per Common Share until September 29, 2012.

On October 4, 2010, we closed the second tranche of financing for gross proceeds of CDN$285,071.40. Pursuant to the terms of the financing, 1,900,476 units were issued at $0.15 per unit. Each unit consists of one of our common shares and one common share purchase warrant entitling the purchaser to acquire one additional of our common shares at an exercise price of $0.25 per common share until October 4, 2012. In connection with this offering, we paid a cash finder’s fee of $26,965 and issued 179,767 warrants entitling the holder to acquire one additional of our common share at an exercise price of $0.25 per Common Share until October 4, 2012.

Anticipated Cash Requirements

At Laguna Verde, subject to adequate funding, we are planning to engage a professional chemistry and engineering consulting firm to undertake scoping and pre-feasibility studies. Such studies are expected to take 12 months to complete and cost in the range of $1.5 to $2 million, of which the scoping study portion is expected to be around $200,000. We anticipate hiring this consultant by December 31, 2010. Thereafter, we intend to commence a full feasibility study, permitting and preliminary engineering, which could cost in total upwards of $8 million.

Subject to adequate funding, we are planning to undertake a conditional three stage exploration program at Laguna Brava. Stage 1 would include a bathymetry and geochem program estimated to cost $150,000 which is anticipated to commence during the fall of 2010 and last 3 months. Following successful results, Stage 2 would include a hydrologic program and metallurgy and evaporation test work to cost $176,500 which is anticipated to take 9 months. Following successful results, Stage 3 would include a drilling and aquifer evaluation to cost $455,000 which is anticipated to last an additional 6 months. Total cost for the three stages, including a 15% contingency, is approximately $900,000.

As to the seven other salar properties in Region III Chile, we have no immediate plans for exploration or development for the upcoming fiscal year. We intend to spend only necessary property holding costs for these sites, in the approximate amount of $50,000 per year.

We intend to conduct additional due diligence to evaluate the merits of the Escondidas transaction while awaiting the procurement, by the joint venture partner of Escondidas, of additional agreements for access and permits from Mexican governmental agencies. The costs for this exercise are anticipated not to exceed the U.S.$8,000 (formerly U.S.$25,000) per month that is currently being remitted to Escondidas by us.

We estimate our minimum operating expenses and working capital requirements for the next 12 month period to be as follows:

Expense	Estimated Amount
Advertising and promotion	$6,000
Bank charges	4,000
Exploration	432,000
Investor communications	301,000
Management fees	614,000
Office and miscellaneous	25,000
Professional fees	181,000
Rent	16,000
Transfer agent and filing fees	29,000
Travel	35,000
Total	$1,643,000

If we do not raise any additional funds, we will not have enough working capital to follow our projected costs for the next 12 month period. Under such circumstances, we anticipate that exploration expenses would be reduced significantly, as we would only pay the minimum costs to keep our properties in good standing, and generally reduce our overhead costs. Specifically, under such circumstances we would reduce our professional fees, investor relations expenses, consulting fees, and travel expenses.

We plan to raise our required funds primarily through the private placement of our equity securities. Under such circumstances, there is no assurance that we will be able to obtain further funds required for our continued working capital requirements. Any issuance of our equity securities in the near future may result in substantial dilution to our existing shareholders.

CAPITAL RESOURCES

We have capital commitments in connection with our Chilean properties. We indirectly hold interests in nine Chilean lithium salars through our 99% owned subsidiary Salico. We estimate that Salico is required to pay $50,000 during the next twelve months to keep the property interests in good standing. We are also required to pay to a third-party US$2,000 per month as a lease and rental remittance fee to pay for overhead and maintain the Piedra Parada concessions through the exploration stage, which payments will increase to US$5,000 per month at such time as these concessions are converted to exploitation status.

Operating Activities

We used cash of $869,816 in operating activities during the year ended February 28, 2010 and used cash of $30,839 during the year ended February 28, 2009.

We used cash of $807,894 in operating activities during the six months ended August 31, 2010 and used cash of $295,712 during the six months ended August 31, 2009.

Financing Activities

We received total cash of $3,411,286 in financing activities during the year ended February 28, 2010. During such time, We received cash of $3,843,724 from the issuance of shares and exercise of stock options, less $11,500 due to related parties and less $420,938 for share issuance costs. We received total cash of $16,828 in financing activities during the year ended February 28, 2009. During such time, we received $43,000 from the issuance of shares and $2,500 from related parties less $28,672 with respect to deferred financing costs.

We received total cash of $69,064 in financing activities during the six months ended August 31, 2010 through the issuance of our common shares and received cash of $722,167 during the six months ended August 31, 2009.

Investing Activities

We used cash of $904,166 in investing activities during the year ended February 28, 2010 due to the acquisition of mineral properties, deferred acquisition costs and advances and deferred exploration expenditures. We used cash of $860 in investing activities during the year ended February 28, 2009 due to deferred exploration expenditures.

We used cash of $472,448 in investing activities during the six months ended August 31, 2010 due to deferred exploration expenditures. We used cash of $118,642 in investing activities during the six months ended August 31, 2009.

OFF-BALANCE SHEET ARRANGEMENTS

We have not entered into any off-balance sheet arrangements.

CONTRACTUAL OBLIGATIONS

The following table describes the contractual obligations incurred by us as of the date of the financial statements for the period ended February 28, 2010:

Payments due by period
		less			more
		than 1		3-5	than 5
	Total	year	1-3 years	years	years
Contractual Obligations	-	-	-	-	-
Long-Term Debt Obligations	-	-	-	-	-
Capital (Finance) Lease Obligations	-	-	-	-	-
Operating Lease Obligations	-	-	-	-	-
Purchase Obligations*	372,413	341,810	30,603	-	-
Other Long-Term Liabilities Reflected on our Balance Sheet under the GAAP of the primary financial statements	372,413	341,810	-	-	-
Total	372,413	341,810	30,603	-	-
*Purchase obligations include scheduled payments to various related and third party consultants and companies for which there is a valid and binding contract.

PROPOSED TRANSACTIONS

Other than set out herein, we do not have any undisclosed proposed transactions that the board of directors or senior management believes is probable and a decision has been made to proceed with the transaction.

CHANGES IN ACCOUNTING POLICIES INCLUDING INITIAL ADOPTION

Changes in Accounting Policy

EIC-173, Credit risk and fair value of financial assets and financial liabilities

In January 2009, the CICA issued EIC-173, Credit risk and fair value of financial assets and financial liabilities , which clarifies that our credit risk and the credit risk of the counterparty should be taken into account in determining the fair value of financial instruments including derivative instruments. EIC-173 is to be applied retrospectively without restatement of prior periods to all financial assets and liabilities measured at fair value in interim and annual financial statements for periods ending on or after the date of issuance of this Abstract. The adoption of this new standard did not have any significant impact on the consolidated financial statements.

EIC-174, Mining Exploration Costs

In March 2009, the CICA issued EIC-174, which provides guidance on the accounting and the impairment review of exploration costs. This Abstract applies to interim and annual financial statements relating to fiscal years beginning on or after January 1, 2009. The adoption of this new standard did not have any significant impact on our consolidated financial statements.

Section 3862, Financial Instruments-Disclosures

During 2009, CICA Handbook Section 3862, Financial Instruments – Disclosures (“Section 3862”), was amended to require disclosures about the inputs to fair value measurements, including their classification within a hierarchy that prioritizes the inputs to fair value measurement. The three levels of the fair value hierarchy are:

Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;
Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and
Level 3 – Inputs that are not based on observable market data.

Recent Accounting Pronouncements

Section 1582, Business Combinations

In January 2009, the CICA issued Section 1582, Business Combinations, replacing Section 1581, Business Combinations. This section establishes the standards for the accounting for business combinations, and states that all assets and liabilities of an acquired business will be recorded at fair value at the acquisition date. The standard also states that acquisition-related costs will be expensed as incurred and that restructuring charges will be expensed in the periods after the acquisition date. This new Section will be applicable to financial statements relating to fiscal years beginning on or after January 1, 2011. Earlier adoption is permitted. We are currently assessing the future impact of this new standard on our financial statements.

Section 1601, Consolidated Financial Statements, and Section 1602, Non-controlling interests

In January 2009, the CICA issued Section 1601, Consolidated Financial Statements, and 1602, Non-controlling interests, which replaces existing guidance. Section 1602 provides guidance on accounting for a non-controlling interest in a subsidiary in consolidated financial statements subsequent to a business combination. These standards are effective on or after the beginning of the first annual reporting period on or after January 2011 with earlier adoption permitted. We are currently evaluating the impact of this standard on the consolidated financial statements.

Sections 1601 and 1602 must be implemented concurrently with Section 1582, Business Combinations , discussed above. Both Sections are applicable for fiscal years beginning on or after January 1, 2011 with earlier adoption permitted as of the beginning of a fiscal year. Section 1602 is to be applied retrospectively, with certain exceptions. These sections have no impact on these consolidated financial statements.

International Financial Reporting Standards (“IFRS”)

In February 2008, the Canadian Accounting Standards Board (“AcSB”) confirmed that January 1, 2011 is the changeover date for publicly-listed companies to use IFRS, replacing Canadian GAAP. The IFRS standards will be effective for us for interim and annual financial statements relating to our fiscal year beginning on or after January 1, 2011. The effective date of January 1, 2011 will require the restatement for comparative purposes of amounts reported by us or the interim periods and year ended February 28, 2010. We have begun the planning and scoping phase of the transition to IFRS and intends to transition to IFRS financial statements during fiscal 2011. While we have begun assessing the adoption of IFRS for fiscal 2011, the financial reporting impact of the transition to IFRS cannot be reasonably estimated at this time.

INTERNATIONAL FINANCIAL REPORTING STANDARDS (“IFRS”)

In February 2008, the AcSB confirmed that public companies will be required to prepare interim and annual financial statements under International Financial Reporting Standards (“IFRS”) for fiscal years beginning on or after January 1, 2011. The transition date of January 1, 2011 will require the restatement for comparative purposes of amounts reported by us for the year ended February 28, 2010. Our management is currently assessing the impact of adopting IFRS and we has not yet determined its effect on our financial statements.

We will report interim and annual financial statements in accordance with IFRS beginning with the year ended February 28, 2011. Our fiscal 2011 interim and annual financial statements will include comparative fiscal 2010 financial statements, adjusted to comply with IFRS.

Our Chief Financial Officer will manage the conversion and report regularly to the Audit Committee. The implementation of IFRS consists of four phases:

(i)

Scoping and impact analysis – Project scoping and impact analysis will be completed by January 31, 2011 , and will produce a high level view of potential differences to existing accounting and reporting policies and consequential changes to information systems and business processes.

(ii)

Evaluation and design phase – This phase involves specification of changes required to existing accounting policies, information systems and business processes, together with an analysis of policy alternatives allowed under IFRS and development of draft IFRS financial statement content.

(iii)

Implementation phase – The implementation and review includes training programs for all current and future finance staff, execution of changes to information systems and business processes, and completing formal authorization processes to approve recommended accounting policy changes. It will culminate in the collection of financial information necessary to compile IFRS compliant financial statements, embedding of IFRS in business processes, elimination of unnecessary data collection processes and Board approval of IFRS financial statements. Implementation also involves delivery of further training to staff as systems begin to take effect.

(iv)	Quantitative impact review phase – Final determination of accounting policies and the quantitative impact of adopting IFRS on key line items in Rockland’s financial statements

Impact of Adopting IFRS on our Financial Statements

The adoption of IFRS will result in some changes to our accounting policies that are applied in the recognition, measurement and disclosure of balances and transactions in our financial statements.

The following provides a summary of our evaluation to date of potential changes to accounting policies in key areas. This summary is intended only to highlight the areas we believes to be most significant based on its evaluations to date, and is not necessarily a complete list of changes that will result from adoption of IFRS.

In addition, the International Accounting Standards Board has significant ongoing projects related to potential changes to IFRS that could affect the potential for changes to our current accounting policies on adoption of IFRS.

Impairment of (Non-financial) Assets — IFRS requires a write down of assets if the higher of the fair market value and the value in use of a group of assets is less than its carrying value. Value in use is determined using discounted estimated future cash flows. Current Canadian GAAP requires a write down to estimated fair value only if the undiscounted estimated future cash flows of a group of assets are less than its carrying value. our accounting policies related to impairment of non-financial assets will be changed to reflect these differences, however, we do not expect that this change will have an immediate impact to the carrying value of its assets. We will perform impairment assessments in accordance with IFRS at the transition date.

Share-based Payments — In certain circumstances, IFRS requires a different measurement of stock-based compensation related to stock options than current Canadian GAAP. We do not expect any changes to our accounting policies related to share-based payments that would result in a significant change to line items within our financial statements.

Asset Retirement Obligations (Decommissioning Liabilities) — IFRS requires the recognition of a decommissioning liability for legal or constructive obligations, while current Canadian GAAP only requires the recognition of such liabilities for legal obligations. A constructive obligation exists when an entity has created reasonable expectations that it will take certain actions. Our accounting policies related to decommissioning liabilities will be changed to reflect these differences, however we do not expect this change will have an immediate impact to the carrying value of our assets.

Income Taxes — IFRS contains some different guidance related to recognition and measurement of future (deferred) income taxes. One of those differences relates to accounting for “flow-through” common shares, for which IFRS does not include the same level of specific guidance provided under current Canadian GAAP. We have not completed our detailed evaluation of the differences between IFRS and current Canadian GAAP related to accounting for income taxes. These differences could require changes to accounting policies that may impact our financial statements and require adjustments to future (deferred) income taxes and shareholders’ equity.

FINANCIAL INSTRUMENTS AND OTHER INSTRUMENTS

Our financial instruments consist of cash, accounts payable and amounts due to a director. Management believes that we are not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying value, unless otherwise noted.

OUR MANAGEMENT

Andrew Brodkey, President, CEO, Director, Audit Committee Member

Mr. Brodkey is a mining engineer and a lawyer. He graduated with distinction with a B.S. in Mining Engineering from the University of Arizona in 1979. Mr. Brodkey earned a law degree, cum laude, from Creighton University in 1982. He worked at the Denver, Colorado law firm of Gorsuch, Kirgis, Campbell, Walker and Grover as an associate specializing in natural resources and environmental law from 1982 until 1987. Subsequently, Mr. Brodkey joined Magma Copper Company, a NYSE-traded mining company in 1987, where he held various positions, eventually succeeding to the role of Vice President and General Counsel in 1992. Following Magma’s acquisition by BHP in 1996, he remained in a senior legal position with BHP Copper Inc., and in 2000 moved to the position of Vice President, Business Development for BHP Copper. Following his departure from BHP in 2002, Mr. Brodkey held the position of Managing Director of the International Mining & Metals Group of CB Richard Ellis, Inc (“CBRE”), where he was responsible for creating and building the mining property practice of CBRE. Currently, Mr. Brodkey is the President, CEO and Director of Pacific Copper Corp, and President and Director of Zoro Mining Corp. His is also the Manager of Kriyah Consultants LLC, which has a contractual relationship with us Mr. Brodkey was appointed on December 4, 2009 and has entered into an employment agreement with us for a two year period with automatic renewals for similar two year period; this agreement can be terminated with 30 days notice. If we terminate Mr. Brodkey’s agreement, his severance will be one month’s compensation for every month of service up to a maximum of two year’s wages. Mr. Brodkey is 54 years old.

Jodi Henderson, Secretary

Ms. Henderson is currently the Director of Operations for Kriyah Consultants, LLC an administration company that manages publicly held mining exploration companies. Prior to her September 2007 appointment to Kriyah she managed the administration and marketing for the International Mining & Metals Group of CB Richard Ellis, Inc. After she received her degree in Applied Mathematics from the Indiana State University she gained 10 years of board, administration and finance management experience which included a tenure as a Director for the Tucson Museum of Art from 2002 to 2005. Currently, Ms. Henderson is the Secretary and Treasurer for Zoro Mining Corp. and Secretary of Pacific Copper Corp. Ms. Henderson was appointed on December 4, 2009 and has not entered into an employment agreement or any other contract and is 36 years old.

Dr. David Hackman, V.P. Exploration

Dr. Hackman is a geologist and a registered profession engineer with over 35 years international experience specializing in the evaluation of leachable metal deposits. He has worked as a geologist for Mobil Oil Company and ALCOA. From 1990 to 1995, he was the president, of Liximin, Inc., a mineral exploration and mine development company based in Tucson, Arizona. From 1996 to 2000, he was an officer and director of Silver Eagle Resources Ltd. Currently, Dr. Hackman is the V.P of Exploration for Pacific Copper Corp. and Zoro Mining Corp. where he is also serves as a Director. Dr. Hackman was appointed on December 4, 2009 and has entered into a consulting and professional services agreement through his private company Sage Associates, Inc. (the “Consultant”). The term of this agreement extends through the end of the calendar year 2010 and can be renewed at our discretion. Either party without notice may terminate this agreement, and if we exercise our right we will only be obligated to pay Consultant for the fees actually earned by Consultant. Dr. Hackman is 67 years old.

Frank Garcia, CFO

Frank Garcia from 2007 to the present has worked as Accounting Manager for Kriyah Consultants LLC providing accounting services for mining exploration companies. From 1997 to 2006, Mr. Garcia was employed in senior management positions by Misys PLC, a global software and solutions company serving customers in international banking and securities, international healthcare, and UK retail financial services. Prior to 1997 Mr. Garcia held executive positions with CEMEX, a world leader in the construction materials industry.

Mr. Garcia received his Bachelor of Science –Business Administration—Major in Accounting from the University of Arizona in 1981. Mr. Garcia was appointed on March 31, 2010 and has not entered into an employment agreement or any other contract with us. He is 53 years old.

Dr. David Terry, Independent Director, Audit Committee Member

Dr. David Terry serves currently as an independent member of the Board of Directors. He holds a BSc and a PhD in Geology from the University of Western Ontario and a P. Geo. license in the Province of British Columbia. Dr. Terry has over 20 years of experience in the resource sector focused primarily on exploration for a wide spectrum of mineral deposits throughout North and South America. He has held numerous senior positions with both large mining companies and junior exploration companies, including IMA Exploration Inc., Boliden Limited, Westmin Resources Limited, Hemlo Gold Mines Inc., Cominco Limited and Gold Fields Mining Corporation.

Dr. Terry currently serves as a director and officer of several publicly-listed mineral exploration companies. Dr. Terry was appointed as a Director on May 30, 2008 and to the Audit Committee on May 26, 2009 and has entered into an Independent Director Agreement with us that is expected to continue until our next shareholders meeting where the Directors will be up for re-election. Either party without notice may terminate this agreement, and if we exercise our right, the Director shall be entitled to keep the Monthly Fee already paid to the Director for that calendar month. Dr. Terry is 44 years old.

Dr. Ronald Richman, Independent Director, Audit Committee Member

Ronald Richman from 2008 to the present was a co-director at Arid Lands Bioenergy Institute at the University of Arizona responsible for developing industrial liaison program, and reviewing programs for potential commercialization responsible for developing industrial liaison program, and reviewing programs for potential commercialization.

From 2003 to the present, Dr. Richman was Director and Chief Executive Officer of Innovative Technology Development Center in Tucson, AZ a Not-for-profit organization promoting sustainable economic development across Southern Arizona with focus on renewable resources. Prior to this, Dr. Richman held senior executive positions with IBM where he worked for 35 years.

Dr. Richman received a Bachelor of Science Degree in Chemistry from New York University, a Master of Science in Chemistry at the University of Colorado, a Doctor of Philosophy in Chemistry from the University of Colorado, the Wharton Executive Program, Wharton School, Senior Management Development at Sands Point IBM. Dr. Richman was appointed as a Director and to the Audit Committee on April 7, 2010 and has entered into an Independent Director Agreement with us that is expected to continue until our next shareholders meeting where the Directors will be up for re-election. Either party without notice may terminate this agreement, and if we exercise our right, the Director shall be entitled to keep the Monthly Fee already paid to the Director for that calendar month. Dr. Richman is 69 years old.

Family Relationships. There are no family relationships among our directors and executive officers.

Corporate Governance Guidelines. We have adopted a set of corporate governance guidelines that applies to our directors, officers and all employees. These guidelines may be obtained free of charge by writing to Pan American Lithium Corp., Attn: Chief Financial Officer, Suite 110, 3040 N. Campbell Avenue, Tucson , AZ 85719.

Executive Compensation

Summary Compensation Table. The following tables sets forth certain information concerning the annual and long-term compensation of our Chief Executive Officer and our other executive officers during the last fiscal year through April 30, 2010.

Name and Principal Position	Year	Salary	Bonus	Value of Options Granted(2)	All Other Compensation	Total Compensation
Andrew Brodkey Chairman of the Board, CEO, President	2010 2009	$ 45,542 $ 0	$ 0 $ 0	$147,879 0	$ 0 $ 0	$ 193,421 $ 0
Jodi Henderson Corporate Secretary	2010 2009	$ 13,995 $ 0	$ 0 $ 0	$91,573 0	$ 0 $ 0	$ 105,568 $ 0
David Hackman V.P Exploration	2010 2009	$ 19,037 $ 0	$ 0 $ 0	$71,304 0	$ 0 $ 0	$90,341 $ 0
Frank Garcia(1) CFO	2010 2009	$ 12,560 $ 0	$ 0 $ 0	$91,573 0	$ 0 $ 0	$ 104,133 $ 0
Jerry Minni Former CFO	2010 2009	$ 48,000 $ 42,000	$ 0 $ 0	0 0	$ 0 $ 0	$ 48,000 $ 42,000

(1) Mr. Garcia was elected as CFO on March 31, 2010, this compensation is based on total compensation pre and post election.
(2) The valuation of these options is based on the Black Scholes model.

OPTION – BASED AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRY DATE	VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS ($)[1]
Andrew Brodkey President, CEO, and Director	100,000 75,000 350,000	$0.50 $0.55 $0.30	January 15, 2015 March 30, 2015 May 26, 2020	Nil Nil $35,000
Jodi Henderson Secretary	100,000 51,200 23,800 50,000	$0.50 $0.55 $0.55 $0.30	January 15, 2015 March 30, 2015 March 30, 2020 May 26, 2020	Nil Nil Nil $5,000
David Hackman VP Exploration	100,000 50,000	$0.50 $0.55	January 15, 2015 March 30, 2015	Nil Nil
Frank Garcia [2] CFO	100,000 75,000 50,000	$0.50 $0.55 $0.30	January 15, 2015 March 30, 2020 May 26, 2020	Nil Nil $5,000
David Terry Director	300,000	$0.15	September 15, 2013	75,000
Ronald Richman Director	200,000	$0.55	April 9, 2020	Nil
Jerry Minni[3] Former CFO	300,000	$0.15	September 15, 2013	Nil(3)

(1)	The average bid price on the TSX Venture Exchange of the our common shares on June 29, 2010 is $0.40.
(2)	Mr. Garcia was elected as CFO on March 31, 2010, these option – based awards are pre and post election awards.
(3)	Mr. Minni has exercised all options issued by us.

     Audit, Compensation and Nominating Committees As noted above, we intend to apply for listing our common stock on the OTC Electronic Bulletin Board, which does not require companies to maintain audit, compensation or nominating committees. Nevertheless, we do have an Audit Committee consisting of independent Directors David Terry and Ronald Richman, and management director Andrew Brodkey. Our shares may never be quoted on the OTC Bulletin Board. Considering the fact that we are an early stage company, we do not maintain standing compensation or nominating committees. The functions typically associated with these committees are performed by the entire Board of Directors that currently consists of two members who are considered independent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders, Directors, Nominees, Executive Officers, and Related Stockholder Matters

The following table sets forth, as of January 4, 2011 , certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than 5 percent of our outstanding shares of common stock, (ii) each of our directors or nominee for directors, (iii) each of our executives, and (iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o our company at our principal office address:

	Number of Shares	Percent of
Beneficial Owner	Beneficially Owned[1]	Class[2]
Andrew Brodkey	1,023,000	1.94%
David Hackman	300,000	0.57%
Jodi Henderson	200,000	0.38%
Frank Garcia	200,000	0.38%
All directors, officers as a group (4 persons)	1,723,000	3.26%
Jerry Minni	2,160,000	4.09%

(1) Beneficial ownership is determined in accordance with the rules of the SEC, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household. This includes any shares such person has the right to acquire within 60 days.

(2) Percent of class is calculated based on the number of fully diluted shares outstanding on January 4, 2011 (52,829,683)

Information Regarding Major Shareholders

As of January 4, 2011 , Jerry Minni owns 2,160,000 shares of our common stock or 5.67% of our 38,100,943 issued and outstanding common shares as of January 4, 2011 . During the last three years, Mr. Minni’s percentage ownership has changed as follows:

	Number of Shares	Percent of
Date of Issuance	Issued	Class
July 22, 2009	1,860,000	17.09%
Aug. 29, 2009	75,000	17.50%
April 26, 2010	225,000	5.20%

Our major shareholders do not have any different voting rights.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules, and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director or more than 5% stockholder of Pan American Lithium Corp., including any immediate family members, and any entity owned or controlled by such persons. Our Board of Directors (excluding any interested director) is charged with reviewing and approving all related-person transactions, and a special committee of our Board of Directors is established to negotiate the terms of such transactions. In considering related-person transactions, our Board of Directors takes into account all relevant available facts and circumstances.

From August 31, 2010 to January 4, 2011

We have not entered into any new transactions with related parties in the period from August 31, 2010 to January 4, 2011 .

For the six months ended August 31, 2010

On March 30, 2010, we entered into stock option agreements with each of David Hackman, Jodi Henderson, and Frank Garcia each being officers of our company and Andrew Brodkey being a director and officer of our company. Andrew Brodkey, Jodi Henderson and Frank Garcia entered into stock option agreements that granted 75,000 options and David Hackman entered a stock option agreement that granted 50,000 options, each option entitling the holder to acquire on common share in the capital of our company at the exercise price of $0.55 per share until expiry on March 30, 2015. Except for Frank Garcia’s options and 23,800 of Jodi Henderson’s granted options, these options are contingent on Exchange and shareholder approval of a new rolling stock option plan, which will be presented at the next annual general meeting.

On April 9, 2010, we granted 200,000 options to Ronald Richman, a director of our company. The stock options were issued under our rolling stock option plan, each option of which is exercisable at $0.55 per share until April 9, 2020. The option grant is required to be approved by the TSX Venture Exchange and our shareholders at our next annual general meeting.

On May 25, 2010, we granted 350,000 options to Andrew Brodkey, a director and officer of our company, 100,000 options to David Terry, a director of our company, 50,000 options to Jodi Henderson, an officer of our company, and 50,000 options to Frank Garcia, an officer of our company, for a total of 550,000 options. The stock options were issued under our rolling stock option plan, each option of which is exercisable at $0.30 per share until May 25, 2020. The option grants are required to be approved by the TSX Venture Exchange and our shareholders at our next annual general meeting.

For the year ended February 28, 2010

We entered into an employment agreement dated November 1, 2009 with Andrew Brodkey, the current Chief Executive Officer and a director of our company. Pursuant to the terms of the agreement, we agreed to pay Mr. Brodkey a base salary of US$10,000 per month and options to acquire 1.5 million of our common shares, the terms of which were to be agreed upon at a later date. In addition, we entered into a consulting agreement dated November 1, 2009 with Sage Associates Inc., a company wholly owned by David Hackman, an officer of our company. Pursuant to the terms of the agreement, Sage Associates agreed to provide geological and advisory services in consideration for the payment of US$6,000 per month. Such services primarily involve geologic evaluation of properties, design and implementation of exploration programs, and coordination with outside independent geologists. We entered into a consulting agreement dated November 1, 2009 with JVM Management Ltd., a company wholly owned by Jerry Minni, formerly the Chief Financial Officer and a director of our company. Pursuant to the terms of the agreement, JVM Management provided administrative and management services to us in consideration for the payment of $3,500 per month. These services included day-today operations of our company as well as bookkeeping, all regulatory filings, contracts, procurement of services, and related matters. We also paid accounting fees of $12,125 to J.A. Minni & Associates Inc., and rent of $13,750 to Earls Cove Financial Corp., both of which entities were controlled by Jerry Minni, a former director and officer, or were entities in which Mr. Minni was a partner or proprietor.

We have engaged Kriyah Consultants LLC, a company managed by Andrew Brodkey, to provide administrative services for US$2,500 per month and incurred $10,605 during the year ended February 28, 2010. During this same period, we incurred $13,995 to Jodi Henderson, our Corporate Secretary.

On January 15, 2010, we entered into stock option agreements with each of Andrew Brodkey, David Hackman, Frank Garcia, and Jodi Henderson. Andrew Brodkey is a director and officer of our company and David Hackman, Frank Garcia and Jodi Henderson are officers of our company. Each agreement granted 100,000 options to such persons, each option entitling the holder to acquire one of our common share at the exercise price of $0.50 per share until expiry on January 15, 2015.

Subsequent to the year ended February 28, 2010, we entered into stock option agreements with each of David Hackman, Jodi Henderson, and Frank Garcia each being officers of our company and Andrew Brodkey being a director and officer of our company. Andrew Brodkey, Jodi Henderson and Frank Garcia entered into stock option agreements that granted 75,000 options and David Hackman entered a stock option agreement that granted 50,000 options, each option entitling the holder to acquire on common share in the capital of our company at the exercise price of $0.55 per share until expiry on March 30, 2015. Except for Frank Garcia and 23,800 of Jodi Henderson’s granted options, these options are contingent on TSX Venture Exchange and shareholder approval of a new rolling stock option plan, which will be presented at the next annual general meeting.

Subsequent to the year ended February 28, 2010, we granted 200,000 options to Ronald Richman, a director of our company. The stock options were issued under our rolling stock option plan, each option of which is exercisable at $0.55 per share until April 9, 2020. The option grant is required to be approved by the TSX Venture Exchange and our shareholders at our next annual general meeting.

On May 25, 2010, and subsequent to the year ended February 28, 2010, we granted 350,000 options to Andrew Brodkey, a director and officer, 100,000 options to David Terry, a director, 50,000 options to Jodi Henderson, an officer, and 50,000 options to Frank Garcia, an officer, for a total of 550,000 options. The stock options were issued under our rolling stock option plan, each option of which is exercisable at $0.30 per share until May 25, 2020. The option grants are required to be approved by the TSX Venture Exchange and our shareholders at our next annual general meeting.

For the year ended February 28, 2009

We paid management fees of $42,000, accounting fees of $350, and rent of $9,000 to companies controlled by Jerry Minni, a former director and officer, or to companies in which Mr. Minni was a partner.

For the year ended February 29, 2008

We paid management fees of $42,000, accounting fees of $2,500, and rent of $9,000 to companies controlled by Jerry Minni, a former director and officer, or to companies in which Mr. Minni was a partner or proprietor. We also paid exploration costs of $110,985 to Christopher Dyakowski, a former director and officer.

For the year ended February 28, 2007

We paid management fees of $17,500, accounting fees of $1,150, and rent of $3,750 to companies controlled by Jerry Minni, a former director and officer, or to companies in which Mr. Minni was a partner.

Director Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ Rules 4200 and 4350. As of the date of this document, our Board has determined that our members meet the independence requirements.

DESCRIPTION OF CAPITAL STOCK

Our authorized and issued stock is as follows:

	Number of Shares at January 4, 2011
Title of Class	CLASS A	CLASS A
	Authorized	Outstanding

Common stock, without par value	unlimited	38,100,943

Common stock

Dividends. Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See the section “Risk Factors”.

Liquidation. If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive any liquidation preferences, will be distributed to the owners of our common stock pro-rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders and the shares that may be sold by them pursuant to this prospectus. See also Security Ownership of Certain Beneficial Owners and Management.

Name	Number of Shares of	Number of Shares of	Percentage of	Percentage of
	Common Stock Beneficially	Common Stock Being	Shares Owned	Shares Owned
	Owned Prior to Offering[1]	Offered	Prior to	After the
			Offering(1)	Offering(2)
MICHAEL MURPHY(3)	1,000,000	1,000,000	2.6%	0.00%
HAROLD W GARDNER	600,066	600,066	1.57%	0.00%
FRANK W HOWARD #2 LP LLLP(4)	300,000	300,000	0.79%	0.00%
KENNETH B KURICA	300,000	300,000	0.79%	0.00%
KYUNGSOON MOON FOLAN	100,000	100,000	0.26%	0.00%
LINDSAY CASE ROLLOVER IRA	100,000	100,000	0.26%	0.00%
DAVE HILL	75,000	75,000	0.20%	0.00%
DON HILL	75,000	75,000	0.20%	0.00%

Name	Number of Shares of	Number of Shares of	Percentage of	Percentage of
	Common Stock Beneficially	Common Stock Being	Shares Owned	Shares Owned
	Owned Prior to Offering[1]	Offered	Prior to	After the
			Offering(1)	Offering(2)
THE BARBARA L KOLAR FAMILY TRUST – 1988(5)	66,667	66,667	0.17%	0.00%
NTC & CO FBO DANIEL RIVERS(6)	66,667	66,667	0.17%	0.00%
JOHN P DAY	50,000	50,000	0.13%	0.00%
STEVE ORLASKI	50,000	50,000	0.13%	0.00%
VMO LLC(7)	50,000	50,000	0.13%	0.00%
CLARENCE HENKE	30,000	30,000	0.08%	0.00%
WILLIAM T BLOEBAUM	25,000	25,000	0.07%	0.00%
BARBARA TIMMONS	25,000	25,000	0.07%	0.00%
MONICA RIVERA	50,000	50,000	0.13%	0.00%
HAROLD GARDNER	100,000	100,000	0.26%	0.00%
SUSAN SKIRVIN	25,000	25,000	0.07%	0.00%
TIM LOWENSTEIN	200,000	200,000	0.52%	0.00%
MONICA RIVERA	50,000	50,000	0.13%	0.00%
Shareholders as a group (18)	3,338,400	3,338,400

(1) The numbers of shares listed in these columns include all shares beneficially owned by the selling stockholder. The ownership percentages listed in these columns include only shares beneficially owned by the listed selling stockholder. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the percentage of shares beneficially owned by a selling stockholder, shares of common stock subject to options or warrants, or debt convertible into common stock held by that selling stockholder that was exercisable on or within 60 days after September 1, 2010, were deemed outstanding for the purpose of computing the percentage ownership of that selling stockholder. The ownership percentages are calculated based on the 38,100,943 shares of common stock that were outstanding as of January 4, 2011.
(2) Assuming the selling stockholders sells the maximum amount of shares.
(3) 500,000 of Michael Murphy’s shares are held by NTC & CO FBO Michael Murphy and Michael Murphy has voting and dispositive powers over these shares.
(4) Frank Howard has voting and dispositive powers with respect to Frank W Howard #2 LP LLLP.
(5) Daniel Rivers has voting and dispositive powers with respect to The Barbara L. Kolar Family Trust.
(6) Daniel Rivers has voting and dispositive powers with respect to NTC & CO FBO Daniel Rivers.
(7) Holly Mahon and John Ventimiglia jointly have voting and dispositive powers with respect to VMO LLC.

The above selling shareholders are not deemed as broker-dealers. The selling shareholders may be considered underwriters to this prospectus. At the time of purchase, the selling shareholders had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

The following table presents information regarding the outstanding options and the shares that may be sold by them after conversion pursuant to this prospectus.

Date Granted	Option Holder	Options Granted #	Exercise Price	Expiry Date	Exhibit Number
Jan. 15, 2010(1)	Monica Rivera	50,000	$0.50	Jan. 15, 2015	10.25
Jan. 15, 2010(2)	Harold Gardner	100,000	$0.50	Jan. 15, 2015	10.22
April 21, 2010(1)	Susan Skirvin	25,000	$0.55	March 30, 2015	10.33
May 26, 2010(3)	Tim Lowenstein	200,000	$0.30	May 26, 2020	10.34
May 26, 2010(1)	Monica Rivera	50,000	$0.30	May 26, 2020	10.31
Total		425,000

(1)

The stock options were granted following the entry into a stock option agreement dated as of the respective dates set out in the table above between each of the optionees and us. The stock options were granted to the optionees in consideration for administrative services provided to us. We granted the stock options, and will issue the underlying shares upon the due exercise of such stock options, pursuant to Section 4(2) of the United States Securities Act of 1933 with respect to U.S. federal securities laws and Section 2.24 of National Instrument 45-106 with respect to the securities laws of British Columbia. One-half of these options became exercisable upon their grant. The remaining one-half will become exercisable on the one year anniversary of their grant date.

(2)

The stock options were granted following entry into a stock option agreement dated January 15, 2010 between Harold Gardner and us. The stock options were granted to Mr. Gardner in consideration for consulting services as a senior business development and property advisor to us. We granted the stock options, and will issue the underlying shares upon the due exercise of such stock options, pursuant to Section 4(2) of the United States Securities Act of 1933 with respect to U.S. federal securities laws and Sections 2.3 and 2.24 of National Instrument 45-106 with respect to the securities laws of British Columbia. One-half of these options became exercisable upon their grant. The remaining one-half will become exercisable on the one year anniversary of their grant date.

(3)

The stock options were granted following entry into a stock option agreement dated May 26, 2006 between Tim Lowenstein and us. The stock options were granted to Mr. Lowenstein in consideration for the provision of his services as a member of our technical advisory committee. We granted the stock options, and will issue the underlying shares upon the due exercise of such stock options, pursuant to Section 4(2) of the United States Securities Act of 1933 with respect to U.S. federal securities laws and Section 2.24 of National Instrument 45-106 with respect to the securities laws of British Columbia. One-half of these options became exercisable upon their grant. The remaining one-half will become exercisable on the one year anniversary of their grant date.

PLAN OF DISTRIBUTION

By Selling Stockholders

The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of its common shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling stockholder may use any one or more of the following methods when selling shares:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
  an exchange distribution in accordance with the rules of the applicable exchange; privately negotiated transactions;
  to cover short sales made after the date that this Registration Statement is declared effective by the Commission;
  broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
  a combination of any such methods of sale; and
  any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 promulgated under the Securities Act, or another exemption from the registration requirements under the Securities Act, if available, rather than under this prospectus.

The selling shareholders will sell the common stock being registered in this offering at a fixed price of $0.15 per share, until the securities are quoted on the OTC Bulletin Board or listed on an exchange and thereafter at prevailing market prices or privately negotiated prices. Our common shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the common shares owned by it and, if it defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon us being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker -dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon us being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because the selling stockholder may be deemed to be an underwriter within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the selling stockholder and/or the purchasers. The selling stockholder has represented and warranted to us that it acquired the securities subject to this registration statement in the ordinary course of the selling stockholder’s business and, at the time of its purchase of such securities the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

We have advised the selling stockholders that it may not use shares registered on this Registration Statement to cover short sales of common stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission. If the selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholder will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholder in connection with resales of their respective shares under this Registration Statement.

We are required to pay all fees and expenses incident to the registration of the shares, but we will not receive any proceeds from the sale of the common stock by selling stockholders. We have agreed to indemnify the selling stockholders.

At the time of purchase, the selling shareholders had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

OTC Bulletin Board Considerations

We currently plan to have our common stock quoted on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in shares of our common stock and we are not aware that any market maker has any such intention. We cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members.

Our shares may never be quoted on the OTC Bulletin Board. The OTC Bulletin Board is separate and distinct from the NASDAQ stock market and other stock exchanges. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. The FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC Bulletin Board is that the issuer be current in its reporting requirements with the SEC.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders — an order to buy or sell a specific number of shares at the current market price — it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the smaller reporting company of expenses incurred or paid by a directors, officers or controlling person of the smaller reporting company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by Clark Wilson LLP .

EXPERTS

The financial information included in this prospectus for the periods ended February 28, 2010 and February 28, 2009 have been audited by Manning Elliott LLP Chartered Accountants, an independent registered public accounting firm. Manning Elliott LLP Chartered Accountants have been our auditors for the preceding three years and is a member of Institute of Chartered Accountants of British Columbia Registered with the Canadian Public Accountability Board (Canada) and the Public Company Accounting Oversight Board (US).

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert named in this prospectus as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with this prospectus) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of this prospectus or that part of this prospectus to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of our parents or subsidiaries. Nor was any such person connected with our company or any of our parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

LEGAL PROCEEDINGS

We do not know any legal proceedings contemplated by any governmental authority or any other party involving us or our properties. We know of no material proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder is a party adverse to us or has a material interest adverse to us.

ADDITIONAL INFORMATION

We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1 -800-SEC-0330. The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a Registration Statement on Form F-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a Registration Statement, does not contain all of the information set forth in the Registration Statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document, which is filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ___________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

___________________________________

ETNA RESOURCES INC.
FINANCIAL STATEMENTS
AT FEBRUARY 28, 2009 AND
FEBRUARY 29, 2008
___________________________________

AUDITORS' REPORT

To the Directors of
Etna Resources Inc.

We have audited the balance sheets of Etna Resources Inc. as at February 28, 2009 and February 29, 2008, and the statements of operations, comprehensive loss and deficit and cash flows for the years ended February 28, 2009 and February 29, 2008 and the period from incorporation on September 18, 2006 to February 28, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at February 28, 2009 and February 29, 2008 and the results of its operations and cash flows for the years ended February 28, 2009 and February 29, 2008 and the period from incorporation on September 18, 2006 to February 28, 2007 in accordance with Canadian generally accepted accounting principles.

/s/ “Manning Elliott LLP”

Chartered Accountants
Vancouver, British Columbia

April 23, 2009 (except as to Note 12 which is as of June 15, 2009 and Note 13 which is of May 14, 2010)

COMMENTS BY AUDITORS ON CANADA – UNITED STATES REPORTING DIFFERENCES

The standards of the Public Company Accounting Oversight Board (United States) require the addition of an explanatory paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the Company’s ability to continue as a going concern, such as those described in Note 1 to the financial statements. Although we conducted our audits in accordance with both Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States), our report to the shareholders dated April 23, 2009 (except as to Note 12 which is as of June 15, 2009 and Note 13 which is of May 14, 2010) is expressed in accordance with Canadian reporting standards which do not permit a reference to such conditions and events in the auditor’s report when these are adequately disclosed in the financial statements.

/s/ “Manning Elliott LLP”

Chartered Accountants
Vancouver, British Columbia, Canada

May 14, 2010

ETNA RESOURCES INC.
BALANCE SHEETS

	February 28,	February 29,
	2009	2008

ASSETS

CURRENT

Cash	$147	$15,018
Amounts receivable	5,079	8,245

	5,226	23,263

DEFERRED FINANCING COSTS (Note 4)	92,235	1,222
MINERAL PROPERTY (Note 5)	139,775	138,915

	$237,236	$163,400

LIABILITIES

CURRENT

Accounts payable and accrued liabilities (Note 7)	$100,429	$8,289
Due to director (Note 7)	11,500	9,000

	111,929	17,289

FUTURE INCOME TAX LIABILITY (Note 8)	–	10,622

	111,929	27,911

SHAREHOLDERS’ EQUITY

SHARE CAPITAL (Note 6)	368,088	325,088
DEFICIT	(242,781)	(189,599)

	125,307	135,489

	$237,236	$163,400

NATURE OF BUSINESS AND CONTINUING OPERATIONS (Note 1)
COMMITMENTS (Note 9)
SUBSEQUENT EVENT (Note 12)

Approved on behalf of the Board:

“Jerry A. Minni”
Director

“Joseph Grosso”
Director

The accompanying notes are an integral part of these financial statements.

ETNA RESOURCES INC.
STATEMENTS OF OPERATIONS, COMPREHENSIVE LOSS AND DEFICIT

			Period From
			Incorporation on
			September 18,
	Year Ended	Year Ended	2006 to
	February 28,	February 29,	February 28,
	2009	2008	2007
EXPENSES

Management and administration fees	$42,000	$42,000	$17,500
Office and miscellaneous	490	218	204
Professional fees	12,466	3,465	2,164
Rent	9,000	9,000	3,750
Stock-based compensation	–	140,000	–

	63,956	194,683	23,618

LOSS BEFORE INTEREST INCOME AND INCOME TAXES	(63,956)	(194,683)	(23,618)

INTEREST INCOME	152	1,219	543

LOSS BEFORE INCOME TAXES	(63,804)	(193,464)	(23,075)

FUTURE INCOME TAX RECOVERY (Note 8)	10,622	19,154	7,786

NET LOSS AND COMPREHENSIVE LOSS	(53,182)	(174,310)	(15,289)

DEFICIT, BEGINNING OF PERIOD	(189,599)	(15,289)	–

DEFICIT, END OF PERIOD	$(242,781)	$(189,599)	$(15,289)

LOSS PER SHARE, basic and diluted	$(0.01)	$(0.04)	$(0.02)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	5,050,753	3,925,399	923,930

The accompanying notes are an integral part of these financial statements.

ETNA RESOURCES INC.
STATEMENTS OF CASH FLOWS

			Period From
			Incorporation on
			September 18,
	Year Ended	Year Ended	2006 to
	February 28,	February 29,	February 28,
	2009	2008	2007
OPERATING ACTIVITIES

Net loss	$(53,182)	$(174,310)	$(15,289)

Items not affecting cash

Stock-based compensation	–	140,000	–
Future income tax recovery	(10,622)	(19,154)	(7,786)

	(63,804)	(53,464)	(23,075)

Changes in non-cash working capital items:

Amounts receivable	3,166	(7,176)	(1,069)
Accounts payable and accrued liabilities	29,799	(16,677)	23,744

	(30,839)	(77,317)	(400)

FINANCING ACTIVITIES

Advances from director	2,500	9,000	–
Issuance of shares	43,000	99,000	123,650
Deferred financing cash	(28,672)	–	–

	16,828	108,000	123,650

INVESTING ACTIVITY

Mineral property acquisition and exploration costs	(860)	(138,915)	–

INCREASE (DECREASE) IN CASH	(14,871)	(108,232)	123,650

CASH, BEGINNING OF PERIOD	15,018	123,250	–

CASH, END OF PERIOD	$147	$15,018	$123,650

SUPPLEMENTAL INFORMATION
Interest paid	$–	$–	$–
Income taxes paid	$–	$–	$–

The accompanying notes are an integral part of these financial statements.

ETNA RESOURCES INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED FEBRUARY 28, 2009 AND FEBRUARY 29, 2008 AND
FROM INCORPORATION ON SEPTEMBER 18, 2006 TO FEBRUARY 28, 2007

1.             NATURE OF BUSINESS AND CONTINUING OPERATIONS

Etna Resources Inc. (the “Company”) was incorporated on September 18, 2006 under the British Columbia Business Corporations Act. The Company’s principal business activities include the acquisition, exploration, and development of mineral properties. At February 28, 2009, the Company had not yet determined whether the property contain ore reserves that are economically recoverable. The recoverability of amounts shown for mineral property and related deferred exploration costs is dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying mineral claims, the ability of the Company to obtain the necessary financing to complete the development of and future profitable production from the properties or realizing proceeds from their disposition.

The Company incurred a loss of $53,182 (2008: $174,310) for the year ended February 28, 2009. At February 28, 2009, the Company had an accumulated deficit of $242,781 (2008: $189,599) which has been funded by the issuance of equity. The Company's ability to continue its operations and to realize its assets at their carrying values is dependent upon obtaining additional financing and generating revenues sufficient to cover its operating costs.

These financial statements do not give effect to any adjustments, which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)    Use of Estimates

The preparation of financial statements in accordance with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of expenses during the reporting period. Significant areas requiring the use of management estimates relate to the determination of impairment of mineral property and deferred exploration costs, recovery future income tax assets and liabilities and assumptions used in valuing stock-based compensation related to options and warrants. Actual results could differ from those reported.

b)    Mineral Properties

All costs related to the acquisition, exploration and development of mineral properties are capitalized. Upon commencement of commercial production, the related accumulated costs are amortized against projected income using the units of production method over estimated recoverable reserves. Management annually assesses carrying values of non-producing properties and properties for which events and circumstances may indicate possible impairment. Impairment of a property is generally considered to have occurred if the property has been abandoned, there are unfavorable changes in the property economics, there are restrictions on development, or when there has been an undue delay in development, which exceeds three years. If management determines that the carrying values cannot be recovered or the carrying values are related to properties that are allowed to lapse, the unrecoverable amounts are expensed in the period that this determination is made.

The recoverability of mineral properties and exploration and development costs is dependent on the existence of economically recoverable reserves, the ability to obtain the necessary financing to complete the development of the reserves, and the profitability of future operations. The Company has not yet determined whether any of its future mineral properties contain economically recoverable reserves. Amounts capitalized to mineral properties as exploration and development costs do not necessarily reflect present or future values.

c)    Income Taxes

The Company follows the asset and liability method of accounting for income taxes. Under this method, future income tax assets and liabilities are determined based on temporary differences, which arise between the accounting basis and the tax basis of various assets and liabilities, and are measured using substantively enacted tax rates and laws expected to apply when these differences reverse. A valuation allowance is provided for any future income tax assets if it is more likely than not that the asset will not be realized.

ETNA RESOURCES INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED FEBRUARY 28, 2009 AND FEBRUARY 29, 2008 AND
FROM INCORPORATION ON SEPTEMBER 18, 2006 TO FEBRUARY 28, 2007

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

d)    Long-lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of mineral property and deferred exploration costs may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset.

e)    Asset Retirement Obligations

The Company follows Canadian Institute of Chartered Accountants (“CICA”) Handbook Section 3110, “Asset Retirement Obligations,” which establishes standards for asset retirement obligations and associated retirement costs related to site reclamation and abandonment. The fair value of the liability for an asset retirement obligation is recorded when it is incurred and the corresponding increase to the asset is depreciated over the life of the asset. The liability is increased over time to reflect an accretion element considered in the initial measurement at fair value. As at February 28, 2009, the Company has not incurred any asset retirement obligation related to the exploration and development of its mineral property.

f)    Stock-based Compensation

The Company applies the fair value method to stock-based payments and all awards that are direct awards of stock, that call for settlement in cash or other assets or are stock appreciation rights that call for settlement by the issuance of equity instruments. Compensation expense is recognized over the applicable vesting period with a corresponding increase in contributed surplus. When the options are exercised, the exercise price proceeds together with the amount initially recorded in contributed surplus are credited to share capital.

g)    Comprehensive Loss

Comprehensive loss reflects net loss and other comprehensive income (loss) for the period. Other comprehensive income (loss) includes changes in unrealized foreign currency translation amounts arising from self-sustaining foreign operations, unrealized gains and losses on available-for-sale assets and changes in the fair value of derivatives designated as cash flow hedges to the extent they are effective.

h)    Loss Per Share

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding during the period. The Company applies the treasury stock method in calculating diluted loss per share. Diluted loss per share excludes all dilutive potential common shares if their effect is anti-dilutive.

i)    Flow-through Shares

The Company has adopted EIC-146, which is effective for all flow-through share transactions initiated after March 19 2004. Canadian tax legislation permits a company to issue securities referred to as flow-through shares whereby the Company assigns the tax deductions arising from the related resource expenditures to the shareholders. When resource expenditures are renounced to the investors and the Company has reasonable assurance that the expenditures will be completed, a future income tax liability is recognized for the net tax effect of the deductions renounced, and share capital is reduced.

If the Company has sufficient unrecognized tax losses carried forward or other unrecognized future income tax assets to offset all or part of this future income tax liability, a portion of such unrecognized future income tax assets is recorded as a future income tax recovery up to the amount of the future income tax liability that would otherwise be recognized.

ETNA RESOURCES INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED FEBRUARY 28, 2009 AND FEBRUARY 29, 2008 AND
FROM INCORPORATION ON SEPTEMBER 18, 2006 TO FEBRUARY 28, 2007

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

j)    Share Issue Costs

Professional, consulting, regulatory, and other costs directly attributable to financing transactions are recorded as deferred financing costs until the financing transactions are completed, if the completion of the transaction is considered likely; otherwise, they are expensed as incurred. Share issue costs are charged to share capital when the related shares are issued. Deferred financing costs related to financing transactions that are not completed are charged to operations.

k)    Financial Instruments

The Company classifies financial assets and liabilities as held-for-trading, available-for-sale, held-to-maturity, loans and receivables or other financial liabilities depending on their nature. Financial assets and financial liabilities are recognized at fair value on their initial recognition, except for those arising from certain related party transactions, which are accounted for at the transferor’s carrying amount or exchange amount in accordance with the Canadian Institute of Chartered Accountant (“CICA”) Handbook Section 3840, “Related Party Transactions.”

Financial assets and liabilities classified as held-for-trading are measured at fair value, with gains and losses recognized in net income. Financial assets classified as held-to-maturity, loans, and receivables, and financial liabilities other than those classified as held-for-trading are measured at amortized cost, using the effective interest method of amortization. Financial assets classified as available-for-sale are measured at fair value, with unrealized gains and losses being recognized as other comprehensive income until realized, or if an unrealized loss is considered other than temporary, the unrealized loss is recorded in income. The Company has elected to account for transaction costs related to the issuance of financial instruments as a reduction of the carrying value of the related financial instruments.

3.             CHANGES IN ACCOUNTING POLICIES AND RECENT ACCOUNTING PRONOUNCEMENTS

Effective on March 1, 2008, the Company adopted the Canadian Institute of Chartered Accountants (“CICA”) Handbook Section 3862, “Financial Instruments - Disclosure” and Section 3863, “Financial Instruments - Presentation”. These sections carry forward the former presentation requirements and increase the emphasis on recognition and management of the risks associated with recognized and unrecognized financial instruments. The adoption of these sections had no impact on the financial position or net earnings for the period ended February 28, 2009.

Effective on March 1, 2008, the Company adopted the CICA Handbook Section 1535, “Capital Disclosures,” which requires disclosure of information about an entity’s capital and its objectives, policies and processes for managing capital. Disclosure requirements pertaining to this new standard are contained in Note 10.

Effective on March 1, 2008, the Company adopted CICA Handbook Section 1400, “General Standards of Financial Statement Presentation.” This section provides revised guidance on management’s responsibility to assess and disclose the Company’s ability to continue as a going concern. The adoption of this section had no significant impact on the Company’s financial statements.

ETNA RESOURCES INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED FEBRUARY 28, 2009 AND FEBRUARY 29, 2008 AND
FROM INCORPORATION ON SEPTEMBER 18, 2006 TO FEBRUARY 28, 2007

3.             CHANGES IN ACCOUNTING POLICIES AND RECENT ACCOUNTING PRONOUNCEMENTS (continued)

Recent accounting pronouncements

In January 2009, the Accounting Standards Board ("AcSB") issued CICA Handbook Section 1582, “Business Combinations,” which replaces Section 1581, “Business Combinations.” The AcSB also issued Section 1601, “Consolidated Financial Statements,” and Section 1602, “Non-Controlling Interests,” which replace Section 1600, “Consolidated Financial Statements.” These new sections are based on the International Accounting Standards Board’s (“IASB”) International Financial Reporting Standard 3, “Business Combinations.” These new standards replace the existing guidance on business combinations and consolidated financial statements. These new standards require that most assets acquired and liabilities assumed, including contingent liabilities, to be measured at fair value and all acquisition costs to be expensed. These new standards also require non-controlling interests to be recognized as a separate component of equity and net earnings to be calculated without a deduction for non-controlling interests. The objective of these new standards is to harmonize Canadian accounting for business combinations with the international and U.S. accounting standards. The new standards are to be applied prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after January 1, 2011, with earlier application permitted. Assets and liabilities that arose from business combinations whose acquisition dates preceded the application of the new standards will not be adjusted upon application of these new standards. The Non-Controlling Interests standard should be applied retrospectively except for certain items.

In January 2009, the CICA issued Section 1601, Consolidated Financial Statements, and 1602, Non-controlling interests, which replaces existing guidance. Section 1602 provides guidance on accounting for a non-controlling interest in a subsidiary in consolidated financial statements subsequent to a business combination. These standards are effective on or after the beginning of the first annual reporting period on or after January 2011 with earlier adoption permitted. The Company does not expect that the adoption of this standard will have a material impact on the Company’s financial statements.

In February 2008, the AcSB issued CICA Handbook Section 3064, “Goodwill and Intangible Assets,” which replaces Section 3062, “Goodwill and Intangible Assets,” and Section 3450, “Research and Development Costs.” Section 3064 establishes standards for the recognition, measurement, and disclosure of goodwill and intangible assets. This new standard is effective for the Company’s interim and annual financial statements commencing January 1, 2009. The Company does not expect that the adoption of this standard will have a material impact on its financial statements.

In February 2008, the AcSB adopted a strategic plan for the direction of accounting standards in Canada. As part of that plan, accounting standards in Canada for public companies will converge with International Financial Reporting Standards ("IFRS"). AcSB announced that 2011 is the changeover date for publicly-listed companies to use IFRS, replacing Canadian GAAP. This date is for interim and annual financial statements relating to fiscal years beginning on or after January 1, 2011. The transition date of January 1, 2011 will require the restatement for comparative purposes of amounts reported by the Company for the year ended December 31, 2010. In July 2008, AcSB announced that early adoption will be allowed in 2009 subject to seeking exemptive relief. The Company continues to monitor and assess the impact of convergence of Canadian GAAP and IFRS.

4.             DEFERRED FINANCING COSTS

At February 28, 2009, the Company had incurred $75,985 (2008: $1,222) in legal and accounting fees and paid a retainer to the agent of $16,250 (2008: $Nil) relating to the Prospectus described in Note 12.

ETNA RESOURCES INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED FEBRUARY 28, 2009 AND FEBRUARY 29, 2008 AND
FROM INCORPORATION ON SEPTEMBER 18, 2006 TO FEBRUARY 28, 2007

5.             MINERAL PROPERTY

	2009	2008
ASPEN GROVE PROPERTY, Kamloops, BC

Acquisition costs	$21,400	$21,400
Airborne surveys and consulting	103,190	103,190
Property assessment fees	7,390	6,530
Report	7,795	7,795

Balance, end of year	$139,775	$138,915

Aspen Grove Property

Pursuant to an agreement dated May 28, 2007, the Company was granted an option to acquire a 100% interest, subject to a 2% Net Smelter Return (“NSR”), in the Aspen Grove Property situated in the Nicola Mining Division, B.C. In order to earn its interest the Company agreed to make cash payments and issue common shares to the optionors as follows:

		Number
		of Common
	Cash	Shares

(i) On execution of the agreement (paid)	$15,000	–

(ii) Within 15 days after the date the Company’s shares are traded on the TSX Venture Exchange (“TSX-V”)	15,000	50,000

(iii) Within 1 year after the date the Company’s shares are traded on the TSX-V	20,000	50,000

(iv) Within 2 years after the date the Company’s shares are traded on the TSX-V	25,000	50,000

(v) Within 3 years after the date the Company’s shares are traded on the TSX-V	–	50,000

	$75,000	200,000

The NSR can be purchased by the Company for $1 million for each 1% NSR ($2 million in aggregate) during the 5-year period commencing from the date the property is put into commercial production.

During the year ended February 29, 2008, the Company acquired 3 additional mining claims in the Aspen Grove Property area for $6,400.

ETNA RESOURCES INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED FEBRUARY 28, 2009 AND FEBRUARY 29, 2008 AND
FROM INCORPORATION ON SEPTEMBER 18, 2006 TO FEBRUARY 28, 2007

6.             SHARE CAPITAL

a)     Authorized

100,000,000 common shares without par value.

b)      Issued and fully paid

	Number
	of Shares	Amount

Balance, February 28, 2007	1,961,000	$96,252

Issued for cash pursuant to subscription agreements
At $0.005	2,000,000	10,000
At $0.075	360,000	27,000
At $0.10	200,000	20,000
At $0.15	280,000	42,000
Fair value adjustment on 2,000,000 shares issued at $0.005 per share	–	140,000
Renunciation of cumulative eligible exploration costs	–	(10,164)

Balance, February 29, 2008	4,801,000	325,088

Issued for cash pursuant to subscription agreements At $0.10	430,000	43,000

Balance, February 28, 2009	5,231,000	$368,088

During the year ended February 28, 2009, the Company issued 430,000 common shares at $0.10 per share for gross proceeds of $43,000.

Included in the common shares issued during the year ended February 29, 2008 were 2,270,000 flow-through shares issued for total proceeds of $30,250. The Company renounced the related eligible Canadian Exploration Expenditures in favour of flow-through shareholders in the fiscal year these shares were issued.

Included in the 2,270,000 flow-through shares issued were 2,000,000 shares issued to directors at $0.005 per share for gross proceeds of $10,000. The fair value of the 2,000,000 shares was determined to be $150,000. The Company recorded stock-based compensation of $140,000 and a corresponding increase in share capital.

c)      Escrow shares

Pursuant to an escrow agreement dated July 31, 2008, the Company has common shares of 3,990,000 held in escrow at February 28, 2009. Under the escrow agreement, 10% of the shares will be released upon issuance of the Final Exchange Bulletin for the TSX's acceptance of the Offering (see Note 12), and 15% will be released every six months thereafter for a period of thirty-six months.

d)      Stock options

The Company has adopted an incentive share option plan for granting options to directors, employees and consultants, under which the total outstanding options are limited to 20% of the outstanding common shares subsequent to the completion of the Company’s initial public offering in the United States (see Note 12).

ETNA RESOURCES INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED FEBRUARY 28, 2009 AND FEBRUARY 29, 2008 AND
FROM INCORPORATION ON SEPTEMBER 18, 2006 TO FEBRUARY 28, 2007

7.             RELATED PARTY TRANSACTIONS

Included in the determination of the net loss for the periods are the following items recorded at their exchange amounts:

a)	Management fees of $42,000 (2008: $42,000, 2007: $17,500) were incurred from a company controlled by a director.
b)	Accounting fees of $350 (2008: $2,500, 2007: $1,150) were incurred from a firm in which a director is a partner.
c)	Rent of $9,000 (2008: $9,000, 2007: $3,750) was incurred from a company controlled by a director.
d)	Exploration expenditures of $Nil (2008: $110,985, 2007: $Nil) were paid to a company controlled by an officer.

As at February 28, 2009, accounts payable and accrued liabilities included $20,738 (2008: $4,463) due to companies controlled by directors of the Company.

As at February 28, 2009, $11,500 (2008: $9,000) is due to a director.

The amounts due to directors are non-interest bearing, unsecured and with no scheduled terms of repayment.

8.             INCOME TAXES

The following table reconciles the amount of income tax recoverable on application of the combined statutory Canadian federal and provincial income tax rates:

	2009	2008	2007
Combined statutory tax rate	30.42%	33.60%	34.12%

Income tax recovery at combined statutory rate	$(16,178)	$(17,964)	$(7,873)
Permanent differences	–	–	87
Reduction in tax rates	(1,829)	(1,190)	–
Valuation allowance	7,385	–	–
Future income tax recovery	$(10,622)	$(19,154)	$(7,786)

Significant components of the Company’s future income tax assets (liabilities) are shown below:

	2009	2008	2007

Non-capital loss carry forwards	$34,832	$23,413	$7,527
Eligible capital expenditures	190	236	259
Mineral property	(27,637)	(34,271)	(27,398)
Future income tax asset (liability)	7,385	(10,622)	(19,612)
Less: Valuation allowance	(7,385)	–	–
Net future income tax liabilities	$–	$(10,622)	$(19,612)

As at February 28, 2009, the Company had approximately $139,400 (2008:$75,600) of non-capital loss carry forwards available to reduce taxable income for future years. The non-capital losses expire as follows:

2027	$22,100
2028	53,500
2029	63,800

$139,400

The Company also has certain allowances in respect of resource development and exploration costs of approximately $29,225, which, subject to certain restrictions, are available to be offset against future taxable income.

ETNA RESOURCES INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED FEBRUARY 28, 2009 AND FEBRUARY 29, 2008 AND
FROM INCORPORATION ON SEPTEMBER 18, 2006 TO FEBRUARY 28, 2007

9.             COMMITMENTS

     a)    The Company has entered into an office lease agreement with a company controlled by a director of the Company. The lease expires on September 30, 2009. The Company agreed to pay a basic annual rent of $9,000. The basic annual rent was increased to $30,000 commencing from the date the Company completes an initial public offering in Canada of its shares.

     b)    The Company is obligated to make certain payments and issue shares as described in Note 5 in connection with the acquisition of its mineral properties.

     c)    On September 15, 2008, the Company agreed to grant 1,000,000 stock options to directors and officers of the Company upon listing of the Company’s shares on the TSX-V, exercisable to purchase 1,000,000 common shares at $0.15 per share until September 15, 2013. The options will vest 25% on the date the Company’s shares are listed for trading on the TSX Venture Exchange, and 12.5% every 4 months thereafter.

10.           MANAGEMENT OF CAPITAL

The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern in order to pursue the sourcing and exploration of mineral properties. The Company does not have any externally imposed capital requirements to which it is subject.

As at February 28, 2009, the Company had capital resources consisting mainly of cash. The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, the Company may attempt to issue common shares or dispose of assets or adjust the amount of cash.

11.           FINANCIAL INSTRUMENTS

Financial Instruments

As at February 28, 2009, the Company’s financial instruments consist of cash, accounts payable, and amount due to director. The fair values of these financial instruments approximate their carrying values because of their current nature.

The Company classifies its cash as held-for-trading and its accounts payable and amount due to director as other financial liabilities.

Credit Risk

The Company is not exposed to significant credit risk.

Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due (Note 1). The Company manages liquidity risk through the management of its capital structure and financial leverage as outlined above.

The Company monitors its ability to meet its short-term exploration and administrative expenditures by raising additional funds through share issuance when required. All of the Company’s financial liabilities have contractual maturities of 30 days or are due on demand and are subject to normal trade terms. The Company does not have investments in any asset backed deposits.

Foreign Exchange Risk

The Company does not have significant foreign exchange risk as all of its transactions are in Canadian dollars.

Interest Rate Risk

The Company is not exposed to significant interest rate risk.

ETNA RESOURCES INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED FEBRUARY 28, 2009 AND FEBRUARY 29, 2008 AND
FROM INCORPORATION ON SEPTEMBER 18, 2006 TO FEBRUARY 28, 2007

12.           SUBSEQUENT EVENT

Pursuant to a prospectus dated June 15, 2009 (the “Prospectus”) filed with the British Columbia and Alberta Securities Commissions in respect of an Initial Public Offering in Canada (the “Offering”), the Company has agreed to offer 5,500,000 common shares of the Company at a price of $0.15 per share for gross proceeds of $825,000. Pursuant to an Agency Agreement with Canaccord Capital Corporation (the "Agent"), the Company will pay the Agent a commission of 8% of the gross proceeds of the Offering, a corporate finance fee comprised of 100,000 common shares of the Company, an administration fee of $12,500 and legal fees and disbursements incurred with respect to the Offering. In addition, the Company has also agreed to grant the Agent a non-transferable Agent’s warrant to acquire up to 8% of the number of common shares sold at an exercise price of $0.15 per common share exercisable for a period of 2 years from the closing date of the Offering, and to grant the Agent a right of first refusal for any brokered debt and equity financing for a period of 12 months from the closing date of the Offering. At February 28, 2009, the Company had paid a non-refundable deposit of $16,250 to the Agent and incurred $74,320 issue costs. The Offering is conditional upon the Company having its Prospectus accepted for filing by the Securities Commissions of British Columbia and Alberta and having the shares of the Company conditionally accepted for filing by the TSX Venture Exchange.

13.           DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

These financial statements have been prepared in accordance with accounting principles generally accepted in Canada, which differ in certain respect with those principles and practices that the Company would have followed had its financial statements been prepared in accordance with accounting principles and practices generally accepted in the Unites States.

The Company’s accounting principles generally accepted in Canada (“Canadian GAAP”) differ from accounting principles generally accepted in the United States (“U.S. GAAP”). The material differences between Canadian GAAP and US GAAP and the rules and regulations of the Securities and Exchange Commission affecting the Company’s financial statements are summarized as follows:

Resource Properties

Canadian GAAP allows mineral exploration costs to be capitalized during the search for a commercially mineable deposit. Under US GAAP, mineral exploration costs are expensed as incurred and mineral property acquisition costs are initially capitalized when incurred using the guidance in EITF 04-02, “Whether Mineral Rights are Tangible or Intangible Assets.” The Company assesses the carrying costs for impairment under SFAS No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets” at each fiscal quarter end. As the Company has not established proven and probable reserves on any of its mineral properties, an impairment loss is recognized for capitalized mineral property acquisition costs.

Flow- through shares

Under Canadian income tax legislation, the Company is permitted to issue shares whereby the Company agrees to incur Canadian exploration expenditures (as defined in the Income Tax Act, Canada) and renounce the related income tax deductions to the investors. Under Canadian GAAP, the full amount of funds received from flow-through share issuances are initially recorded as share capital. Upon renouncing the expenditures, the amount of deferred tax on the expenditures is removed from share capital. Under U.S. GAAP, the premium paid for the flow-through shares in excess of market value is credited to liabilities and included in income when the Company renounces the related tax benefits. The different treatment of flow-through shares under Canadian and US GAAP did not result in any accounting differences as no premium was paid for the flow-through shares.

For Canadian GAAP, cash flows relating to mineral property exploration and development are reported as investing activities. For US GAAP, these costs are characterized as operating activities.

ETNA RESOURCES INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED FEBRUARY 28, 2009 AND FEBRUARY 29, 2008 AND
FROM INCORPORATION ON SEPTEMBER 18, 2006 TO FEBRUARY 28, 2007

13.           DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES – (continued)

Reconciliation of Canadian and U.S. GAAP

The impact of the above differences between Canadian and United States generally accepted accounting principle and the rules and regulations of the Securities and Exchange Commission on the statements of operations, the balance sheets and the statements of cash flows are summarized as follows:

Statements of Operations	2009	2008	2007

Net income (loss) per Canadian GAAP	$(53,182)	$(174,310)	$(15,289)
Mineral properties written off	-	(21,400)	-
Mineral property costs expensed	(860)	(117,515)	-

Net income (loss) per US GAAP	$(54,042)	$(313,225)	$(15,289)

Basic and diluted income (loss) per share per US GAAP	$(0.01)	$(0.08)	$(0.02)

Balance Sheets

Total assets per Canadian GAAP	$237,236	$163,400	$124,318
Decrease in mineral properties due to writing off and expensing of mineral property costs	(139,775)	(138,915)	-

Total assets per US GAAP	$97,461	$24,485	$124,318

Total liabilities per Canadian and US GAAP	$111,929	$27,911	$43,756

Stockholder’s equity per Canadian GAAP	$125,307	$135,489	$80,962
Cumulative mineral properties adjustment	(139,775)	(138,915)	-

Stockholder’s equity (deficiency) per US GAAP	$(14,468)	$(3,426)	$80,962

Statements of Cash Flows

Operating Activities per Canadian GAAP	$(30,839)	$(77,317)	$(400)
Deferred exploration costs	(860)	(117,515)	-

Operating Activities per US GAAP	$(31,699)	$(194,832)	$(400)

Financing Activities per Canadian and US GAAP	$16,828	$108,000	$123,650

Investing Activities per Canadian GAAP	$(860)	$(138,915)	$-
Deferred Exploration costs	860	117,515	-

Investing Activities per US GAAP	$-	$(21,400)	$-

ETNA RESOURCES INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED FEBRUARY 28, 2009 AND FEBRUARY 29, 2008 AND
FROM INCORPORATION ON SEPTEMBER 18, 2006 TO FEBRUARY 28, 2007

13.           DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES – (CONT’D)

Recent Accounting Pronouncements

US GAAP

In June 2009, the FASB issued guidance now codified as ASC 105, Generally Accepted Accounting Principles as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC. ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place. The adoption of ASC 105 did not have a material impact on the Company’s financial statements, but did eliminate all references to pre-codification standards

In May 2009, FASB issued ASC 855, Subsequent Events, which establishes general standards of for the evaluation, recognition and disclosure of events and transactions that occur after the balance sheet date. Although there is new terminology, the standard is based on the same principles as those that currently exist in the auditing standards. The standard, which includes a new required disclosure of the date through which an entity has evaluated subsequent events, is effective for interim or annual periods ending after June 15, 2009. The adoption of ASC 855 did not have a material effect on the Company’s financial statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

PAN AMERICAN LITHIUM CORP.
(formerly Etna Resources Inc.)
(An Exploration Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS
AT FEBRUARY 28, 2010 AND
FEBRUARY 28, 2009

AUDITORS' REPORT

To the Directors of
Pan American Lithium Corp. (An Exploration Stage Company)
(formerly Etna Resources Inc.)

We have audited the consolidated balance sheets of Pan American Lithium Corp. (formerly Etna Resources Inc.) as at February 28, 2010 and 2009 and the consolidated statements of operations, comprehensive loss and deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at February 28, 2010 and 2009 and the results of its operations and cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.

/s/ “Manning Elliott LLP”

Chartered Accountants
Vancouver, British Columbia, Canada

June 25, 2010

COMMENTS BY AUDITORS ON CANADA – UNITED STATES REPORTING DIFFERENCES

The standards of the Public Company Accounting Oversight Board (United States) require the addition of an explanatory paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the Company’s ability to continue as a going concern, such as those described in Note 1 to the financial statements. Although we conducted our audits in accordance with both Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States), our report to the shareholders dated June 25, 2010 is expressed in accordance with Canadian reporting standards which do not permit a reference to such conditions and events in the auditor’s report when these are adequately disclosed in the financial statements.

/s/ “Manning Elliott LLP”

Chartered Accountants
Vancouver, British Columbia, Canada

June 25, 2010

PAN AMERICAN LITHIUM CORP.
(formerly Etna Resources Inc.) (An Exploration Stage Company)
CONSOLIDATED BALANCE SHEETS
AS AT FEBRUARY 28, 2010 AND 2009

	2010	2009
ASSETS

CURRENT
Cash	$1,637,451	$147
Amounts receivable and prepaid expenses	78,650	5,079
	1,716,101	5,226

DEFERRED FINANCING COST (Note 4)	-	92,235
DEFERRED ACQUISITION COSTS AND ADVANCES	262,825	-
MINERAL PROPERTIES (Note 5)	3,727,127	139,775

	$5,706,053	$237,236

LIABILITIES

CURRENT
Accounts payable and accrued liabilities	$56,163	$100,429
Due to a director	-	11,500
	56,163	111,929

SHAREHOLDERS' EQUITY

SHARE CAPITAL (Note 6)	6,288,322	368,088
CONTRIBUTED SURPLUS (Note 6)	992,715	-
DEFICIT	(1,631,147)	(242,781)
	5,649,890	125,307

	$5,706,053	$237,236

Going Concern (Note 1)
Commitments (Note 9)
Subsequent Events (Note 12)

APPROVED BY THE DIRECTORS:

“Ron Richman”	Director

“Andrew Brodkey”	Director

The accompanying notes are an integral part of these consolidated financial statements.

PAN AMERICAN LITHIUM CORP.
(formerly Etna Resources Inc.) (An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS, COMPREHENSIVE LOSS AND DEFICIT
FOR THE YEARS ENDED FEBRUARY 28, 2010 AND 2009

	2010	2009
EXPENSES
Advertising and promotion	$54,430	$-
Bank charges	1,032	-
Investor communications	216,085	-
Management fees	234,489	42,000
Office and miscellaneous	21,002	490
Professional fees	130,737	12,466
Rent	19,176	9,000
Stock based compensation	242,698	-
Transfer agent and filing fees	26,442	-
Travel	23,917	-

LOSS BEFORE OTHER ITEMS	(970,008)	(63,956)
OTHER ITEMS:
Loss on foreign exchange	(24,669)	-
Write off of mineral property	(393,689)	-
Interest income	-	152

LOSS BEFORE INCOME TAXES	(1,388,366)	(63,804)

FUTURE INCOME TAX RECOVERY	-	10,622

LOSS AND COMPREHENSIVE LOSS, END OF YEAR	(1,388,366)	(53,182)

DEFICIT, BEGINNING OF YEAR	(242,781)	(189,599)

DEFICIT, END OF YEAR	$(1,631,147)	$(242,781)

BASIC AND DILUTED LOSS PER SHARE	$(0.10)	$(0.01)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	13,618,688	5,050,753

The accompanying notes are an integral part of these consolidated financial statements.

PAN AMERICAN LITHIUM CORP.
(formerly Etna Resources Inc.) (An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED FEBRUARY 28, 2010 AND 2009

	2010		2009
OPERATING ACTIVITIES

Net loss for the period	$(1,388,366)		$(53,182)
Items not involving cash:
Future income tax recovery	-		(10,622)
Write off of mineral property	393,689		-
Stock based compensation	242,698		-
	(751,979)		(63,804)
Changes in working capital items:
Amounts receivable	(34,628)		3,166
Accounts payable and accrued liabilities	(44,266)		29,799
Prepaid expenses	(38,943)		-
Cash used in operating activities	(869,816)		(30,839)

FINANCING ACTIVITIES

Due to related parties	(11,500)		2,500
Deferred financing costs	-		(28,672)
Proceeds from issuance of shares	3,843,724		43,000
Share issuance costs	(420,938)		-
Cash provided by financing activities	3,411,286		16,828

INVESTING ACTIVITIES

Acquisition of mineral property	(15,000)		-
Deferred acquisition costs and advances	(262,825)		-
Deferred exploration expenditures	(626,341)		(860)
Cash used in investing activities	(904,166)		(860)

CHANGE IN CASH	1,637,304		(14,871)

CASH, BEGINNING OF YEAR	147		15,018

CASH, END OF YEAR	$1,637,451		$147

NON-CASH TRANSACTIONS SUPPLEMENTAL
DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid	$-	$
Income tax paid	$-	$
Shares issued for mineral property	$3,155,700		$-
Shares issued to agent	$199,000		$-

The accompanying notes are an integral part of these consolidated financial statements.

PAN AMERICAN LITHIUM CORP.
(formerly Etna Resources Inc.) (An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED FEBRUARY 28, 2010 AND 2009

1. NATURE OF BUSINESS AND CONTINUANCE OF OPERATIONS

Pan American Lithium Corp. (formerly Etna Resources Inc.) (the “Company”) was incorporated on September 18, 2006 under the laws of British Columbia. The Company’s principal business activities include the acquisition, exploration, and development of mineral properties. At February 28, 2010, the Company had not yet determined whether the properties contain ore reserves that are economically recoverable. The recoverability of amounts shown for mineral properties and related deferred exploration costs is dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying mineral claims, the ability of the Company to obtain necessary financing to complete the development, and upon future profitable production or proceeds from the disposition of the mineral property.

For the period from incorporation on September 18, 2006 to February 28, 2010, the Company incurred losses and has a deficit of $1,631,147. The Company's ability to continue its operations and to realize assets at their carrying values is dependent upon obtaining additional financing and generating revenues sufficient to cover its operating costs.

These consolidated financial statements do not give effect to any adjustments, which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in these financial statements.

2. SIGNIFICANT ACCOUNTING POLICIES

a) Basis of presentation

These consolidated financial statements are prepared in accordance with Canadian generally accepted accounting principles (“GAAP”) prepared on a consolidated basis and include the accounts of the Company and its 99% share of SALICO, which owns mineral interests, located in Chile. All inter-company transaction and balances have been eliminated upon consolidation.

b) Use of estimates

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the related notes to the financial statements. Significant areas requiring the use of management estimates include the recoverability of mineral properties, asset retirement obligations, future income tax valuation allowances, and assumptions used in valuing options and warrants. Actual results could differ from those estimates.

c) Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

d) Mineral properties

All costs related to the acquisition, exploration and development of mineral properties are capitalized. Upon commencement of commercial production, the related accumulated costs are amortized to income using the unit of production method over estimated recoverable ore reserves. Management periodically assesses carrying values of non-producing properties and if management determines that the carrying values cannot be recovered or the carrying values are related to properties that have lapsed, the unrecoverable amounts are expensed.

The recoverability of the carried amounts of mineral properties is dependent on the existence of economically recoverable ore reserves and the ability to obtain the necessary financing to complete the development of such ore reserves and the success of future operations. The Company has not yet determined whether its mineral property contains economically recoverable reserves. Amounts capitalized as mineral properties represent costs incurred to date, less write-downs and recoveries, and does not necessarily reflect present or future values.

When options are granted on mineral properties or properties are sold, proceeds are credited to the cost of the property. If no future capital expenditure is required and proceeds exceed costs, the excess proceeds are reported as a gain.

PAN AMERICAN LITHIUM CORP.
(formerly Etna Resources Inc.) (An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED FEBRUARY 28, 2010 AND 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

e) Long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of mineral property and deferred exploration costs may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset.

f) Asset retirement obligations

The Company follows the recommendations of Canadian Institute of Chartered Accountants (“CICA”) Handbook Section 3110, “Asset Retirement Obligations,” which established standards for asset retirement obligations and the associated retirement costs related to site reclamation and abandonment. The fair value of the liability for an asset retirement obligation is recorded when it is incurred and the corresponding increase to the asset is amortized over the life of the asset. The liability is increased over time to reflect an accretion element considered in the initial measurement at fair value. As at February 28, 2010, the Company has not incurred any asset retirement obligations related to the exploration and development of its mineral properties.

g) Government assistance

B.C. mining exploration tax credits for certain exploration expenditures incurred in B.C. are treated as a reduction of the exploration and development costs of the respective mineral property at the time receipt is determined to be reasonably assured.

h) Flow-through shares

The Company follows the recommendations of Emerging Issues Committee Abstract (“EIC”) -146 for all flow-through share transactions. Canadian tax legislation permits a company to issue securities referred to as flow-through shares whereby the Company assigns the tax deductions arising from the related resource expenditures to the shareholders. When resource expenditures are renounced to the investors and the Company has reasonable assurance that the expenditures will be completed, a future income tax liability is recognized, and share capital is reduced.

If the Company has sufficient unused tax loss carry forwards or other future income tax assets to offset all or part of this future income tax liability and no future income tax assets have previously been recognized for these items, a portion of the unrecognized future income tax asset is recognized and recorded as income up to the amount of the future income tax liability that would otherwise be recognized.

i) Income taxes

The Company uses the asset and liability method of accounting for income taxes. Under this method, future income tax assets and liabilities are determined based on temporary differences, which arise between the accounting basis and the tax basis of various assets and liabilities, and are measured using substantively enacted tax rates and laws expected to apply when these differences reverse. A valuation allowance is provided for any future income tax assets if it is more likely than not that the asset will not be realized.

j) Stock-based compensation

The Company applies the fair value method for stock-based payments to all awards that are direct awards of stock, that call for settlement in cash or other assets or are stock appreciation rights that call for settlement by the issuance of equity instruments. Compensation expense is recognized over the applicable vesting period with a corresponding increase in contributed surplus. When the options are exercised, the exercise price proceeds together with the amount initially recorded in contributed surplus are credited to share capital.

PAN AMERICAN LITHIUM CORP.
(formerly Etna Resources Inc.) (An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED FEBRUARY 28, 2010 AND 2009

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

k) Loss per share

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding during the period. The Company applies the treasury stock method in calculating diluted loss per share. Diluted loss per share excludes all dilutive potential common shares if their effect is anti-dilutive.

l) Financial instruments

The Company's financial instruments include cash, accounts payable, and amounts due to a director. The amounts due to director are interest free. In management's opinion, the Company is not exposed to significant interest rate, currency exchange rate, liquidity, or credit risk arising from these financial instruments. The fair values of these financial instruments approximate their carrying values because of their current nature. The Company is not exposed to derivative financial instruments.

The Company classifies financial assets and liabilities as held-for-trading, available-for-sale, held-to maturity, loans and receivables or other financial liabilities depending on their nature. Financial assets and financial liabilities are recognized at fair value on their initial recognition, except for those arising from certain related party transactions, which are accounted for at the transferor’s carrying amount or exchange amount in accordance with the CICA Handbook Section 3840, “Related Party Transactions.”

The Company classified its cash as held-for-trading, accounts payable and amounts due to director as other financial assets or liabilities.

m) Comprehensive Income

Comprehensive income reflects net income and other comprehensive income for the period. Other comprehensive income includes changes in unrealized foreign currency translation amounts arising from self-sustaining foreign operations, unrealized gains and losses on available-for-sale assets and changes in the fair value of derivatives designated as cash flow hedges to the extent they are effective.

n) Share issue costs

Professional, consulting, regulatory, and other costs directly attributable to financing transactions are recorded as deferred financing costs until the financing transactions are completed, if the completion of the transaction is considered likely; otherwise, they are expensed as incurred. Share issue costs are charged to share capital when the related shares are issued. Deferred financing costs related to financing transactions that are not completed are charged to expenses.

o) Capital Disclosure

The Company discloses its objectives, policies, and processes for managing capital, and compliance with externally imposed capital requirements, if any.

PAN AMERICAN LITHIUM CORP.
(formerly Etna Resources Inc.) (An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED FEBRUARY 28, 2010 AND 2009

3. NEW ACCOUNTING PRONOUNCEMENTS

In January 2009, the Accounting Standards Board ("AcSB") issued CICA Handbook Section 1582, “Business Combinations,” which replaces Section 1581, “Business Combinations.” The AcSB also issued Section 1601, “Consolidated Financial Statements,” and Section 1602, “Non-Controlling Interests,” which replace Section 1600, “Consolidated Financial Statements.” These new sections are based on the International Accounting Standards Board’s (“IASB”) International Financial Reporting Standard 3, “Business Combinations.” These new standards replace the existing guidance on business combinations and consolidated financial statements. These new standards require that most assets acquired and liabilities assumed, including contingent liabilities, to be measured at fair value and all acquisition costs to be expensed. These new standards also require non-controlling interests to be recognized as a separate component of equity and net earnings to be calculated without a deduction for non-controlling interests. The objective of these new standards is to harmonize Canadian accounting for business combinations with the international and U.S. accounting standards. The new standards are to be applied prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after January 1, 2011, with earlier application permitted. Assets and liabilities that arose from business combinations whose acquisition dates preceded the application of the new standards will not be adjusted upon application of these new standards. The Non-Controlling Interests standard should be applied retrospectively except for certain items.

In January 2009, the CICA issued Section 1601, Consolidated Financial Statements, and 1602, Non-controlling interests, which replaces existing guidance. Section 1602 provides guidance on accounting for a non-controlling interest in a subsidiary in consolidated financial statements subsequent to a business combination. These standards are effective on or after the beginning of the first annual reporting period on or after January 2011 with earlier adoption permitted. The Company does not expect that the adoption of this standard will have a material impact on the Company’s financial statements.

In February 2008, the AcSB adopted a strategic plan for the direction of accounting standards in Canada. As part of that plan, accounting standards in Canada for public companies will converge with International Financial Reporting Standards ("IFRS"). AcSB announced that 2011 is the changeover date for publicly-listed companies to use IFRS, replacing Canadian GAAP. This date is for interim and annual financial statements relating to fiscal years beginning on or after January 1, 2011. The transition date of January 1, 2011 will require the restatement for comparative purposes of amounts reported by the Company for the year ended December 31, 2010. In July 2008, AcSB announced that early adoption will be allowed in 2009 subject to seeking exemptive relief. The Company continues to monitor and assess the impact of convergence of Canadian GAAP and IFRS.

4. DEFERRED FINANCING COSTS

At February 28, 2009, the Company had incurred $75,985 in legal and accounting fees and paid a retainer of $16,250 to the Company’s agent in connection with its initial public offering in Canada. These amounts were recorded as share issue costs during the current year.

PAN AMERICAN LITHIUM CORP.
(formerly Etna Resources Inc.) (An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED FEBRUARY 28, 2010 AND 2009

5. MINERAL PROPERTIES

	2010	2009
Aspen Grove Property	$-	$139,775
Salar Lithium Properties	3,727,127	-
	$3,727,127	$139,775

Aspen Grove Property, Kamloops, BC

Acquisition cost	$22,500	$-
Geological, geochemical, IP and magnetic survey and supervision	207,191	-
Airborne surveys and consulting	-	-
Property assessment fees	10,600	860
Technical Report	13,623	-
Write off	(393,689)	-
	(139,775)	860
Balance, beginning of the year	139,775	138,915
Balance, end of year	$-	$139,775

Pursuant to an agreement dated May 28, 2007, the Company was granted an option to acquire a 100% interest, subject to a 2% Net Smelter Return (“NSR”), in the Aspen Grove Property situated in the Nicola Mining Division, B.C. In order to earn its interest the Company agreed to make cash payments and issue common shares to the optionors as follows:

				Number
				of Common
		Cash		Shares

(i)	the execution of the agreement	$15,000	(paid)	-
(ii)	thin 15 days after the date the Company’s shares are traded on the TSX Venture Exchange (“TSX-V”)	15,000	(paid)	50,000	(issued)
(iii)	thin 1 year after the date the Company’s shares are traded on the TSX-V	20,000		50,000
(iv)	thin 2 years after the date the Company’s shares are traded on the TSX-V	25,000		50,000
(i)	thin 3 years after the date the Company’s shares are traded on the TSX-V	-		50,000
		$75,000		200,000

The NSR can be purchased by the Company for $1 million for each 1% NSR ($2 million in aggregate) during the 5 year period commencing from the date the property is put into commercial production.

On June 10, 2010, the Company entered into an agreement to terminate the option agreement dated May 28, 2007 and to release its option on the 17 mineral claims that comprise the Aspen Grove copper property. As the Company is focused on Lithium and light metals, the Company decided to release its option and the acquisition and exploration costs were written off.

PAN AMERICAN LITHIUM CORP.
(formerly Etna Resources Inc.) (An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED FEBRUARY 28, 2010 AND 2009

5. MINERAL PROPERTIES - continued

	February 28,	February 28,
	2010	2009
	(unaudited)
Salar Lithium Properties, Copiapo Chile

Acquisition cost	$3,578,552	$-
Site Maintenance	119,070	-
Technical Report	29,505	-
	3,727,127	-
Balance, beginning of the period	-	-
Balance, end of period	$3,727.127	$-

Salar Lithium Properties

The Company entered into a Securities Exchange Agreement dated August 18, 2009 and amended September 18, 2009 (“Agreement”) with Sociedad Gareste Limitada (“Gareste”), a private limited liability company organized under the laws of Chile, which owned nine lithium salar concessions (the “Properties” ) located in Chile. Under the terms of the agreement, Gareste organized a new Chilean limited liability company (“SALICO”) and transferred the Properties to SALICO subject to a net smelter return royalty. The Company consummated an agreement to purchase 99% of the interests of SALICO from the owners thereof in consideration for the Company issuing 10,494,000 common shares to such interest holders at a fair value of $3,148,200. In connection with the Agreement, the Company issued 613,333 finders shares with a fair value of $184,000. The fair value of the finders shares has been included in the acquisition costs. The Company has also agreed to pay US$50,000 to Gareste on signing to cover costs incurred in connection with the formation and organization of SALICO. In addition, the Company has agreed to pay a monthly fee of US$25,000 to compensate Gareste for the general and administrative costs. The Company completed the acquisition on December 4, 2009.

In connection with the closing of the acquisition, SALICO granted a 2% net smelter return royalty to the vendor on future production from eight salars, and a 2% net smelter return royalty to another vendor on one salar, payable following commencement of commercial production to a maximum of US$6 million on a per salar basis. In addition, at the Piedra Parada salar, where SALICO obtained contractual rights to exploit lithium and light metals, SALICO granted a 2% net smelter return royalty to the vendor on the proceeds from the sale of lithium and light metals to a maximum of US$6 million. Prior to commencement of commercial production at any salar, SALICO may re-purchase one-half of each net smelter return royalty for US$2 million on a per salar basis. SALICO is obligated to pay the vendor a payment of US$2,000 per month as a lease and rental remittance fee to maintain the Piedra Parada concessions through the exploration stage, which payments will increase to US$5,000 per month at such time as these concessions are converted to exploitation status.

PAN AMERICAN LITHIUM CORP.
(formerly Etna Resources Inc.) (An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED FEBRUARY 28, 2010 AND 2009

6. SHARE CAPITAL

a)      Authorized

100,000,000 common shares without par value.

b)      Issued and fully paid

	Number of	Amount Net of	Contributed
	Shares	Share Issue Cost	Surplus
Balance, February 28, 2007	1,961,000	$96,252	$-

Issued for cash pursuant to subscription agreement:
At $0.005	2,000,000	10,000	-
At $0.075	360,000	27,000	-
At $0.10	200,000	20,000	-
At $0.15	280,000	42,000	-
Fair value adjustment on 2,000,000 shares issued at $0.005 per share	-	140,000	-
Renunciation of cumulative eligible exploration costs	-	(10,164)	-
Balance, February 29, 2008	4,801,000	325,088	-

Issued for cash pursuant to subscription agreements at $0.10	430,000	43,000	-
Balance, February 28, 2009	5,231,000	368,088	-

Issued pursuant to a public offering	5,500,000	581,818	-
Issued for mineral property	50,000	7,500	-
Issued for mineral property	10,494,000	3,148,200	-
Issued in a private placement	9,848,801	1,886,792	-
Issued for corporate financing fee	100,000	15,000	-
Issued as finder’s fee for private placement	613,333	184,000	-
Exercise of stock options	175,000	26,250	-
Exercise of agents warrants	252,228	37,835	-
Stock-based compensation
Warrants	-	-	782,856
Stock options	-	-	242,698
Transfer from contributed surplus on:
Stock options exercise	-	22,750	(22,750)
Agents warrants exercise	-	10,089	(10,089)

Balance, February 28, 2010	32,264,362	$6,288,322	$992,715

The details for the common share issuances during the year ended February 28, 2010 are as follows:

i) Pursuant to a public offering in Canada, the Company issued 5,500,000 shares at $0.15 for total proceeds of $825,000 before share issue costs.
ii) The Company issued 50,000 shares at $0.15 in conjunction with the acquisition of a mineral property in Canada. Note 5
iii) The Company issued 175,000 shares at $0.15 for stock options exercised for total proceeds of $26,250.
iv) The Company issued 100,000 shares as a finder’s fee related to the public offering.
v) The Company issued 252,228 shares at $0.15 for agents warrants exercised.
vi) The Company issued 10,494,000 shares at $0.30 in conjunction with the acquisition of mineral properties in Chile. Note 5
vii) Pursuant to a private placement, the Company issued 9,848,801 shares at $0.30 for total proceeds of $2,954,640 before share issue costs. Each unit is comprised of one share and one-half share purchase warrant. Each warrant is exercisable into one share at $0.50 per share for a period of eighteen months from October 1, 2009.
viii)The company issued 613,333 shares at $0.30 as finder’s fees in conjunction with the acquisition of the Chilean properties.

PAN AMERICAN LITHIUM CORP.
(formerly Etna Resources Inc.) (An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED FEBRUARY 28, 2010 AND 2009

6. SHARE CAPITAL - continued

b) Issued and fully paid – continued

The details for the common share issuances during the year ended February 28, 2009 are as follows:

The Company issued 430,000 shares at $0.10 for total proceeds of $43,000.

c) Escrow shares

Pursuant to an escrow agreement dated July 31, 2008, the Company had common shares of 3,990,000 held in escrow at February 28, 2009. Under the escrow agreement, 10% of the shares will be released upon issuance of the Final Exchange Bulletin for the TSX's acceptance of the Offering, and 15% will be released every six months thereafter for a period of thirty-six months.

DATE	Released	Remaining
15-Jun-09	399,000	3,591,000
15-Dec-09	598,500	2,992,500
15-Jun-10	598,500	2,394,000
15-Dec-10	598,500	1,795,500
15-Jun-11	598,500	1,197,000
15-Dec-11	598,500	598,500
15-Jun-12	598,500	0

As at February 28, 2010, 2,992,500 share, remain in escrow.

The Company has adopted an incentive share option plan for granting options to directors, employees and consultants, under which the total outstanding options are limited to 20% of the outstanding common shares subsequent to the completion of the Company’s initial public offering in Canada. The directors, subject to the policies of the TSX Venture exchange, impose terms upon which each option shall become vested. The Company granted 1,950,000 stock options to directors and officers of the Company. 1,000,000 options were granted at an exercise price of $0.15 and 950,000 were granted at an exercise price of $0.50.

A summary of the status of the stock option plan as of February 28, 2010 and changes during the period then ended is presented below:

	February 28, 2010
		Weighted	Weighted Average
		Average	Contractual Life
	Number of	Exercise	Remaining	Vested and
	Options	Price	(In Years)	Exercisable

Granted	1,950,000	$0.32	4.22
Exercised	(175,000)	(0.15)	-

Outstanding, end of year	1,775,000	$0.34	4.28	825,000

During the year ended February 28, 2010, the Company recorded a stock-option compensation charge of $57,140 with respect to the first 1,000,000 stock options granted of which 450,000 have vested during the year ended February 28, 2010. Additionally, the Company recorded a stock-option compensation charge of $185,558 with respect to the second 950,000 stock options granted of which 375,000 vested during the year ended February 28, 2010. The fair value of these stock options, which vest over time, is estimated using the Black-Scholes option pricing model. The weighted average grant date fair value of these options is $0.23. The assumptions used in calculating fair value are as follows:

Risk free interest rate	2.36%
Expected life of options	4.38 years
Expected dividend yield	0.0%
Expected stock price volatility	138%

PAN AMERICAN LITHIUM CORP.
(formerly Etna Resources Inc.) (An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED FEBRUARY 28, 2010 AND 2009

6.	SHARE CAPITAL – continued

	d)	Stock options - continued

Subsequent to February 28, 2010, the Company adopted, subject to shareholder approval at the next Annual General Meeting, a new incentive share option plan which allows the Company to reserve for issuance up to 10% of the issued and outstanding common shares of the Company, at the time of such respective grant (the “10% Rolling Plan”). The previous plan allowed for the issuance of up to 2,176,200 incentive stock options, of which 651,200 remained issuable when the new plan was adopted.

Following adoption of the 10% Rolling Plan, the Company granted 651,200 incentive stock options under the Previous Plan and 298,800 incentive stock options under the 10% Rolling Plan, all of which were granted to directors, officers, consultants and employees of the Company. The incentive stock options granted under the Previous Plan are exercisable at the price of $0.55 until March 30, 2015 and those granted under the 10% Rolling Plan are exercisable at the price of $0.55 until March 30, 2020.

In addition, subsequent to year end the Company granted 950,000 options under the 10% rolling plan to directors, officers, consultants, and employees of the Company. These options are exercisable at the price of $0.30 until May 20, 2020.

	e)	Warrants

		Weight Average
	Number of	Exercise
	Warrants	Price

Agent’s warrants granted	440,000	$0.15
Agent’s warrants granted	782,836	$0.50
Warrants granted with private placement	4,924,399	$0.50
Less: exercised	(252,228)	-

Balance, February28, 2010	5,895,007	$0.49

During the year ended February 28, 2010, the Company recorded a share issuance cost of $18,364 with respect to the Agent’s Warrants for 440,000 shares granted at the price of $0.15 per share. Additionally, the Company recorded a share issuance cost of $764,492 with respect to the Agent’s and Private Placement Warrants for 5,707,235 shares granted during the year ended February 28, 2010 at the price of $0.50 per share. The fair value of these warrants, which vested immediately upon their issuance, is estimated using the Black-Scholes option pricing model. The weighted average grant date fair value of these options is $0.12 The assumptions used in calculating fair value are as follows:

Risk free interest rate	1.27%
Expected life of options	1.46 year
Expected dividend yield	0.00%
Expected stock price volatility	69%

PAN AMERICAN LITHIUM CORP.
(formerly Etna Resources Inc.) (An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED FEBRUARY 28, 2010 AND 2009

7. RELATED PARTY TRANSACTIONS AND BALANCES

As of February 28, 2010 and 2009, the following items were included in the determination of the net loss for the periods recorded at their exchange amounts:

a)     Management fees of $48,000 (February 28, 2009 - $42,000) were incurred to a company controlled by a director.

b)     Accounting fees of $12,125 (February 28, 2009 - $350) were incurred to a firm in which a director is a partner.

c)     Rent of $13,750 (February 28, 2009 - $9,000) was incurred to a company controlled by a director.

d)     Management fees of $45,542 (February 28, 2009 - $Nil) were incurred to an officer and director.

e)     Management fees of $13,995 (February 28, 2009 - $Nil) were incurred to an officer.

f)     Management fees of $10,605 (February 28, 2009 - $Nil) were incurred to a company controlled by a director and officer.

g)     Consulting fees of $19,037 (February 28, 2009 - $Nil) were incurred to a company controlled by a director.

As at February 28, 2009 accounts payable and accrued liabilities include $20,738 due to companies controlled by directors of the Company.

As at February 28, 2009, $11,500 is due to a director.

8. INCOME TAXES

The following table reconciles the amount of income taxes recoverable on application of the combined statutory Canadian federal and provincial income tax rates.

	2010	2009

Combined statutory tax rate	29.76%	30.42%

Income tax recovery at combined statutory rate	$(413,143)	$(16,178)
Permanent differences	72,221	-
Reduction in tax rates	(46,287)	(1,829)
Valuation allowance	387,209	7,385
Future income tax recovery	$-	$(10,622)

Significant components of the Company’s future income tax assets (liabilities) are shown below:

	2010	2009

Non-capital loss carry forwards	$250,154	$34,382
Eligible capital expenditures	190	190
Share issuance costs	109,306	-
Mineral properties	34,944	(27,637)
Future income tax asset	394,594	7,385
Less: Valuation allowance	(394,594)	(7,385)
Future income tax recovery	$-	$-

PAN AMERICAN LITHIUM CORP.
(formerly Etna Resources Inc.) (An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED FEBRUARY 28, 2010 AND 2009

8. INCOME TAXES – continued

As of February 28, 2010 the company had approximately $1,547,300 (February 28, 2009: $1,394,000) of non-capital loss carry forwards available to reduce the taxable income for future years. The non-capital losses expire as follows:

2027	$22,100
2028	53,500
2029	63,800
2030	861,600

$1,001,000

The company also has certain allowances with respect to resource development and exploration costs of approximately $3,480,775, which, subject to certain restrictions, are available to be offset against future taxable income.

9. COMMITMENTS

Pursuant to the Securities Exchange Agreement described in Note 5 in connection with the Salar properties, the Company is obligated to make certain cash payments to Gareste for administrative support and maintenance of the properties in Chile. The Company paid $50,000 to Gareste on signing and is obligated to make monthly cash payments of $25,000 per month.

Pursuant to the incentive stock option plan, the Company has agreed to issue 1,500,000 stock options to the President and CEO. As of February 28, 2010, these options have not been issued pending TSX and shareholder approval.

10. MANAGEMENT OF CAPITAL

The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern in order to pursue the sourcing and exploration of mineral properties. The Company does not have any externally imposed capital requirements to which it is subject.

As at February 28, 2010, the Company had capital resources consisting mainly of cash. The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, the Company may attempt to issue common shares or dispose of assets or adjust the amount of cash.

The Company’s investment policy is to invest its cash in instruments with high credit quality and terms to maturity selected to match the expected timing of expenditures from continuing operations.

The Company expects its current capital resources, together with the proceeds from planned additional equity fundraising, will be sufficient to carry out its exploration plans and operations through its next operating period.

11. FINANCIAL INSTRUMENTS

Financial Instruments

The Company’s financial instruments consist of cash, accounts payable and amounts due to a director. The carrying amounts of these financial instruments are a reasonable estimate of their fair values because of their current nature.

The following table summarizes information regarding the carrying values of the Company’s financial instruments:

	2010	2009
Held for trading (i)	$1,637,451	147
Other financial liabilities (ii)	56,163	111,929

(i) Cash
(ii) Accounts payable and amounts due to related parties

PAN AMERICAN LITHIUM CORP.
(formerly Etna Resources Inc.) (An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED FEBRUARY 28, 2010 AND 2009

11. FINANCIAL INSTRUMENTS – continued

Fair values

The Company classifies its fair value measurements in accordance with an established hierarchy that prioritizes the inputs in valuation techniques used to measure fair value as follows:

Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;
Level 2 –Inputs other than quoted prices that are observable for the asset or liability either directly (i.e. as prices) or indirectly (i.e. derived from prices); and
Level 3 – Inputs that are not based on observable market date.

The following table sets forth the Company’s financial assets measured at fair value by level within the fair value hierarchy:

				Total
	Level 1	Level 2	Level 3	2010

Cash	$1,637,451	-	-	1,637,451
Total assets measured at fair value	$1,637,451	-	-	1,637,451

The Company believes that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Credit Risk

The Company is not exposed to significant credit risk.

Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due (Note 1). The Company manages liquidity risk through the management of its capital structure and financial leverage as outlined above.

The Company monitors its ability to meet its short-term exploration and administrative expenditures by raising additional funds through share issuance when required. All of the Company’s financial liabilities have contractual maturities of 30 days or are due on demand and are subject to normal trade terms. The Company does not have investments in any asset backed deposits.

Foreign Exchange Risk

The Company bears significant foreign exchange risk as the majority of the cash is held in US dollars.

PAN AMERICAN LITHIUM CORP.
(formerly Etna Resources Inc.) (An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED FEBRUARY 28, 2010 AND 2009

11. FINANCIAL INSTRUMENTS – continued

Interest Rate Risk

The Company is not exposed to significant interest rate risk.

a)

Subsequent to February 28, 2010, the Company entered into an agreement with a consultant to provide technical advisory services for the period of June 2010 to December 2010 for a cost of $1,000 per month.

b)

Subsequent to February 28, 2010, the Company entered into an agreement with a consultant to provide the Company with marketing and media consulting for payment of $10,000 per month beginning March 1, 2010 and ending August 31, 2010.

12.	SUBSEQUENT EVENTS

c)

The Company entered into a Share Option Agreement (The “Option Agreement”) dated December 18, 2009 among the Company, Escondidas Internacional S.A. de C.V. (“Escondidas”) and the shareholders of Escondidas (the “Shareholders”) whereby, among other things, the Shareholders granted an Option to the Company to acquire 76% of the shares of Escondidas. Subsequent to February 28, 2010, the Company entered into a letter of agreement (the “Letter Agreement”) to extend the closing date of the Option Agreement from March 31, 2010 to June 30, 2010.

In consideration, the Company paid $200,000 to Escondidas upon execution of the agreement, and agreed to pay $25,000 per month until the earlier of closing or termination of the agreement. Upon closing, the Company will pay an additional $50,000 to Escondidas. In addition, the agreement calls for cash payments to the Shareholders as follows; $125,000 on the closing date, $500,000 six months from the closing date, $500,000 twelve months from the closing dates, and $750,000 eighteen months from the closing date. Upon closing, the agreement also calls for the issuance of 10,300,000 common shares and 7,500,000 warrants to the Shareholders. Each warrant will be exercisable for one common share up to two years from closing.

d)

Pursuant to the initial public offering in Canada in July 2009 an officer and director was granted 300,000 options to purchase stock in the Company. As of February 28, 2010, 150,000 of these options had vested and 75,000 had been exercised. Subsequent to February 28, 2010, the board of directors of the Company resolved to allow the remaining the 150,000 unvested options to vest and were subsequently unexercised.

e)

Subsequent to February 28, 2010, the Company entered into an agreement with a consultant to provide the Company with funding, sourcing, and consulting. In the event of a consummated transaction, upon closing the Company shall pay the consultants finder’s fees as follows: 5% up to the first $10 million, 4% of the next $10 million, 3% of the next $10 million, 2% of the next $10 million, and 1% of the amount above $50 million.

f)

Subsequent to February 28, 2010, the Company entered into an agreement with a consultant to provide the Company with marketing and media consulting for payment of $5,000 per month beginning May 1, 2010 and ending April 30, 2011.

PAN AMERICAN LITHIUM CORP.
(formerly Etna Resources Inc.) (An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED FEBRUARY 28, 2010 AND 2009

13. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

These financial statements have been prepared in accordance with accounting principles generally accepted in Canada, which differ in certain respect with those principles and practices that the Company would have followed had its financial statements been prepared in accordance with accounting principles and practices generally accepted in the Unites States.

The Company’s accounting principles generally accepted in Canada (“Canadian GAAP”) differ from accounting principles generally accepted in the United States (“U.S. GAAP”). The material differences between Canadian GAAP and US GAAP and the rules and regulations of the Securities and Exchange Commission affecting the Company’s financial statements are summarized as follows:

Resource Properties

Canadian GAAP permits the deferral of costs for the acquisition of mineral properties and exploration expenditures subject to periodic assessments for impairment. U.S. GAAP requires that the mineral exploration costs relating to unproven mineral properties be expensed. Under U.S. GAAP the acquisition costs of mineral properties are initially capitalized with an assessment for impairment under FASB ASC Section 360 performed at each reporting period. For U.S. GAAP cash flow statement purposes, mineral property exploration expenditures would be shown under operating activities rather than investing activities.

In fiscal 2010 the Company could not establish the commercial feasibility of its mineral property exploration prospects relating to the Salar Lithium Property and could not generate positive cash flows from the mineral claims, therefore all mineral property acquisition costs incurred in the year were impaired and a loss was recorded under U.S. GAAP.

The Company continues to pursue the Salar Lithium Properties and has not indicated any intention to abandon the property. Management has not yet determined that the carrying value of the property may not be recoverable at some future date as the Company is still actively pursuing the project and is in the exploration stage. Therefore, the costs for the acquisition of the mineral properties and exploration expenditures continued to be deferred under Canadian GAAP.

Flow- through shares

Under Canadian income tax legislation, the Company is permitted to issue shares whereby the Company agrees to incur Canadian exploration expenditures (as defined in the Income Tax Act, Canada) and renounce the related income tax deductions to the investors. Under Canadian GAAP, the full amount of funds received from flow-through share issuances are initially recorded as share capital. Upon renouncing the expenditures, the amount of deferred tax on the expenditures is removed from share capital. Under U.S. GAAP, the premium paid for the flow-through shares in excess of market value is credited to liabilities and included in income when the Company renounces the related tax benefits. The different treatment of flow-through shares under Canadian and US GAAP did not result in any accounting differences as no premium was paid for the flow-through shares.

For Canadian GAAP, cash flows relating to mineral property exploration and development are reported as investing activities. For US GAAP, these costs are characterized as operating activities.

PAN AMERICAN LITHIUM CORP.
(formerly Etna Resources Inc.) (An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED FEBRUARY 28, 2010 AND 2009

13. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES – continued

The impact of the above differences between Canadian and United States generally accepted accounting principle and the rules and regulations of the Securities and Exchange Commission on the statements of operations, the balance sheets and the statements of cash flows are summarized as follows:

Statements of Operations	2010	2009	2008

Net loss per Canadian GAAP	$(1,388,366)	$(53,182)	$(174,310)
Mineral properties written off	(3,578,552)	-	(21,400)
Mineral property and deferred acquisition costs expensed	(271,625)	(860)	(117,515)

Net loss per US GAAP	$(5,238,543)	$(54,042)	$(313,225)

Basic and diluted loss per share per US GAAP	$(0.39)	$(0.01)	$(0.08)

Balance Sheets

Total assets per Canadian GAAP	$5,706,053	$237,236	$163,400
Increase in mineral properties due to writing off and expensing of mineral property costs	(3,989,952)	(139,775)	(138,915)

Total assets per US GAAP	$1,716,101	$97,461	$24,485

Total liabilities per Canadian and US GAAP	$56,163	$111,929	$27,911

Stockholder’s equity per Canadian GAAP	$5,649,890	$125,307	$135,489
Cumulative mineral properties adjustment	(3,989,952)	(139,775)	(138,915)

Stockholder’s equity (deficiency) per US GAAP	$1,659,938	$(14,468)	$(3,426)

Statements of Cash Flows

Operating Activities per Canadian GAAP	$(869,816)	$(30,839)	$(77,317)
Deferred exploration costs	(642,814)	(860)	(117,515)

Operating Activities per US GAAP	$(1,512,630)	$(31,699)	$(194,832)

Financing Activities per Canadian and US GAAP	$3,411,286	$16,828	$108,000

Investing Activities per Canadian GAAP	$(904,166)	$(860)	$(138,915)
Deferred Exploration costs	642,814	860	117,515

Investing Activities per US GAAP	$(261,352)	$-	$(21,400)

PAN AMERICAN LITHIUM CORP.
(formerly Etna Resources Inc.) (An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED FEBRUARY 28, 2010 AND 2009

13. DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES -CONTINUED

Recent Accounting Pronouncements

US GAAP

In June 2009, the FASB issued guidance now codified as ASC 105, Generally Accepted Accounting Principles as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC. ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place. The adoption of ASC 105 did not have a material impact on the Company’s financial statements, but did eliminate all references to pre-codification standards

In May 2009, FASB issued ASC 855, Subsequent Events, which establishes general standards of for the evaluation, recognition and disclosure of events and transactions that occur after the balance sheet date. Although there is new terminology, the standard is based on the same principles as those that currently exist in the auditing standards. The standard, which includes a new required disclosure of the date through which an entity has evaluated subsequent events, is effective for interim or annual periods ending after June 15, 2009. The adoption of ASC 855 did not have a material effect on the Company’s financial statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

PAN AMERICAN LITHIUM CORP.
(formerly Etna Resources Inc.)
(An Exploration Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

AUGUST 31, 2010

(UNAUDITED – PREPARED BY MANAGEMENT)

CONSOLIDATED BALANCE SHEETS
CONSOLIDATED STATEMENT OF OPERATIONS, COMPREHENSIVE LOSS AND DEFICIT
CONSOLIDATED STATEMENT OF CASH FLOWS
CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

MANAGEMENT COMMENTS ON UNAUDITED
FINANCIAL STATEMENTS

The accompanying unaudited financial statements of Pan American Lithium Corp. (formerly ETNA Resources Inc.) for the six month periods ending August 31, 2010 and 2009 have been prepared by management and are the responsibility of the Company’s management. The financial statements for the period ended August 31, 2009 have not been reviewed by the Company’s external auditors.

PAN AMERICAN LITHIUM CORP.
(formerly Etna Resources Inc.) (An Exploration Stage Company)
CONSOLIDATED BALANCE SHEETS
AS AT AUGUST 31, 2010 AND FEBRUARY 28, 2009
(UNAUDITED – PREPARED BY MANAGEMENT)

ASSETS

	August 31,	February 28,
	2010	2010

CURRENT
Cash	$426,173	$1,637,451
Amounts receivable and prepaid expenses	53,904	78,650
	480,077	1,716,101

DEFERRED ACQUISITION COSTS AND ADVANCES	-	262,825
MINERAL PROPERTIES (Note 4)	4,462,400	3,727,127

	$4,942,477	$5,706,053

LIABILITIES

CURRENT
Accounts payable and accrued liabilities	$39,229	$56,163

SHAREHOLDERS' EQUITY

SHARE CAPITAL (Note 5)	6,395,755	6,288,322
CONTRIBUTED SURPLUS (Note 5)	1,352,402	992,715
DEFICIT	(2,844,909)	(1,631,147)
	4,903,248	5,649,890

	$4,942,477	$5,706,053

Going Concern (Note 1)
Commitments (Note 7)
Subsequent Events (Note 10)

APPROVED BY THE DIRECTORS:

“David Terry”

“Andrew Brodkey”

The accompanying notes are an integral part of these consolidated financial statements.

PAN AMERICAN LITHIUM CORP.
(formerly Etna Resources Inc.) (An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS, COMPREHENSIVE LOSS AND DEFICIT
FOR THE THREE AND SIX MONTHS ENDED AUGUST 31, 2010 AND 2009
(UNAUDITED – PREPARED BY MANAGEMENT)

	For the Three Months ended		For the Six Months ended
	August 31,		August 31,
	2010	2009	2010	2009
EXPENSES
Advertising and promotion	$-	$-	$33,433	$-
Bank Charges	780	81	1,822	156
Investor communications	114,781	6,750	247,722	6,750
Management fees	181,057	12,000	328,965	22,500
Office and miscelleneous	7,889	1,105	19,382	1,105
Professional fees	46,237	11,652	108,719	29,979
Rent	4,080	4,000	8,085	6,250
Stock based compensation	115,444	34,458	398,056	34,458
Stock transfer and filing fees	2,050	-	9,005	305
Travel	20,402	-	35,091	-
LOSS BEFORE OTHER ITEMS	(492,720)	(70,046)	(1,190,280)	(101,503)

OTHER ITEMS
Loss on foreign exchange	(1,902)	-	(23,482)	-
	(1,902)	-	(23,482)	-
NET LOSS FOR THE PERIOD	(494,622)	(70,046)	(1,213,762)	(101,503)
DEFICIT, BEGINNING OF PERIOD	(2,350,287)	(274,238)	(1,631,147)	(242,781)
DEFICIT, END OF PERIOD	$(2,844,909)	$(344,284)	$(2,844,909)	$(344,284)
BASIC AND DILUTED NET LOSS PER SHARE FOR THE PERIOD	$(0.015)	$(0.011)	$(0.037)	$(0.016)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES	32,668,070	6,286,495	32,595,022	6,286,495

The accompanying notes are an integral part of these consolidated financial statements.

PAN AMERICAN LITHIUM CORP.
(formerly Etna Resources Inc.) (An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE AND SIX MONTHS ENDED AUGUST 31, 2010 AND 2009
(UNAUDITED – PREPARED BY MANAGEMENT)

	For the Three Months		For the Six Months
	Ended August 31,		Ended August 31,
	2010	2009	2010	2009

CASH PROVIDED BY (USED IN):
OPERATING ACTIVITIES
Net loss for the period	$(494,622)	$(70,046)	$(1,213,762)	$(101,503)
Operating items not involving cash:
Stock based compensation	115,444	34,458	398,056	34,458
	(379,178)	(35,588)	(815,706)	(67,045)
Changes in working capital items:
Amounts receivable	109,979	(6,647)	24,746	(7,966)
Accounts payable and accrued liabilities	(37,219)	(130,647)	(16,934)	(83,609)
Prepaid expenses	-	(3,500)	-	(3,500)
Deferred acquisition costs and expenses	-	(113,592)	-	(133,592)

	(306,418)	(289,974)	(807,894)	(295,712)
FINANCING ACTIVITIES
Due to related parties	-	(17,250)	-	(11,500)
Deferred financing costs	-	92,235	-	92,235
Issuance of shares, net of share issue costs	-	641,432	69,064	641,432
	-	716,417	69,064	722,167
INVESTING ACTIVITIES
Acquisition of mineral property	-	(15,000)	-	(15,000)
Deferred exploration expenses	(217,499)	(103,642)	(472,448)	(103,642)
	(217,499)	(118,642)	(472,448)	(118,642)

NET INCREASE IN CASH	(523,917)	307,801	(1,211,278)	307,813

CASH, BEGINNING OF PERIOD	950,090	159	1,637,451	147

CASH, END OF PERIOD	$426,173	$307,960	$426,173	$307,960

SUPPLEMENTAL CASH FLOW INFORMATION
Shares issued for mineral property	$-	$7,500	$-	$7,500
Shares issued to agent	$-	$15,000	$-	$15,000

The accompanying notes are an integral part of these consolidated financial statements.

PAN AMERICAN LITHIUM CORP.
(formerly Etna Resources Inc.) (An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED AUGUST 31, 2010
(UNAUDITED – PREPARED BY MANAGEMENT)

1.	NATURE OF BUSINESS AND CONTINUANCE OF OPERATIONS

Pan American Lithium Corp. (formerly Etna Resources Inc.) (the “Company”) was incorporated on September 18, 2006 under the laws of British Columbia. The Company’s principal business activities include the acquisition, exploration and development of mineral properties. At August 31, 2010, the Company had not yet determined whether the properties contain ore reserves that are economically recoverable. The recoverability of amounts shown for mineral properties and related deferred exploration costs is dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying mineral claims, the ability of the Company to obtain necessary financing to complete the development, and upon future profitable production or proceeds from the disposition of the mineral property.

For the period from incorporation on September 18, 2006 to August 31, 2010, the Company incurred losses and has a deficit of $2,844,909. The Company's ability to continue its operations and to realize assets at their carrying values is dependent upon obtaining additional financing and generating revenues sufficient to cover its operating costs.

These consolidated financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in these financial statements.

2.	SIGNIFICANT ACCOUNTING POLICIES

	a)	Basis of presentation

These consolidated financial statements are prepared in accordance with Canadian generally accepted accounting principles (“GAAP”) prepared on a consolidated basis and include the accounts of the Company and its 99% share of SALICO which owns mineral interests located in Chile. All inter-company transaction and balances have been eliminated upon consolidation.

	b)	Use of estimates

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the related notes to the financial statements. Significant areas requiring the use of management estimates include the recoverability of mineral properties, asset retirement obligations, future income tax valuation allowances and assumptions used in valuing options and warrants. Actual results could differ from those estimates.

	c)	Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of six months or less at the time of issuance to be cash equivalents.

	d)	Mineral properties

All costs related to the acquisition, exploration and development of mineral properties are capitalized. Upon commencement of commercial production, the related accumulated costs are amortized to income using the unit of production method over estimated recoverable ore reserves. Management periodically assesses carrying values of non-producing properties and if management determines that the carrying values cannot be recovered or the carrying values are related to properties that have lapsed, the unrecoverable amounts are expensed.

PAN AMERICAN LITHIUM CORP.
(formerly Etna Resources Inc.) (An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED AUGUST 31, 2010
(UNAUDITED – PREPARED BY MANAGEMENT)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

	d)	Mineral properties - continued

The recoverability of the carried amounts of mineral properties is dependent on the existence of economically recoverable ore reserves and the ability to obtain the necessary financing to complete the development of such ore reserves and the success of future operations. The Company has not yet determined whether its mineral property contains economically recoverable reserves. Amounts capitalized as mineral properties represent costs incurred to date, less write- downs and recoveries, and does not necessarily reflect present or future values.

When options are granted on mineral properties or properties are sold, proceeds are credited to the cost of the property. If no future capital expenditure is required and proceeds exceed costs, the excess proceeds are reported as a gain.

	e)	Long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of mineral property and deferred exploration costs may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset.

	f)	Asset retirement obligations

The Company follows the recommendations of Canadian Institute of Chartered Accountants (“CICA”) Handbook Section 3110, “Asset Retirement Obligations”, which established standards for asset retirement obligations and the associated retirement costs related to site reclamation and abandonment. The fair value of the liability for an asset retirement obligation is recorded when it is incurred and the corresponding increase to the asset is amortized over the life of the asset. The liability is increased over time to reflect an accretion element considered in the initial measurement at fair value. As at August 31, 2010, the Company has not incurred any asset retirement obligations related to the exploration and development of its mineral properties.

	g)	Government assistance

B.C. mining exploration tax credits for certain exploration expenditures incurred in B.C. are treated as a reduction of the exploration and development costs of the respective mineral property at the time receipt is determined to be reasonably assured.

	h)	Flow-through shares

The Company follows the recommendations of Emerging Issues Committee Abstract (“EIC”) - 146 for all flow-through share transactions. Canadian tax legislation permits a company to issue securities referred to as flow-through shares whereby the Company assigns the tax deductions arising from the related resource expenditures to the shareholders. When resource expenditures are renounced to the investors and the Company has reasonable assurance that the expenditures will be completed, a future income tax liability is recognized and share capital is reduced.

PAN AMERICAN LITHIUM CORP.
(formerly Etna Resources Inc.) (An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED AUGUST 31, 2010
(UNAUDITED – PREPARED BY MANAGEMENT)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

	h)	Flow-through shares - continued

If the Company has sufficient unused tax loss carry forwards or other future income tax assets to offset all or part of this future income tax liability and no future income tax assets have previously been recognized for these items, a portion of the unrecognized future income tax asset is recognized and recorded as income up to the amount of the future income tax liability that would otherwise be recognized.

	i)	Income taxes

The Company uses the asset and liability method of accounting for income taxes. Under this method, future income tax assets and liabilities are determined based on temporary differences which arise between the accounting basis and the tax basis of various assets and liabilities, and are measured using substantively enacted tax rates and laws expected to apply when these differences reverse. A valuation allowance is provided for any future income tax assets if it is more likely than not that the asset will not be realized.

	j)	Stock-based compensation

The Company applies the fair value method for stock-based payments to all awards that are direct awards of stock, that call for settlement in cash or other assets or are stock appreciation rights that call for settlement by the issuance of equity instruments. Compensation expense is recognized over the applicable vesting period with a corresponding increase in contributed surplus. When the options are exercised, the exercise price proceeds together with the amount initially recorded in contributed surplus are credited to share capital.

	k)	Loss per share

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding during the period. The Company applies the treasury stock method in calculating diluted loss per share. Diluted loss per share excludes all dilutive potential common shares if their effect is anti-dilutive.

	l)	Financial instruments

The Company's financial instruments include cash and accounts payable. In management's opinion, the Company is not exposed to significant interest rate, currency exchange rate, liquidity or credit risk arising from these financial instruments. The fair values of these financial instruments approximate their carrying values because of their current nature. The Company is not exposed to derivative financial instruments.

The Company classifies financial assets and liabilities as held-for-trading, available-for-sale, held-to maturity, loans and receivables or other financial liabilities depending on their nature. Financial assets and financial liabilities are recognized at fair value on their initial recognition, except for those arising from certain related party transactions which are accounted for at the transferor’s carrying amount or exchange amount in accordance with the CICA Handbook Section 3840, “Related Party Transactions”.

The Company classified its cash as held-for-trading, and accounts payable as other financial liabilities.

PAN AMERICAN LITHIUM CORP.
(formerly Etna Resources Inc.) (An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED AUGUST 31, 2010
(UNAUDITED – PREPARED BY MANAGEMENT)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

	m)	Comprehensive Income

Comprehensive income reflects net income and other comprehensive income for the period. Other comprehensive income includes changes in unrealized foreign currency translation amounts arising from self-sustaining foreign operations, unrealized gains and losses on available-for-sale assets and changes in the fair value of derivatives designated as cash flow hedges to the extent they are effective.

	n)	Share issue costs

Professional, consulting, regulatory and other costs directly attributable to financing transactions are recorded as deferred financing costs until the financing transactions are completed, if the completion of the transaction is considered likely; otherwise they are expensed as incurred. Share issue costs are charged to share capital when the related shares are issued. Deferred financing costs related to financing transactions that are not completed are charged to expenses.

	o)	Capital Disclosure

The Company discloses its objectives, policies and processes for managing capital, and compliance with externally imposed capital requirements, if any.

3.	NEW ACCOUNTING PRONOUNCEMENTS

In January 2009, the Accounting Standards Board ("AcSB") issued CICA Handbook Section 1582, “Business Combinations”, which replaces Section 1581, “Business Combinations”. The AcSB also issued Section 1601, “Consolidated Financial Statements”, and Section 1602, “Non-Controlling Interests”, which replace Section 1600, “Consolidated Financial Statements”. These new sections are based on the International Accounting Standards Board’s (“IASB”) International Financial Reporting Standard 3, “Business Combinations”. These new standards replace the existing guidance on business combinations and consolidated financial statements. These new standards require that most assets acquired and liabilities assumed, including contingent liabilities, to be measured at fair value and all acquisition costs to be expensed. These new standards also require non-controlling interests to be recognized as a separate component of equity and net earnings to be calculated without a deduction for non-controlling interests. The objective of these new standards is to harmonize Canadian accounting for business combinations with the international and U.S. accounting standards. The new standards are to be applied prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after January 1, 2011, with earlier application permitted. Assets and liabilities that arose from business combinations whose acquisition dates preceded the application of the new standards will not be adjusted upon application of these new standards. The Non-Controlling Interests standard should be applied retrospectively except for certain items.

PAN AMERICAN LITHIUM CORP.
(formerly Etna Resources Inc.) (An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED AUGUST 31, 2010
(UNAUDITED – PREPARED BY MANAGEMENT)

3.	NEW ACCOUNTING PRONOUNCEMENTS – continued

In January 2009, the CICA issued Section 1601, Consolidated Financial Statements, and 1602, Non- controlling interests, which replaces existing guidance. Section 1602 provides guidance on accounting for a non-controlling interest in a subsidiary in consolidated financial statements subsequent to a business combination. These standards are effective on or after the beginning of the first annual reporting period on or after January 2011 with earlier adoption permitted. The Company does not expect that the adoption of this standard will have a material impact on the Company’s financial statements.

In May 2008, the AcSB adopted a strategic plan for the direction of accounting standards in Canada. As part of that plan, accounting standards in Canada for public companies will converge with International Financial Reporting Standards ("IFRS"). AcSB announced that 2011 is the changeover date for publicly-listed companies to use IFRS, replacing Canadian GAAP. This date is for interim and annual financial statements relating to fiscal years beginning on or after January 1, 2011. The transition date of January 1, 2011 will require the restatement for comparative purposes of amounts reported by the Company for the year ended December 31, 2010. In July 2008 AcSB announced that early adoption will be allowed in 2009 subject to seeking exemptive relief. The Company continues to monitor and assess the impact of convergence of Canadian GAAP and IFRS.

4.	MINERAL PROPERTIES

	August 31,	February 28,
	2010	2010

Salico Lithium Properties, Atacama Region III, Chile

Acquisition cost	$-	$3,578,552
Assay reports	11,668	-
Claims expense	71,575	-
Site maintenance	267,461	119,070
Technical report	20,498	29,505
	371,202	3,727,127
Balance, beginning of the period	3,727,127	-
Balance, end of period	$4,098,329	$3,727,127

Cerro Prieto Lithium Property, Mexico

Acquisiton cost	$210,200	$-
Site maintenance	153,871
Balance, beginning of the period	-	-
Balance, end of period	$364,071	$-

Total Mineral Properties	$4,462,400	$3,727,127

PAN AMERICAN LITHIUM CORP.
(formerly Etna Resources Inc.) (An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED AUGUST 31, 2010
(UNAUDITED – PREPARED BY MANAGEMENT)

4.	MINERAL PROPERTIES - continued

Chilean Lithium Properties

The Company entered into a Securities Exchange Agreement dated August 18, 2009 and amended September 18, 2009 (“Agreement”) with Sociedad Gareste Limitada (“Gareste”), a private limited liability company organized under the laws of Chile, which owned nine lithium salar concessions (the “Properties” ) located in Chile. Under the terms of the agreement, Gareste organized a new Chilean limited liability company (“SALICO”) and transferred the Properties to SALICO subject to a net smelter return royalty. The Company consummated an agreement to purchase 99% of the interests of SALICO from the owners thereof in consideration for the Company issuing 10,494,000 common shares to such interest holders at a fair value of $3,148,200. In connection with the Agreement the Company issued 613,333 finders shares with a fair value of $184,000. The fair value of the finders shares has been included in the acquisition costs. The Company has also agreed to pay US$50,000 to Gareste on signing to cover costs incurred in connection with the formation and organization of SALICO. In addition, the Company has agreed to pay a monthly fee of US$25,000 to compensate Gareste for the general and administrative costs. The Company completed the acquisition on December 4, 2009.

In connection with the closing of the acquisition, Salico granted a 2% net smelter return royalty to the vendor on future production from eight salars, and a 2% net smelter return royalty to another vendor on one salar, payable following commencement of commercial production to a maximum of US$6 million on a per salar basis. Prior to commencement of commercial production at any salar, Salico may re-purchase one-half of each net smelter return royalty for US$2 million on a per salar basis. At the Piedra Parada salar, where Salico obtained contractual rights to exploit lithium and light metals, Salico granted a 2% net smelter return royalty to the owner on the proceeds from the sale of lithium and light metals to a maximum of US$6 million. Salico is obligated to pay the owner a payment of US$2,000 per month as a lease and rental remittance fee to maintain the Piedra Parada concessions through the exploration stage, which payments will increase to US$5,000 per month at such time as these concessions are converted to exploitation status. Subsequent and subject to the agreement with SALICO, the owner of the Piedra Parada mineral concessions conveyed such concessions and the right to receive the maintenance payment described herein, to Zoro Mining Corp. (OTCBB:ZORM), a publicly traded mining company with one director and 2 officers in common with the Company.

Mexican Lithium Properties

The Company entered into a Share Option Agreement (The “Option Agreement”) dated December 18, 2009 among the Company, Escondidas Internacional S.A. de C.V. (“Escondidas”) and the shareholders of Escondidas (the “Shareholders”) whereby, among other things, the Shareholders granted an Option to the Company to acquire 76% of the shares of Escondidas.

In consideration, the Company paid $200,000 to Escondidas upon execution of the agreement, and agreed to pay $25,000 per month until the earlier of closing or termination of the agreement. The monthly amount was subsequently amended to $8,000 per month. (Note 7c)

PAN AMERICAN LITHIUM CORP.
(formerly Etna Resources Inc.) (An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED AUGUST 31, 2010
(UNAUDITED – PREPARED BY MANAGEMENT)

5.	SHARE CAPITAL

	a)	Authorized
100,000,000 common shares without par value.

b)	Issued and fully paid

	Number of	Amount Net of	Contributed
	Shares	Share Issue Cost	Surplus

Balance, February 28, 2009	5,231,000	$368,088	$-

Issued pursuant to a public offering	5,500,000	581,818	-
Issued for mineral property	50,000	7,500	-
Issued for mineral property	10,494,000	3,148,200	-
Issued in a private placement	9,848,801	1,886,792	-
Issued for corporate financing fee	100,000	15,000	-
Issued as finder’s fee for private placement	613,333	184,000	-
Exercise of stock options	175,000	26,250	-
Exercise of agents warrants	252,228	37,835	-
Stock-based compensation
Warrants	-	-	782,856
Stock options	-	-	242,698
Transfer from contributed surplus on:
Stock options exercise	-	22,750	(22,750)
Agents warrants exercise	-	10,089	(10,089)

Balance, February 28, 2010	32,264,362	6,288,322	992,715

Exercise of stock options	225,000	33,750	-
Exercise of agents warrants	178,708	35,313	-
Stock-based compensation
Stock options	-	-	398,057
Transfer from contributed surplus on:
Stock options exercise	-	28,571	(28,571)
Agents warrants exercise	-	9,799	(9,799)

Balance, August 31, 2010	32,668,070	$6,395,755	$1,352,402

PAN AMERICAN LITHIUM CORP.
(formerly Etna Resources Inc.) (An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED AUGUST 31, 2010
(UNAUDITED – PREPARED BY MANAGEMENT)

5.	SHARE CAPITAL - continued

	b)	Issued and fully paid – continued

During the six months ended August 31, 2010 the Company received proceeds of $33,750 for the exercise of 225,000 stock options at $0.15, $23,160 for the exercise of 154,402 stock purchase warrants at $.15, and $12,153 for the exercise of 24,306 stock purchase warrants at $0.50.

The details for the common share issuances during the year ended February 28, 2010 are as follows:

		i)	Pursuant to a public offering, the Company issued 5,500,000 shares at $0.15 for total proceeds of $825,000 before share issue costs.

		ii)	The Company issued 50,000 shares at $0.15 in conjunction with the acquisition of a mineral property in Canada.

		iii)	The Company issued 175,000 shares at $0.15 for stock options exercised for total proceeds of $26,250.

		iv)	The Company issued 100,000 shares as a finder’s fee related to the public offering.

		v)	The Company issued 252,228 shares at $0.15 for agents warrants exercised.

		vi)	The Company issued 10,494,000 shares at $0.30 in conjunction with the acquisition of mineral properties in Chile. Note 4

vii)

Pursuant to a private placement, the Company issued 9,848,801 shares at $0.30 for total proceeds of $2,954,640 before share issue costs. Each unit is comprised of one share and one-half share purchase warrant. Each warrant is exercisable into one share at $0.50 per share for a period of eighteen months from October 1, 2009.

		viii)	The company issued 613,333 shares at $0.30 as finder’s fees in conjunction with the acquisition of the Chilean properties.

The details for the common share issuances during the year ended February 28, 2009 are as follows:

	c)	Escrow shares

Pursuant to an escrow agreement dated July 31, 2008, the Company had common shares of 3,990,000 held in escrow at February 28, 2009. Under the escrow agreement, 10% of the shares will be released upon issuance of the Final Exchange Bulletin for the TSX's acceptance of the Offering, and 15% will be released every six months thereafter for a period of thirty-six months.

DATE	Released	Remaining
15-Jun-09	399,000	3,591,000
15-Dec-09	598,500	2,992,500
15-Jun-10	598,500	2,394,000
15-Dec-10	598,500	1,795,500
15-Jun-11	598,500	1,197,000
15-Dec-11	598,500	598,500
15-Jun-12	598,500	-

As at August 31, 2010, 2,394,000 shares remain in escrow.

PAN AMERICAN LITHIUM CORP.
(formerly Etna Resources Inc.) (An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED AUGUST 31, 2010
(UNAUDITED – PREPARED BY MANAGEMENT)

5.	SHARE CAPITAL - continued

	d)	Stock options

The Company has adopted an incentive share option plan for granting options to directors, employees and consultants, under which the total outstanding options are limited to 20% of the outstanding common shares subsequent to the completion of the Company’s initial public offering. The directors, subject to the policies of the TSX Venture exchange, impose terms upon which each option shall become vested.

A summary of the status of the stock option plan as of February 28, 2010 and changes during the period then ended is presented below:

		February 28, 2010
		Weighted	Weighted Average
		Average	Contractual Life
	Number of	Exercise	Remaining	Vested and
	Options	Price	(In Years)	Exercisable

Granted	1,950,000	$0.32	4.22
Exercised	(175,000)	(0.15)	-

Outstanding, end of year	1,775,000	$0.34	4.28	825,000

A summary of the status of the stock option plan as of August 31, 2010 and changes during the period then ended is presented below:

		August 31, 2010
		Weighted	Weighted Average
		Average	Contractual Life
	Number of	Exercise	Remaining	Vested and
	Options	Price	(In Years)	Exercisable

Outstanding, February 28, 2010	1,775,000	$0.34	4.28

Granted	1,900,000	$0.42	8.33
Cancelled	(250,000)	0.15
Expired	(50,000)	0.15
Exercised	(225,000)	(0.15)	-

Outstanding, August 31, 2010	3,150,000	$0.42	6.41	1,552,975

PAN AMERICAN LITHIUM CORP.
(formerly Etna Resources Inc.) (An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED AUGUST 31, 2010
(UNAUDITED – PREPARED BY MANAGEMENT)

5.	SHARE CAPITAL - continued

	d)	Stock options - continued

During the six months ended August 31, 2010, the Company recorded a stock-option compensation charge of $314,178 with respect to the 1,900,000 stock options granted of which 852,975 have vested during the period. The fair value of these stock options, which vest over time, is estimated using the Black-Scholes option pricing model. The weighted average grant date fair value of these options is $0.25. The assumptions used in calculating fair value are as follows:

Risk free interest rate	3.36%
Expected life of options	8.29 years
Expected dividend yield	0.0%
Expected stock price volatility	145%

The Company also recorded a stock-option compensation charge of $53,549 with respect to the 950,000 stock options granted on December 4, 2009 of which 100,000 vested during the six months ended August 31, 2010. Additionally, the Company recorded a stock-option compensation charge of $30,330 with respect to the 1,000,000 stock options granted on June 15, 2009 of which 225,000 vested during the six months ended August 31, 2010.

During the six months ended August 31, 2010, the Company adopted, subject to shareholder approval at the next Annual General Meeting, a new incentive share option plan which allows the Company to reserve for issuance up to 10% of the issued and outstanding common shares of the Company, at the time of such respective grant (the “10% Rolling Plan”). The previous plan allowed for the issuance of up to 2,176,200 incentive stock options, of which 651,200 remained issuable when the new plan was adopted.

Following adoption of the 10% Rolling Plan, the Company granted 651,200 incentive stock options under the Previous Plan and 298,800 incentive stock options under the 10% Rolling Plan, all of which were granted to directors, officers, consultants and employees of the Company. The incentive stock options granted under the Previous Plan are exercisable at the price of $0.55 until March 30, 2015 and those granted under the 10% Rolling Plan are exercisable at the price of $0.55 until March 30, 2020.

In addition, the Company granted 950,000 options under the 10% rolling plan to directors, officers, consultants and employees of the Company. These options are exercisable at the price of $0.30 until May 20, 2020.

PAN AMERICAN LITHIUM CORP.
(formerly Etna Resources Inc.) (An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED AUGUST 31, 2010
(UNAUDITED – PREPARED BY MANAGEMENT)

5.	SHARE CAPITAL - continued

e)	Warrants

		Weighted Average
	Number of	Exercise
	Warrants	Price

Agent’s warrants granted	440,000	$0.15
Agent’s warrants granted	782,836	$0.50
Warrants granted with private placement	4,924,399	$0.50
Less: exercised	(252,228)	$-

Balance, February 28, 2010	5,895,007	$0.49

Less: exercised	(178,708)	$-

Balance, August 31, 2010	5,716,299	$0.50

During the six months ended August 31, 2010 24,306 warrants were exercised at a price of $0.50 and 154,402 warrants were exercised at a price of $0.15.

6.	RELATED PARTY TRANSACTIONS AND BALANCES

During the periods ended August 31, 2010 and 2009, the following items were included in the determination of the net loss for the periods recorded at their exchange amounts:

	a)	Management fees of $7,000 (August 31, 2009 - $22,500) were incurred to a company controlled by a former director and officer.

	b)	Management fees of $70,022 (August 31, 2009 - $Nil) were incurred to an officer and director.

	c)	Management fees of $11,346 (August 31, 2009 - $Nil) were incurred to three directors.

	d)	Management fees of $26,518 (August 31, 2009 - $Nil) were incurred to an officer.

	e)	Management fees of $15,376 (August 31, 2009 - $Nil) were incurred to a company in which a director and officer is general manager.

	f)	Management fees of $37,117 (August 31, 2009 - $Nil) were incurred to a company controlled by a director.

	g)	Management fees of $29,242 (August 31, 2009 - $Nil) were incurred to an officer.

	h)	Deferred exploration costs of $22,532 (August 31, 2009 - $Nil) were incurred to a company with one director and two officers in common.

PAN AMERICAN LITHIUM CORP.
(formerly Etna Resources Inc.) (An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED AUGUST 31, 2010
(UNAUDITED – PREPARED BY MANAGEMENT)

7.	COMMITMENTS

	a)	The Company entered into an agreement with a consultant to provide technical advisory services for the period of June 2010 to December 2010 for a cost of $1,000 per month.

b)

The Company entered into an agreement with a consultant to provide the Company with marketing and media consulting for payment of $10,000 per month beginning March 1, 2010 and ending February 28, 2011.

c)

The Company entered into a Share Option Agreement (The “Option Agreement”) dated December 18, 2009 among the Company, Escondidas Internacional S.A. de C.V. (“Escondidas”) and the shareholders of Escondidas (the “Shareholders”) whereby, among other things, the Shareholders granted an Option to the Company to acquire 76% of the shares of Escondidas.

In consideration, the Company paid $200,000 to Escondidas upon execution of the agreement, and agreed to pay $25,000 per month until the earlier of closing or termination of the agreement. Upon closing the Company will pay an additional $50,000 to Escondidas. In addition, the agreement calls for cash payments to the Shareholders as follows; $125,000 on the closing date, $500,000 six months from the closing date, $500,000 twelve months from the closing date, and $750,000 eighteen months from the closing date. Upon closing, the agreement also calls for the issuance of 10,300,000 common shares and 7,500,000 warrants to the Shareholders. Each warrant will be exercisable for one common share up to two years from closing.

Subsequently, the Company entered into a second letter agreement changing the terms of the Share Option Agreement originally dated December 18, 2009. Under the terms of the second letter agreement:

		i.	The closing date is changed from June 30, 2010 to October 31, 2010 (see note 10); and

		ii.	The number of shares issued to the shareholders is reduced from 10,300,000 to 5,000,000; and

		iii.	The number of warrants issued to the shareholders is reduced from 7,500,000 to 5,000,000; and

		iv.	The date of the obligated payment of $500,000 is amended from 6 months from the closing date to 6 months from the commencement of commercial production; and

		v.	The date of the obligated payment of $500,000 is amended from 12 months from the closing date to 12 months from the commencement of commercial production; and

		vi.	The date of the obligated payment of $750,000 is amended from 18 months from the closing date to 18 months from the commencement of commercial production; and

The monthly obligated payment is reduced from $25,000 to $8,000.

d)

Pursuant to the Securities Exchange Agreement described in note 4 in connection with the Salar properties, the Company is obligated to make certain cash payments to Gareste for administrative support and maintenance of the properties in Chile. The Company paid $50,000 to Gareste on signing and is obligated to make monthly cash payments of $25,000.

PAN AMERICAN LITHIUM CORP.
(formerly Etna Resources Inc.) (An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED AUGUST 31, 2010
(UNAUDITED – PREPARED BY MANAGEMENT)

7.	COMMITMENTS - continued

e)

The Company entered into an agreement with a consultant to provide the Company with funding, sourcing and consulting. In the event of a consummated transaction, upon closing the Company shall pay the consultants finder’s fees as follows: 5% up to the first $10 million, 4% of the next $10 million, 3% of the next $10 million, 2% of the next $10 million, and 1% of the amount above $50 million.

	f)	The Company entered into an agreement with a consultant to provide the Company with marketing and media consulting for payment of $5,000 per month beginning May 1, 2010 and ending April 30, 2011.

g)

Pursuant to the incentive stock option plan, the Company has agreed to issue 1,500,000 stock options to the President and CEO. As of August 31, 2010 these options have not been issued pending TSX and shareholder approval.

8.	MANAGEMENT OF CAPITAL

The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern in order to pursue the sourcing and exploration of mineral properties. The Company does not have any externally imposed capital requirements to which it is subject.

As at August 31, 2010 the Company had capital resources consisting mainly of cash. The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, the Company may attempt to issue common shares or dispose of assets or adjust the amount of cash.

The Company’s investment policy is to invest its cash in instruments with high credit quality and terms to maturity selected to match the expected timing of expenditures from continuing operations.

The Company expects its current capital resources, together with the proceeds from planned additional equity fundraising, will be sufficient to carry out its exploration plans and operations through its next operating period.

PAN AMERICAN LITHIUM CORP.
(formerly Etna Resources Inc.) (An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED AUGUST 31, 2010
(UNAUDITED – PREPARED BY MANAGEMENT)

9.	FINANCIAL INSTRUMENTS

Financial Instruments

The Company’s financial instruments consist of cash and accounts payable. The carrying amounts of these financial instruments are a reasonable estimate of their fair values because of their current nature.

The following table summarizes information regarding the carrying values of the Company’s financial instruments:

	August 31,	February 28, 2010
	2010
Held for trading (i)	$426,173	1,637,451
Other financial liabilities (ii)	39,230	56,163

(i)	Cash
(ii)	Accounts payable

Fair values

The Company classifies its fair value measurements in accordance with an established hierarchy that prioritizes the inputs in valuation techniques used to measure fair value as follows:

Level 1 –	Unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2 –	Inputs other than quoted prices that are observable for the asset or liability either directly (i.e. as prices) or indirectly (i.e. derived from prices); and

Level 3 –	Inputs that are not based on observable market date.

PAN AMERICAN LITHIUM CORP.
(formerly Etna Resources Inc.) (An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED AUGUST 31, 2010
(UNAUDITED – PREPARED BY MANAGEMENT)

9.	FINANCIAL INSTRUMENTS - continued

The following table sets forth the Company’s financial assets measured at fair value by level within the fair value hierarchy:

				Total
	Level 1	Level 2	Level 3	2010
Cash	$426,173	-	-	426,173
Total assets measured at fair value	$426,173	-	-	426,173

The Company believes that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Credit Risk

The Company is not exposed to significant credit risk.

Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due (Note 1). The Company manages liquidity risk through the management of its capital structure and financial leverage as outlined above.

The Company monitors its ability to meet its short-term exploration and administrative expenditures by raising additional funds through share issuance when required. All of the Company’s financial liabilities have contractual maturities of 30 days or are due on demand and are subject to normal trade terms. The Company does not have investments in any asset backed deposits.

Foreign Exchange Risk

The Company bears significant foreign exchange risk as the majority of the cash is held in US dollars. As at August 31, 2010, the Company has $US 342,415 ($CDN 365,717) in US dollars

Interest Rate Risk

The Company is not exposed to significant interest rate risk.

PAN AMERICAN LITHIUM CORP.
(formerly Etna Resources Inc.) (An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED AUGUST 31, 2010
(UNAUDITED – PREPARED BY MANAGEMENT)

10.	SUBSEQUENT EVENTS

a)

Subsequent to August 31, 2010 the Company completed, in two tranches, a non brokered private placement of 5,432,873 units at $0.15 per share for gross proceeds of $814,931. Each unit consists of one common share in the capital of the Company and one common share purchase warrant entitling the purchaser to acquire one additional share at an exercise price of $0.25 per common share for a period of 2 years.

In connection with the offering, the Company paid cash finder’s fees of $79,435 and issued 529,567 finder’s warrants. Each warrant entitles the finders to acquire an additional common share at an exercise price of $0.25 for a period of 2 years.

On October 28, 2010, the Company entered into a letter agreement with Escondidas to extend the closing date of the Option Agreement to April 30, 2011 (see note 4).

11.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

These financial statements have been prepared in accordance with accounting principles generally accepted in Canada, which differ in certain respect with those principles and practices that the Company would have followed had its financial statements been prepared in accordance with accounting principles and practices generally accepted in the Unites States.

The Company’s accounting principles generally accepted in Canada (“Canadian GAAP”) differ from accounting principles generally accepted in the United States (“U.S. GAAP”). The material differences between Canadian GAAP and US GAAP and the rules and regulations of the Securities and Exchange Commission affecting the Company’s financial statements are summarized as follows:

Resource Properties

Canadian GAAP allows mineral exploration costs to be capitalized during the search for a commercially mineable deposit. Under US GAAP, mineral exploration costs are expensed as incurred and mineral property acquisition costs are initially capitalized when incurred. The Company assesses the carrying costs for impairment under ASC 360, “Property, Plant, and Equipment” at each fiscal quarter end. As the Company has not established proven and probable reserves on any of its mineral properties, an impairment loss is recognized for capitalized mineral property acquisition costs.

Flow- through shares

Under Canadian income tax legislation, the Company is permitted to issue shares whereby the Company agrees to incur Canadian exploration expenditures (as defined in the Income Tax Act, Canada) and renounce the related income tax deductions to the investors. Under Canadian GAAP, the full amount of funds received from flow-through share issuances are initially recorded as share capital. Upon renouncing the expenditures, the amount of deferred tax on the expenditures is removed from share capital. Under U.S. GAAP, the premium paid for the flow-through shares in excess of market value is credited to liabilities and included in income when the Company renounces the related tax benefits. The different treatment of flow-through shares under Canadian and US GAAP did not result in any accounting differences as no premium was paid for the flow-through shares.

For Canadian GAAP, cash flows relating to mineral property exploration and development are reported as investing activities. For US GAAP, these costs are characterized as operating activities.

PAN AMERICAN LITHIUM CORP.
(formerly Etna Resources Inc.) (An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED AUGUST 31, 2010
(UNAUDITED – PREPARED BY MANAGEMENT)

11.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES - continued

The impact of the above differences between Canadian and United States generally accepted accounting principle and the rules and regulations of the Securities and Exchange Commission on the statements of operations, the balance sheets and the statements of cash flows are summarized as follows:

Balance Sheets	August 31,	February 28,
	2010	2010
Total assets per Canadian GAAP	$4,942,477	$5,706,053
Decrease in mineral properties due to writing off and expensing of mineral property costs	(4,462,400)	(3,989,952)

Total assets per US GAAP	$480,077	$1,716,101

Total liabilities per US GAAP	$39,229	$56,163

Stockholder’s equity per Canadian GAAP	$4,903,248	$5,649,890
Cumulative mineral properties adjustment	(4,462,400)	(3,989,952)

Stockholder’s equity (deficiency) per US GAAP	$440,848	$1,659,938

	For the Six Months ended
	August 31,
Statement of Operations	2010	2009
Net loss per Canadian GAAP	$(1,213,762)	$(101,503)
Mineral properties written off	(210,200)	(156,092)
Mineral property and deferred acquisition costs expensed	(262,248)	(103,643)

Net loss per US GAAP	$(1,686,210)	$(361,238)

Basic and diluted loss per share per US GAAP	$(0.052)	$(0.057)

Statements of Cash Flows

Operating Activities per Canadian GAAP	$(807,894)	$(295,713)
Deferred exploration costs	(472,448)	(118,642)

Operating Activities per US GAAP	$(1,280,342)	$(414,355)

Financing Activities per Canadian and US GAAP	$69,064	$722,167

Investing Activities per Canadian GAAP	$(472,448)	$(118,642)
Deferred Exploration costs	472,448	118,642

Investing Activities per US GAAP	$-	$-

PAN AMERICAN LITHIUM CORP.
(formerly Etna Resources Inc.) (An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED AUGUST 31, 2010
(UNAUDITED – PREPARED BY MANAGEMENT)

11.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES - CONTINUED

Recent Accounting Pronouncements

US GAAP

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution.

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered.

SEC Registration	$237
Legal Fees and Expenses*	$15,000
Accounting Fees*	$10,000
Transfer Agent Fees*	$500
Miscellaneous*	$200
Total	$25,937

* Estimated.

We will pay all fees and expenses associated with this offering with the selling shareholders paying none of the expenses.

Indemnification of Directors and Officers.

We have no provision for the indemnification of our officers and directors.

Recent Sales of Unregistered Securities

The following table outlines our recent sales of unregistered securities. The issuances of these shares were exempt from registration under Sections 4(2) and 4(6) of the Securities Act and Regulation D or the Canadian National Instrument 45-106.

	Number of
	subscribers	Number of	Type of
Date	as a group	Securities Issued	Securities Issued	Price Per Security	Class of Subscribers
Jan. 31, 2008	3	290,000	Common Shares	CND$0.10	Non-US Persons(2)(5)
Feb. 29, 2008	3	240,000	Common Shares	CND$0.15	Non-US Persons(2)(3)(5)
Feb. 29, 2008	1	40,000	Common Shares	CND$0.15	Non-US Persons(2)(5)
Jun. 5, 2008	2	2,000,000	Common Shares	CND$0.005	Non-US Persons(2)(5)
July 31, 2008	2	430,000	Common Shares	CND$0.10	Non-US Persons(2)(5)
June 15, 2009	2	5,600,000	Common Shares	CND$0.15	Non-US Persons(2)(7)
July 22, 2009	3	175,000	Common Shares	CND$0.15	Non-US Persons(2)(5)
Sept. 1, 2009	1	40,000	Common Shares	CND$0.15	Non-US Persons(2)(3)
Oct. 20, 2009	1	22,577	Common Shares	CND$0.15	Non-US Persons(2)(3)
Dec. 4, 2009	68	4,570,667	Units(9)	CND$0.30	Non-US Persons(2)(3)
Dec. 4, 2009	4	63,333(10)	Units(9)	CND$0.30	Non-US Persons(2)(5)
Dec. 4, 2009	17	2,105,000(10)	Units(9)	CND$0.30	Non-US Persons(2)(6)
Dec. 4, 2009	94	3,109,801(10)	Units(9)	CND$0.30	Non-US Persons(2)(3)
Dec. 4, 2009	3	5,236,400	Common Shares	CND$0.45	Non-US Persons(1)(4)
Dec. 4, 2009	4	5,870,933	Common Shares	CND$0.45	Non-US Persons(2)(4)
Jan. 29, 2010	1	27,600	Common Shares	CND$0.15	Non-US Persons(2)(3)
Feb. 18, 2010	1	162,051	Common Shares	CND$0.15	Non-US Persons(2)(3)
Mar. 17, 2010	1	111,102	Common Shares	CND$0.15	Non-US Persons(2)(3)
Mar. 29, 2010	1	33,300	Common Shares	CND$0.15	Non-US Persons(2)(3)
Apr. 9, 2010	1	24,306	Common Shares	CND$0.50	Non-US Persons(2)(3)
Apr. 9, 2010	1	10,000	Common Shares	CND$0.15	Non-US Persons(2)(3)
Apr. 26, 2010	1	225,000	Common Shares	CND$0.15	Non-US Persons(2)(3)
Sept. 29, 2010	38	3,532,397	Units(10)	CND$0.15	Non-US Persons(2)(3)
Sept. 29, 2010	1	34,397	Units(10)	CND$0.15	Accredit Investors under Rule 506(11)
Oct. 4, 2012	24	1,631,000	Units(12)	CND$0.15	Non-US Persons(2)(3)
Oct. 4, 2012	3	269,476	Units(12)	CND$0.15	Accredit Investors under Rule 506(11)

(1)

These securities were issued to the subscriber in reliance on an exemption from the United States Securities Act of 1933 pursuant to Section 4(2) and Rule 506 of Regulation D promulgated under the United States Securities Act of 1933.

(2)	These securities were issued by us as a Foreign Issuer to non-U.S. Persons pursuant to Category 1 of Regulation S promulgated under the Securities Act of 1933.
(3)	These securities were issued by us pursuant to an exemption from applicable Provincial securities laws pursuant to Section 2.3 of National Instrument 45-106 under the Accredited Investor exemption.
(4)

These securities were issued by us pursuant to an exemption from applicable Provincial securities laws pursuant to Section 2.16 of National Instrument 45-106 under the Take-over bid and issuer bid exemption.

(5)

These securities were issued by us pursuant to an exemption from applicable Provincial securities laws pursuant to Section 2.5 of National Instrument 45-106 by virtue of satisfying the indicated criteria as set out in the Family, Friends, and Business ssociates exemption.

(6)	These securities were issued by us pursuant to an exemption from applicable Provincial securities laws pursuant to BC Instrument 72-503.
(7)	These securities were issued by us pursuant to our Initial Public Offering in Canada filed under the Final Prospectus dated June 17, 2009.
(8)	These securities were issued by us pursuant to Section 2.12 of National Instrument 45-106 under the Asset Acquisition exemption.
(9)	Each unit consists of one common stock and half of a warrant, with each whole warrant entitling the holder to purchase one additional common share at a price of Cdn$0.50 until June 4, 2011.
(10)	Each unit consists of one common stock and one warrant, with each warrant entitling the holder to purchase one additional common share at a price of Cdn$0.25 until September 29, 2012.
(11)	These securities were issued by us pursuant to Rule 506 of the Securities Act of 1933.
(12)	Each unit consists of one common stock and one warrant, with each warrant entitling the holder to purchase one additional common share at a price of Cdn$0.25 until October 4, 2012.

EXHIBITS

Exhibit
Number	Exhibit Description
3.1(1)	Articles of Incorporation of Pan American Lithium Corp.
5.1*	Opinion of Clark Wilson LLP.
10.1(1)	Share Exchange Agreement-Sociedad Gareste Limitada
10.2(1)	Amended and Restated Share Exchange Agreement-Sociedad Gareste Limitada
10.3(2)	Share Option Agreement among Etna Resources Inc., Escondidas Internacional S.A. de C.V. dated December 18, 2009
10.4(2)	Amendment to Share Option Agreement among Etna Resources Inc., Escondidas Internacional S.A. de C.V. dated December 18, 2009
10.5(2)	Second Amendment to Share Option Agreement among Etna Resources Inc., Escondidas Internacional S.A. de C.V. dated December 18, 2009
10.6(2)	Consulting and Professional Services Agreement between JVM Management Ltd. and Etna Resources Inc. dated November 3, 2009
10.7(2)	Consulting and Professional Services Agreement between Sage Associated, Inc. and Etna Resources Inc. dated November 1, 2009
10.8(2)	Consulting Services Agreement between Kriyah Consultants LLC. and Etna Resources Inc. dated November 1, 2009
10.9(2)	Consulting Services Agreement between Tim Lowenstein and Etna Resources Inc. dated November 1, 2009
10.10(2)	Employment Agreement between Etna Resources Inc. and Andrew Brodkey dated November 1, 2009
10.11(2)	Independent Director Agreement between Pan American Lithium Corp. and Ronald Richman dated April 30, 2010
10.12(2)	Independent Director Agreement between Pan American Lithium Corp. and David Terry dated April 30, 2010
10.13(2)	Option Agreement between Pan American Lithium Corp. and Ronald Richman dated April 9, 2010
10.14(2)	Option Agreement between Pan American Lithium Corp. and Andrew Brodkey dated April 21, 2010
10.15(2)	Option Agreement between Pan American Lithium Corp. and David Hackman dated April 21, 2010

10.16(2)	Option Agreement between Pan American Lithium Corp. and Frank Garcia dated April 21, 2010
10.17(2)	Option Agreement #1 between Pan American Lithium Corp. and Jodi Henderson dated April 21, 2010
10.18(2)	Option Agreement #2 between Pan American Lithium Corp. and Jodi Henderson dated April 21, 2010
10.19(2)	Option Agreement between Etna Resources Inc. and Andrew Brodkey dated January 15, 2010
10.20(2)	Option Agreement between Etna Resources Inc. and David Hackman dated January 15, 2010
10.21(2)	Option Agreement between Etna Resources Inc. and Frank Garcia dated January 15, 2010
10.22(2)	Option Agreement between Etna Resources Inc. and Harold Gardner dated January 15, 2010
10.23(2)	Option Agreement between Etna Resources Inc. and Jodi Henderson dated January 15, 2010
10.24(2)	Option Agreement between Etna Resources Inc and Kriyah Consultants LLC dated January 15, 2010
10.25(2)	Option Agreement between Etna Resources Inc and Monica Rivera dated January 15, 2010
10.26(2)	Option Agreement between Pan American Lithium Corp. and David Terry dated May 26, 2010
10.27(2)	Option Agreement between Pan American Lithium Corp. and Kriyah Consultants LLC dated May 26, 2010
10.28(2)	Option Agreement between Pan American Lithium Corp. and Andrew Brodkey dated May 26, 2010
10.29(2)	Option Agreement between Pan American Lithium Corp. and Frank Garcia dated May 26, 2010
10.30(2)	Option Agreement between Pan American Lithium Corp. and Jodi Henderson dated May 26, 2010
10.31(2)	Option Agreement between Pan American Lithium Corp. and Monica Rivera dated May 26, 2010
10.32(2)	Option Agreement between Etna Resources Inc. and David Terry dated September 15, 2008
10.33(2)	Option Agreement between Pan American Lithium Corp. and Susan Skirvin dated April 21, 2010
10.34(2)	Option Agreement between Pan American Lithium Corp. and Tim Lowenstien dated May 26, 2010
10.35*	Letter Agreement Escondidas Internacional S.A. de C.V. and the shareholders of Escondidas Internacional S.A. de C.V. dated October 28, 2010
21.1(2)	List of Subsidiaries of Pan American Lithium Corp.
23.1*	Consent of Manning Elliott, LLP.
23.2*	Consent of Clark Wilson LLP. (included in Exhibit 5.1 herein).

* Filed herewith

(1) Previously filed with our Form F-1 on June 3, 2010.
(2) Previously filed with our Form F-1 on October 27, 2010 .

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

4. To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson Arizona on January 5, 2011 .

PAN AMERICAN LITHIUM CORP.

By: /s/ Andrew Brodkey
Andrew Brodkey,
Chairman of the Board,
President, Chief Executive Officer, and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

PAN AMERICAN LITHIUM CORP.

By: /s/ Andrew Brodkey
Andrew Brodkey,
Chairman of the Board,
President, Chief Executive Officer, and Director
(Principal Executive Officer)
Date: January 5, 2011

By: /s/ Frank J. Garcia
Frank J. Garcia,
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)
Date: January 5, 2011

By: /s/ Jodi Henderson
Jodi Henderson,
Secretary
Authorized U.S. Representative
Date: January 5, 2011

By: /s/ Dr. Ronald Richman
Dr. Ronald Richman
Director
Date: January 5, 2011

By: /s/ David Terry
Dr. David Terry
Director
Date: January 5, 2011